Exhibit 2.1 19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 1 of 66 UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK ) In re: ) Chapter 11 ) WINDSTREAM HOLDINGS, INC., et al.,1 ) Case No. 19-22312 (RDD) ) Debtors. ) (Jointly Administered) ) FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF WINDSTREAM HOLDINGS, INC. ET AL., PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE WHEREAS the above-captioned debtors and debtors in possession (collectively, the “Debtors”) have, among other things:2 a. commenced the above-captioned chapter 11 cases (collectively, the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on February 25, 2019 (the “Petition Date”); b. continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code; c. (i) filed, on April 1, 2020, the Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1631], (as subsequently revised, the “Plan”), (ii) filed, on April 1, 2020, the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1632], (as subsequently revised, the “Disclosure Statement”), and (iii) filed, on April 1, 2020, the Debtors’ Motion to Approve (I) the Adequacy of 1 The last four digits of Debtor Windstream Holdings, Inc.’s tax identification number are 7717. Due to the large number of Debtors in these chapter 11 cases, for which joint administration has been granted, a complete list of the debtor entities and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ claims and noticing agent at http://www.kccllc.net/windstream. The location of the Debtors’ service address for purposes of these chapter 11 cases is: 4001 North Rodney Parham Road, Little Rock, Arkansas 72212. 2 All capitalized terms used and not otherwise defined in this Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code shall have the meanings ascribed to them in the Plan (as defined herein). The rules of interpretation set forth in Article I, Section B of the Plan shall apply to this Confirmation Order (as defined herein).

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 2 of 66 Information in the Disclosure Statement, (II) Solicitation and Notice Procedures, (III) Forms of Ballots and Notices in Connection Therewith, and (IV) Certain Dates with Respect Thereto [Docket No. 1633] which order and related documents were subsequently revised (as subsequently revised, the “Disclosure Statement Motion”); d. filed, on May 6, 2020, the revised versions of (i) the Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1781], and (ii) the Disclosure Statement for the First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1782]; e. filed, on May 14, 2020, the solicitation versions of (i) the First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1812], and (ii) the Disclosure Statement for the First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1813]; f. caused solicitation materials and notice of the deadline for objecting to confirmation of the Plan to be distributed by May 18, 2020, and continuing thereafter, consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Disclosure Statement Order (as defined herein), which Disclosure Statement Order also approved, among other things, solicitation procedures (the “Solicitation Procedures”) and related notices, forms, Ballots, and Master Ballots (collectively, the “Solicitation Packages”), as evidenced by, among other things, the Certificate of Service [Docket No. 1842]; g. caused notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) to be published on May 21, 2020 in The Wall Street Journal, and on May 21, 2020 and May 24, 2020 in the Arkansas-Democrat Gazette, as evidenced by the Notice of Filing of Affidavits of Publications [Docket No. 1918]; h. (i) filed, on June 3, 2020, the Notice of Filing of Plan Supplement [Docket No. 1973], which included the Assumed Executory Contract/Unexpired Lease Schedule; (ii) filed on June 8, 2020, the Notice of Filing of First Amended Plan Supplement [Docket No. 2010], which included the following documents: (B) Rejected Executory Contract/Unexpired Lease Schedule, and (B) Schedule of Retained Causes of Action; (iii) filed on June 15, 2020, the Notice of Filing Second Amended Plan Supplement [Docket No. 2039], which included the following documents: (A-1) First Amendment to the Assumed Executory Contracts/Unexpired Leases Schedule, (B-1) First Amendment to the Rejected Executory Contracts/Unexpired Leases Schedule, (D) Ownership Certification Form, (E) Special Warrant Agreement, (F) Governance Term Sheet, (G) Description of Restructuring Transactions, (H) Rights Offering Procedures, (H-1) Rights Offering Procedures, (H-2) Subscription Agreement, (H-3) Subscription 2

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 3 of 66 Forms; and (iv) filed on June 22, 2020 the Notice of Filing the Third Amended Plan Supplement [Docket No. 2199], which included the following document: (J) Identity and Members of the Reorganized Board (together with each Notice of Filing of Plan Supplement and as amended or supplemented thereafter, the “Plan Supplement”); i. filed, on June 21, 2020, the Declaration of David Hartie of Kurtzman Carson Consultants LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2171] (as may be amended, modified, or supplemented, the “Voting Certification”); j. filed, on June 21, 2020, the Declaration of Nicholas Grossi in Support of Confirmation of the First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2175] (the “Grossi Declaration”); k. filed, on June 21, 2020, the Declaration of Nicholas Leone in Support of Confirmation of the First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2174] (the “Leone Declaration”); l. filed, on June 21, 2020, the Declaration of Anthony Thomas in Support of Confirmation of the First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2176] (the “Thomas Declaration,” and together with the Grossi Declaration and the Leone Declaration, the “Confirmation Declarations”); m. filed, on June 22, 2020, Debtors’ (A) Brief in Support of Confirmation of the First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code and (B) Omnibus Reply to Objections to Confirmation of the Plan [Docket No. 2180] and the Notice of Filing of Corrected Table to Debtors’ (I) Brief in Support of Confirmation of the First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code, and (II) Omnibus Reply to Confirmation Objections [Docket No. 2194] (the “Confirmation Brief”); n. filed, on June 22, 2020, the revised version of (i) the Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code (Technical Modifications) [Docket No. 2201]; and o. filed, on June 22, 2020, the Notice of Filing of Proposed Findings of Fact, Conclusions of Law, and Order Confirming the First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code (this “Confirmation Order”). 3

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 4 of 66 This Court having: a. entered the Order Approving (I) Disclosure Statement, (II) Solicitation and Notice Procedures, (III) Forms of Ballots and Notices in Connection Therewith, and (IV) Certain Dates with Respect Thereto [Docket No. 1814] (the “Disclosure Statement Order”); b. reviewed the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Brief, the Confirmation Declarations, the Voting Certification, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases; c. held the Confirmation Hearing; d. heard the statements, arguments, and objections made by counsel in respect of Confirmation; e. considered all testimony, documents, filings, and other evidence admitted at Confirmation; and f. for the reasons stated by the Court in its bench ruling at the conclusion of the Confirmation Hearing, overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated herein. NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation has been due, adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and all evidence proffered or adduced by counsel at the Confirmation Hearing establish good and sufficient cause for the relief granted herein, the Court hereby makes and issues the following Findings of Fact and Conclusions of Law and Orders: 4

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 5 of 66 I. FINDINGS OF FACT AND CONCLUSIONS OF LAW IT IS HEREBY DETERMINED FOUND, ADJUDGED, DECREED, AND ORDERED THAT: A. Findings and Conclusions. 1. The findings and conclusions set forth herein and on the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such. B. Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)). 2. The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157(a)-(b) and 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b) with respect to which the Court has the power under the U.S. Constitution to issue this final Order, and the Court has jurisdiction to enter a Final Order determining that the Plan and the Plan Documents, including the Description of Restructuring Transactions and the transactions and mergers contemplated in connection therewith and set forth in greater detail therein, comply with the applicable provisions of the Bankruptcy Code and should be confirmed and approved. Venue is proper before the Court pursuant to 28 U.S.C. § 1408. C. Eligibility for Relief. 3. The Debtors are entities eligible for relief under section 109 of the Bankruptcy Code. D. Judicial Notice. 4. The Court takes judicial notice of (and deems admitted into evidence for Confirmation) the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly appointed agent, including all pleadings and other documents filed, all orders entered, all 5

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 6 of 66 hearing transcripts, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Cases, including, without limitation, the hearing to consider the adequacy of the Disclosure Statement and the Confirmation Hearing. Any resolutions of any objections explained on the record at the Confirmation Hearing are incorporated herein by reference. E. Notice and Transmittal of Solicitation Materials; Adequacy of Solicitation Notices. 5. The Plan, the Disclosure Statement, the Disclosure Statement Order, the ballots for voting on the Plan (the “Ballots”), the Confirmation Hearing Notice, the Non-Voting Status Notices, the Debtors’ Cover Letter, and the other materials distributed by the Debtors in connection with Confirmation of the Plan (collectively, the “Solicitation Materials”) were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Local Bankruptcy Rules for the Southern District of New York (the “Local Rules”), and with the procedures set forth in the Disclosure Statement Order. Notice of the Confirmation Hearing was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases. The transmittal and service of the Solicitation Materials complied with the approved Solicitation Procedures, were appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, were conducted in good faith, and were in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations. Because such transmittal and service were adequate and sufficient, no other or further notice is necessary or shall be required. F. Voting. 6. On June 22, 2020, the Debtors filed the Voting Certification. As evidenced thereby, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a 6

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 7 of 66 manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, and the Local Rules. G. Good-Faith Solicitation (11 U.S.C. § 1125(e)). 7. Based on the record before the Court in the Chapter 11 Cases, the Debtors and each of their respective current and former Affiliates, and such Entity’s and its current and former Affiliates’ current and former Interest holders (regardless of whether such interests are held directly or indirectly), subsidiaries, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, controlling persons, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such, together with their respective successors and assigns, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Solicitation Procedures, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules in connection with all of their respective activities relating to the offer, issuance, sale, solicitation, and/or purchase of the securities offered, issued, sold, solicited, and/or purchased under the Plan, their participation in these Chapter 11 Cases, and the activities described in section 1125 of the Bankruptcy Code and therefore are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code. H. Plan Supplement. 8. The filing and notice of the Plan Supplement, and any modifications or supplements thereto, were proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and no other or further notice is or shall be required. I. Modifications to the Plan. 9. Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan since the commencement of Solicitation described or set forth herein constitute technical changes 7

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 8 of 66 or changes with respect to particular Claims or Interests made pursuant to the agreement of the holders of such Claims or Interests and do not materially and adversely affect or change the treatment of any other Claims or Interests. Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. 10. This Confirmation Order contains modifications to the Plan that were made to address objections and informal comments received from various parties-in-interest. Modifications to the Plan since the entry of the Disclosure Statement Order, if any, are consistent with the provisions of the Bankruptcy Code. The disclosure of any Plan modifications prior to or on the record at the Confirmation Hearing constitutes due and sufficient notice of any and all Plan modifications. The Plan as modified shall constitute the Plan submitted for Confirmation. J. Objections. 11. To the extent that any objections, reservations of rights, statements, or joinders to Confirmation have not been resolved, withdrawn, waived, adjourned, or settled prior to entry of this Confirmation Order or otherwise resolved herein or as stated on the record of the Confirmation Hearing, they are hereby overruled on the merits based on the record before this Court. K. Burden of Proof. 12. The Debtors, as the proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence. 8

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 9 of 66 L. Bankruptcy Rule 3016. 13. The Plan is dated and identifies the Debtors as the Plan proponents, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b). M. Plan Distributions Consistent with Bankruptcy Code. 14. The prepetition lenders have properly perfected senior liens at each obligor entity, including general intangibles, intercompany receivables, and equity pledges in non-obligor subsidiaries. Further, to the extent that the prepetition lenders’ claims do not encumber the Debtors’ assets, the DIP Facilities and the prepetition lenders’ adequate protection claims encumber such assets to the extent that all Uniti Settlement proceeds are fully encumbered. Accordingly, the distribution of the proceeds of the settlement with Uniti (the “Uniti Settlement”) pursuant to the Plan complies with the absolute priority rule and section 507 of the Bankruptcy Code. N. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). 15. The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code. a. Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)). As required by section 1123(a)(1), in addition to Administrative Claims, DIP Facilities Claims, Professional Fee Claims, and Priority Tax Claims, which need not be classified, Article III of the Plan designates 10 Classes of Claims and Interests. As required by section 1122(a) of the Bankruptcy Code, the Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as applicable, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code. b. Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article III of the Plan specifies that Classes 1, 2, and 6B are Unimpaired under the Plan, and Classes 7 and 8 are either deemed Unimpaired or Impaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code. 9

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 10 of 66 c. Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III of the Plan specifies that Classes 3, 4, 5, 6A, and 9 are Impaired under the Plan, and that Classes 7 and 8 are either deemed Unimpaired or Impaired under the Plan, thereby satisfying section 1123(a)(3) of the Bankruptcy Code. d. No Discrimination (11 U.S.C. § 1123(a)(4)). Article III of the Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class except to the extent that a holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code. e. Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan and the various documents included in the Plan Supplement provide adequate and proper means for implementation of the Plan, including, without limitation: (i) the consummation of the Restructuring Transactions; (ii) the execution and delivery of Restructuring Documents, as applicable, including those agreements or other documents of merger, amalgamation, consolidation, contribution, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan; (iii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Plan Supplement (as may be modified pursuant to the terms of the Plan); (iv) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, contribution, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or local law; (v) the issuance of the Reorganized Windstream Equity Interests; (vi) the distribution of the Uniti Settlement Proceeds (defined herein); (vii) the cancellation of certain existing agreements, obligations, instruments, and Interests; (viii) the continued vesting of the assets of the Debtors’ Estates, including all Executory Contracts and Unexpired Leases assumed by the Debtors in the Reorganized Debtors; and (ix) all other actions that the Debtors determine, with the consent of the Required Consenting Creditors (and the Required Consenting Midwest Noteholders (as defined in the Plan Support Agreement) to the extent required under the Plan Support Agreement), not to be unreasonably withheld, conditioned, or delayed, to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code. f. Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). As required by section 1123(a)(6) of the Bankruptcy Code, the Reorganized Windstream Organizational Documents include, among other things, a provision prohibiting the issuance of non-voting equity Securities and provide for an appropriate distribution of voting power among the classes of Securities possessing voting power. g. Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. The Plan and Plan Supplement disclose the individuals who will serve as the Reorganized Debtors’ 10

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 11 of 66 officers and directors. The Plan and the Reorganized Windstream Organizational Documents, as applicable, are consistent with the interests of the creditors and equity security holders and with public policy with respect to the manner of selection of the Reorganized Debtors’ officers and directors. Accordingly, the Debtors have satisfied section 1129(a)(5) of the Bankruptcy Code. h. Additional Plan Provisions (11 U.S.C. § 1123(b)). The additional provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code and, therefore, are consistent with section 1123(b) of the Bankruptcy Code. (i) Impairment/Unimpairment of Any Class of Claims or Interests (11 U.S.C. § 1123(b)(1)). As contemplated by section 1123(b)(1) of the Bankruptcy Code, pursuant to the Plan, Classes 1, 2 and 6A are Unimpaired, Classes 3, 4, 5, 6B and 9 are Impaired, and Classes 7 and 8 are either deemed Unimpaired or Impaired. (ii) Assumption and Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). Article V of the Plan provides that all Executory Contracts and Unexpired Leases not otherwise assumed or rejected will be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than: (a) those that are identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (b) those that have been previously rejected by a Final Order; (c) those that have been previously assumed by a Final Order; (d) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (e) those that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date. (iii) Compromise and Settlement (11 U.S.C. § 1123(b)(3)(A)). In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan, the Verizon Global Settlement, and the Zayo Settlement constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that all holders of Claims or Interests may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made on account of such Allowed Claim or Allowed Interest. The compromise and settlement of such Claims and Interests embodied in the Plan, the Verizon Global Settlement, and the Zayo Settlement and reinstatement and unimpairment of other Classes identified in the Plan are in the best interests of the Debtors, the Estates, and all holders of Claims and Interests, and are fair, equitable, and reasonable. 11

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 12 of 66 (iv) Retention of Claims (11 U.S.C. § 1123(b)(3)(B)). In accordance with section 1123(b)(3)(B) of the Bankruptcy Code, Article IV, Section P, of the Plan provides that, among other things, the Reorganized Debtors shall retain and may enforce all rights to commence, prosecute, pursue, and settle any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication. Additionally, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action preserved pursuant to Article IV, Section P of the Plan that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. (v) Other Appropriate Provisions (11 U.S.C. § 1123(b)(5)–(6)). The Plan’s other provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (1) distributions to holders of Claims and Interests, including holders of Secured Claims, (2) resolution of Disputed Claims and Interests, (3) allowance of certain Claims, (4) releases by the Debtors of certain parties, (5) releases by certain third parties, (6) exculpation of certain parties, (7) the injunction of certain Claims and causes of action in order to implement the discharge, release and exculpation provisions, and (8) retention of this Court’s jurisdiction, thereby satisfying the requirements of sections 1123(b)(5) and (6) of the Bankruptcy Code. i. Cure of Defaults (11 U.S.C. § 1123(d)). Article V, Section C, of the Plan, provides for the satisfaction of monetary defaults under each Executory Contract and Unexpired Lease to be assumed (or assumed and assigned) pursuant to the Plan. The Debtors have provided notice of such assumption (or assumption and assignment) and proposed cure amounts to the applicable third parties. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code. O. The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). 16. The Debtors have complied with the applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code. Specifically: a. the Debtors are eligible debtors under section 109 of the Bankruptcy Code and are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code; 12

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 13 of 66 b. the Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and c. the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Disclosure Statement Order in transmitting the Solicitation Materials and related notices and in soliciting and tabulating the votes on the Plan. P. Good Faith Proposal of the Plan (11 U.S.C. § 1129(a)(3)). 17. The Debtors have proposed the Plan (including the Plan Documents (defined herein) and all other documents necessary or appropriate to effectuate the Plan) in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases and the formulation of the Plan. The Debtors’ good faith is evident from the facts and record of the Chapter 11 Cases, the Disclosure Statement, the Confirmation Declarations, and the record of the Confirmation Hearing. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and to effectuate a successful restructuring of the Debtors. The Plan was the product of extensive negotiations conducted at arm’s length among the Debtors and their key stakeholders. Further, the Plan’s classification, indemnification, settlement, discharge, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors to consummate their value-maximizing Plan. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied. Q. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). 18. Payments made or to be made by the Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, including all Professional Fee Claims, have been approved by, or are subject to 13

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 14 of 66 the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code. R. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). 19. The Debtors have disclosed the identity and affiliations of all persons proposed to serve on the Reorganized Windstream Board and the officers of the Reorganized Debtors at or prior to the Confirmation Hearing. The Plan complies with section 1129(a)(5)(A)(ii) of the Bankruptcy Code because the appointment of the identified members of the Reorganized Windstream Board and officers of the Reorganized Debtors is consistent with the interests of the creditors and equity security holders and with public policy. Accordingly, the Debtors have satisfied section 1129(a)(5) of the Bankruptcy Code. S. No Rate Changes (11 U.S.C. § 1129(a)(6)). 20. Section 1129(a)(6) of the Bankruptcy Code is not applicable to the Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission. T. Best Interests of Holders of Claims and Interests (11 U.S.C. § 1129(a)(7)). 21. Each holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date. 22. The liquidation analysis attached as Exhibit B to the Disclosure Statement (the “Liquidation Analysis”) and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to the Confirmation Hearing, including in the Grossi Declaration: (a) are reasonable, persuasive, credible, and accurate as of the dates such analyses or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and 14

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 15 of 66 assumptions; (c) have not been controverted by other evidence; and (d) establish that holders of Allowed Claims and Allowed Interests in every Class will recover as much or more under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the “best interest of creditors” test under section 1129(a)(7) of the Bankruptcy Code. U. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). 23. Classes 1, 2, and 6B are Unimpaired by the Plan pursuant to section 1124 of the Bankruptcy Code and, accordingly, holders of Claims in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. As reflected in the Voting Certification, Classes 3, 4, 5, 6A, and 9 are Impaired by the Plan. Classes 3, 4, and 5 have voted to accept the Plan. Classes 7 and 8 are deemed Impaired or Unimpaired by the Plan pursuant to section 1124 of the Bankruptcy Code and, accordingly, holders of Claims in Classes 7 and 8 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1129(a)(8) of the Bankruptcy Code as to all Debtors. V. Treatment of Administrative Claims, Professional Fee Claims, Priority Tax Claims, Other Secured Claims, and Other Priority Claims (11 U.S.C. § 1129(a)(9)). 24. The treatment of Administrative Claims, Professional Fee Claims, DIP Facilities Claims, Other Secured Claims, Priority Tax Claims, and Other Priority Claims pursuant to Articles II and III of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(9) of the Bankruptcy Code. 15

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 16 of 66 W. Acceptance By at Least One Impaired Class of Claims (11 U.S.C. § 1129(a)(10)). 25. Claims in Classes 3, 4, 5, 6A, and 9 are Impaired and entitled to vote under the Plan. Classes 3, 4, and 5 have voted to accept the Plan, as established by the Voting Certification. Accordingly, the Plan satisfies section 1129(a)(10) of the Bankruptcy Code. X. Feasibility (11 U.S.C. § 1129(a)(11)). 26. The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the feasibility of the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing, including the Confirmation Declarations: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, and/or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; (d) establishes that the Plan is feasible and Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or the Reorganized Debtors, as applicable; and (e) establishes the Debtors or the Reorganized Debtors, as applicable, will have sufficient funds to meet their obligations under the Plan. Y. Payment of Statutory Fees (11 U.S.C. § 1129(a)(12)). 27. As set forth in Article II, Section E of the Plan, all fees payable pursuant to section 1930(a) of title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay the U.S. Trustee Fees until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. 16

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 17 of 66 Z. Retiree Benefits (11 U.S.C. § 1129(a)(13)). 28. As set forth in Article IV, Section S of the Plan, from and after the Effective Date, all “retiree benefits” (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid by the Reorganized Debtors in accordance with applicable law. Accordingly, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. AA. Non-Applicability of Certain Sections (Sections 1129(a)(14), (15), and (16)). 29. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are moneyed, business, or commercial corporations or trusts. BB. Confirmation of Plan Over Non-Acceptance of Impaired Classes (11 U.S.C. § 1129(b)). 30. The Plan may be confirmed as to Classes 6A and 9 (the “Rejecting Classes”) pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding that the requirements of section 1129(a)(8) have not been met with respect to the Rejecting Classes, because the Debtors have demonstrated by a preponderance of the evidence that the Plan (a) satisfies all of the other requirements of section 1129(a) of the Bankruptcy Code and (b) does not “discriminate unfairly” and is “fair and equitable” with respect to the holders of Claims and Interests in the Rejecting Classes. 31. The Plan does not “discriminate unfairly” against any holders of Claims and Interests in the Rejecting Classes. The treatment of such holders is proper because all similarly situated holders of Claims and Interests will receive substantially similar treatment, and the Debtors have a valid rationale, including for the rationales articulated in the Confirmation Brief, for the Plan’s classification scheme and the treatment provided for different Classes. 17

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 18 of 66 32. The Plan is also “fair and equitable” with respect to the Rejecting Classes. Specifically, no holder of any Claim or Interest that is junior to Class 6A (Obligor General Unsecured Claims) is receiving a distribution under the Plan, and no Class of Claims or Interests senior to Class 6A is receiving more than full recovery on account of its Claims or Interests. 33. The Plan, therefore, satisfies the requirements of section 1129(b) of the Bankruptcy Code and may be confirmed despite the fact that the Rejecting Classes are deemed to reject the Plan. CC. Only One Plan (11 U.S.C. § 1129(c)). 34. The Plan is the only plan filed in the Chapter 11 Cases, and, accordingly, satisfies section 1129(c) of the Bankruptcy Code. DD. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). 35. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, and there has been no filing by any Governmental Unit asserting any such attempted avoidance. The Plan, therefore, satisfies section 1129(d) of the Bankruptcy Code. EE. Not Small Business Cases (11 U.S.C. § 1129(e)). 36. None of the Chapter 11 Cases are small business cases, as that term is defined in the Bankruptcy Code, and accordingly, section 1129(e) of the Bankruptcy Code is inapplicable. FF. Satisfaction of Confirmation Requirements. 37. Based on the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors, as applicable, satisfy all of the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code. 18

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 19 of 66 GG. Valuation. 38. The valuation analysis attached as Exhibit D to the Disclosure Statement (the “Valuation Analysis”) and the evidence adduced at the Confirmation Hearing, including in the Leone Declaration, including the estimated post-emergence enterprise value of the Reorganized Debtors, are reasonable and credible. All parties in interest have been given a fair and reasonable opportunity to challenge the Valuation Analysis. The Valuation Analysis (a) is reasonable, persuasive, and credible as of the date such analysis was prepared, presented, or proffered, and (b) uses reasonable and appropriate methodologies and assumptions. HH. Plan Documents. 39. The terms of the Plan, including, without limitation, the Plan Supplement and all exhibits and schedules thereto, and all other documents filed in connection with the Plan, or executed or to be executed in connection with the transactions contemplated by the Plan and the Plan Supplement, including the Restructuring Transactions, and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications (collectively, the “Plan Documents”) are incorporated by reference, are approved in all respects, and constitute an integral part of this Confirmation Order. II. Binding and Enforceable. 40. The Plan and the Plan Documents have been negotiated in good faith and at arm’s length and, subject to the occurrence of the Effective Date, shall bind any holder of a Claim or Interest and such holder’s respective successors and assigns, whether or not the Claim or Interest is Impaired under the Plan, whether or not such holder has accepted the Plan, and whether or not such holder is entitled to a distribution under the Plan. The Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, 19

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 20 of 66 the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law. JJ. Vesting of Assets. 41. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, all Executory Contracts and Unexpired Leases assumed by any of the Debtors, and any property acquired by any of the Debtors, including Interests held by the Debtors in non-Debtor subsidiaries, pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or Confirmation Order. On and after the Effective Date, except as otherwise provided in the Plan, including with respect to the waiver of Avoidance Claims, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. KK. Executory Contracts and Unexpired Leases. 42. The Debtors have exercised sound business judgment in determining whether to reject, assume, or assume and assign each of their Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, Article V of the Plan, and as set forth in the Plan Supplement. Except as set forth herein and/or in separate orders entered by the Court relating to assumption of Executory Contracts or Unexpired Leases, consistent with the Plan Supplement, the Debtors have cured or provided adequate assurances that the Debtors and/or the Reorganized Debtors will cure defaults (if any) under or relating to each Executory Contract or Unexpired Lease assumed under the Plan and, for each Executory Contract or Unexpired Lease being assumed and assigned under the Plan, including pursuant to the Restructuring Transactions, 20

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 21 of 66 such assignee has provided adequate assurance of future performance as required under section 365(f)(2)(B). LL. Uniti Settlement. 43. The Debtors’ independent directors conducted an extensive, good-faith investigation into potential estate claims and causes of action arising out of the Uniti Arrangement. Shortly after the Petition Date, the Windstream Board created an independent committee—the Restructuring Committee—to oversee the claims investigation and Chapter 11 proceedings. The Windstream Board and management met regularly and extensively to consider the risks of litigation, the costs of litigation, the potential benefits if the litigation was completely successful, and the value of the proposed settlement. The Windstream Board reviewed the settlement with Uniti (the “Uniti Settlement”) at length and approved the Uniti Settlement at the unanimous recommendation of the Debtors’ advisors. As approved by the Court on May 12, 2020, the Uniti Settlement is: (i) fair and equitable, (ii) in the best interests of the Debtors’ estates, and (iii) falls well above the lowest rung in the range of reasonableness with respect to all litigation related to the Uniti Settlement. The Uniti Settlement is appropriate in the light of the facts and circumstances and is in the best interests of the Debtors, the Debtors’ estates, and the holders of Claims and Interests. MM. Discharge, Compromise, Settlement, Release, Exculpation, and Injunction Provisions. 44. The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan. Sections 105(a) and 1123(b) of the Bankruptcy Code permit the issuance of the injunctions and approval of the releases, exculpations, and injunctions set forth in Article VIII of the Plan. Based upon the record of the Chapter 11 Cases 21

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 22 of 66 and the evidence proffered or adduced at the Confirmation Hearing, the Court finds that the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan are consistent with the Bankruptcy Code and applicable law. Further, the discharge, compromises, settlements, releases, exculpations, and injunctions contained in Article VIII of the Plan are integral components of the Plan. The discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan are hereby approved and authorized in their entirety. NN. Debtor Release. 45. The releases of claims and causes of action by the Debtors described in Article VIII, Section C of the Plan, in accordance with section 1123(b) of the Bankruptcy Code (the “Debtor Release”), represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019. The Debtors’ or the Reorganized Debtors’ pursuit of any such claims against the Released Parties is not in the best interest of the Estates’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such claims. The Debtor Release is fair and equitable and complies with the absolute priority rule. 46. The Debtor Release is furthermore an integral part of the Plan and is in the best interests of the Debtors’ Estates. The low probability of success in litigation with respect to the released causes of action supports the Debtor Release. The Plan, including the Debtor Release, was negotiated before and after the Petition Date by sophisticated parties represented by able counsel and financial advisors. The Debtor Release is therefore the result of an arm’s-length negotiation process. 47. The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process. Specifically, the Released Parties under the Plan made significant concessions and contributions to the Chapter 11 Cases, including, as applicable, 22

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 23 of 66 providing postpetition financing, exit financing, backstop commitments, actively supporting the Plan and the Chapter 11 Cases, and waiving substantial rights and Claims against the Debtors under the Plan. The Debtor Release for the Debtors’ directors and officers is appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, supported the Plan and the Chapter 11 Cases, actively participated in meetings, negotiations, and implementation during the Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization. 48. The scope of the Debtor Release is appropriately tailored to the facts and circumstances of the Chapter 11 Cases. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan and the Debtor Release is appropriate. OO. Third Party Release. 49. The release by the Releasing Parties (the “Third Party Release”), set forth in Article VIII, Section D of the Plan is an essential provision of the Plan. The Third Party Release is: (a) consensual; (b) essential to the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good-faith settlement and compromise of the claims and causes of action released by the Third Party Release; (e) materially beneficial to, and in the best interests of, the Debtors, their Estates and their stakeholders, and important to the overall objectives of the Plan; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for a hearing; (h) a bar to any of the Releasing Parties asserting any claim or cause of action released pursuant to the Third Party Release against any of the Released Parties; and (i) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code. 23

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 24 of 66 50. The Third Party Release is an integral part of the Plan. Like the Debtor Release, the Third Party Release facilitated participation in both the Plan and the Debtors’ chapter 11 process generally. The Third Party Release was instrumental in developing a Plan that maximizes value for all of the Debtors’ stakeholders, and was critical in incentivizing the parties to support the Plan and preventing potentially significant and time-consuming litigation regarding the parties’ respective rights and interests. As such, the Third Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan. Furthermore, the Third Party Release is consensual or is otherwise appropriate under controlling law. 51. The scope of the Third Party Release is appropriately tailored to the facts and circumstances of the Chapter 11 Cases, and parties in interest received due and adequate notice of the Third Party Release. Among other things, the Plan provides appropriate and specific disclosure and notice with respect to the claims and causes of action that are subject to the Third Party Release, and no other disclosure or notice is necessary. The Third Party Release is specific in language, integral to the Plan, and given for adequate consideration. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Third Party Release to the Plan, the Third Party Release is appropriate. PP. Exculpation. 52. The exculpation provisions set forth in Article VIII, Section E of the Plan were proposed in good faith and are essential to the Plan. The record in the Chapter 11 Cases fully supports the exculpation provisions, and such provisions are appropriately tailored to protect the Exculpated Parties from inappropriate litigation and to exclude actions determined by Final Order to have constituted actual fraud, gross negligence or willful misconduct. 24

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 25 of 66 QQ. Injunction. 53. The injunction provisions set forth in Article VIII, Section F of the Plan (a) are essential to the Plan; (b) are necessary to preserve and enforce the discharge and releases set forth in Article VIII, Sections B, C, and D of the Plan, the exculpation provisions in Section E of the Plan, and the compromises and settlements implemented under the Plan, the Verizon Global Settlement, and the Zayo Settlement; and (c) are appropriately tailored to achieve that purpose. 54. The injunction provisions set forth in Article VIII, Section F of the Plan: (a) are within the jurisdiction of this Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) are an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (c) are an integral element of the transactions incorporated into the Plan, the Verizon Global Settlement, and the Zayo Settlement; (d) confer material benefits on, and are in the best interests of, the Debtors, the Estates, and their creditors and other stakeholders; (e) are important to the overall objectives of the Plan, the intent of which is to finally resolve all claims or causes of action among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; and (f) are consistent with sections 105, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, and other applicable law. The record of the Confirmation Hearing and the Chapter 11 Cases is sufficient to support the injunction provisions set forth in Article VIII, Section F of the Plan. RR. Retention of Jurisdiction. 55. Except as otherwise provided in any of the Plan Documents, the Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases and the Plan, including, but not limited to, the matters set forth in Article XI of the Plan. 25

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 26 of 66 BASED ON THE FOREGOING, IT IS HEREBY ORDERED THAT: A. Confirmation. 56. The Plan, together with the other Plan Documents, shall be, and hereby are, confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan Documents are incorporated by reference into, and are an integral part of, the Plan and this Confirmation Order and are authorized and approved, and the Debtors are authorized to implement their provisions and consummate the Plan, including taking all actions necessary, advisable, or appropriate to finalize the Plan Documents (with the consent of the Requisite First Lien Creditors (and to the extent their economic interests are adversely affected, the Required Consenting Midwest Noteholders), not to be unreasonably withheld, conditioned, or delayed) and to effectuate the Plan and the Restructuring Transactions, without any further authorization except as may be expressly required by the Plan or this Confirmation Order. B. Objections. 57. All objections, responses, reservations, statements, and comments in opposition to the Plan, other than those resolved, adjourned, or withdrawn with prejudice prior to, or on the record at, the Confirmation Hearing are overruled on the merits in all respects. All withdrawn objections, if any, are deemed withdrawn with prejudice. C. Omission of Reference to Particular Plan Provisions. 58. The failure to specifically describe or include any particular provision of the Plan or the Plan Documents in this Confirmation Order shall not diminish or impair the effectiveness of such provision, and such provision shall have the same validity, binding effects, and enforceability as every other provision of the Plan and the Plan Documents. 26

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 27 of 66 D. Deemed Acceptance of the Plan as Modified. 59. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are presumed to accept the Plan, subject to modifications, if any. No holder of a Claim or Interest shall be permitted to change its vote as a consequence of the Plan or Plan Supplement modifications. All modifications to the Plan or Plan Supplement made after the Voting Deadline are hereby approved, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. E. Plan Implementation. 60. General Authorization. The transactions described in the Plan, the Plan Support Agreement, the Plan Documents, and this Confirmation Order, including the Restructuring Transactions, are hereby approved. On or before the Effective Date, and after the Effective Date, as necessary, and without any further order of the Court, other authority, or corporate action, the Debtors or the Reorganized Debtors (or any agent on behalf of parties entitled to receive Reorganized Windstream Equity Interests), as applicable, and their respective directors, managers, officers, employees, members, agents (including stock transfer agents and Distribution Agents), attorneys, financial advisors, and investment bankers are authorized and empowered pursuant to section 1142(b) of the Bankruptcy Code and other applicable laws to and shall (a) grant, issue, execute, deliver, file, or record any agreement, document, or security, and the documents contained in the Plan or the Plan Documents or described in the definition of Restructuring Transactions (as modified, amended, and supplemented pursuant to the provisions of the Plan governing such modifications, amendments, and supplements), or any other documents related thereto and (b) take any action necessary, advisable, or appropriate to implement, effectuate, and consummate the Plan, the Plan Documents, the Restructuring Transactions (as set forth in the Description of 27

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 28 of 66 Restructuring Transactions or otherwise), or this Confirmation Order, including, but not limited to, the Reorganized Windstream Organizational Documents, Special Warrant Agreement, any documentation related to the Reorganized Windstream Equity Interests or the Restructuring Transactions, and any actions necessary, advisable, or appropriate to effectuate the issuance and/or distribution of any shares of the Reorganized Windstream Equity Interests to be issued pursuant to the Plan (including issuing such shares of Reorganized Windstream Equity Interests to any stock transfer agent as a nominee for the Persons entitled to receive such shares to be held in a reserve account until such Persons are identified, whereupon such stock transfer agent shall be authorized to distribute such shares to such Persons in accordance with such instructions as are agreed upon between such stock transfer agent and the Reorganized Debtors (or any of them)). All such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Court without further approval, act, or action under any applicable law, order, rule, or regulation, including, among other things, (x) the incurrence of all obligations contemplated by the Plan, the Restructuring Transactions, the Plan Documents, or this Confirmation Order and the making of all distributions under the Plan, the Plan Documents, or this Confirmation Order; and (y) entering into any and all transactions, contracts, leases, instruments, releases, and other documents and arrangements permitted by applicable law, order, rule, or regulation. The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of the Debtors, or the Reorganized Debtors, as applicable, or any officer, director, agent, or manager thereof to take any and all actions necessary, advisable, or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan, the Plan Documents, or this Confirmation Order pursuant to section 1142(b) of the Bankruptcy Code. Pursuant to section 1142 of the Bankruptcy Code, to the extent 28

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 29 of 66 that, under applicable nonbankruptcy law or the rules of any stock exchange, any of the foregoing actions that would otherwise require approval of the equity holders, directors, or managers (or any equivalent body) of the Debtors or the Reorganized Debtors, as applicable, such approval shall be deemed to have occurred and shall be in effect from and after the Effective Date without any further action by the equity holders, directors, or managers (or any equivalent body) of the Debtors or the Reorganized Debtors. Prior to, on, or as reasonably practicable after the Effective Date, the Debtors or the Reorganized Debtors shall, if required, file any documents required to be filed in such jurisdictions so as to effectuate the provisions of the Plan, the Plan Documents, and the Restructuring Transactions. Any or all documents contemplated herein shall be accepted by each of the respective filing offices and recorded, if required, in accordance with applicable law. All counterparties to any documents described in this paragraph are hereby directed to execute such documents as may be required or provided by such documents, without any further order of the Court. Each of the Plan Documents, once executed, constitutes a legal, valid, binding, and authorized obligation of the respective parties thereto, enforceable in accordance with its terms, and the terms contained in each such executed Plan Document shall supersede any description of such terms contained in the Plan or the Plan Supplement or otherwise set forth in a term sheet or unexecuted version of such document. 61. No Action. Pursuant to section 1142(b) of the Bankruptcy Code and other applicable law, this Confirmation Order shall constitute authorization for the Debtors or the Reorganized Debtors (or any agent on behalf of parties entitled to receive Reorganized Windstream Equity Interests), as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Plan Documents, the Restructuring Transactions (as set forth in the Description of Restructuring Transactions or 29

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 30 of 66 otherwise), this Confirmation Order, and any contract, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, the Plan Documents, the Restructuring Transactions, or this Confirmation Order, and the respective directors, managers, stockholders, or members of the Debtors or the Reorganized Debtors shall not be required to take any actions in connection with the implementation of the Plan, the Plan Documents, the Restructuring Transactions, or this Confirmation Order. The Plan Documents are hereby approved, adopted, and effective upon the Effective Date. F. Binding Effect. 62. On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the Plan, the Plan Documents, and this Confirmation Order shall bind any holder of a Claim or Interest and such holder’s respective successors and assigns, whether or not: (a) the Claim or Interest is Impaired under the Plan; (b) such holder has accepted or rejected the Plan; (c) such holder has failed to vote to accept or reject the Plan; (d) such holder is entitled to a distribution under the Plan; (e) such holder will receive or retain any property or interests in property under the Plan; and (f) such holder has filed a Proof of Claim in the Chapter 11 Cases. The Plan, the Plan Documents, and this Confirmation Order constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan, the Plan Documents, and this Confirmation Order shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law. G. Plan Classification Controlling. 63. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. The classifications set forth on the Ballots tendered to or returned by the holders of Claims or Interests in connection with voting on the Plan: 30

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 31 of 66 (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes. All rights of the Debtors and the Reorganized Debtors, as applicable, to challenge, object to, or seek to reclassify Claims and Interests are expressly reserved. H. Effective Date. 64. Upon the occurrence of the Effective Date, the terms of the Plan, the Plan Documents, and this Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all holders of Claims against or Interests in the Debtors (irrespective of whether their Claims or Interests are presumed to have accepted or deemed to have rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors or the Reorganized Debtors. I. Restructuring Transactions. 65. The Debtors or the Reorganized Debtors are authorized to implement and consummate the Restructuring Transactions (as may be modified, amended, and supplemented pursuant to the provisions of the Plan governing such modifications, amendments, and supplements) pursuant to the Plan, the Plan Documents, and this Confirmation Order and are authorized to execute and deliver all necessary documents or agreements required to perform their obligations thereunder. The Restructuring Transactions pursuant to the Plan and the Plan Documents are approved and authorized in all respects. The Debtors or the Reorganized Debtors, 31

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 32 of 66 (and any agent on behalf of parties entitled to receive Reorganized Windstream Equity Interests), as applicable, are authorized and directed, without the need for any future corporate action, to take all actions necessary, appropriate, or desirable to enter into, implement, and consummate the contracts, instruments, releases, agreements, or other documents created or executed in connection with the Plan, the Plan Documents, and the Restructuring Transactions, including, without limitation, the mergers and transactions set forth in the Description of Restructuring Transactions. In accordance with section 1142 of the Bankruptcy Code and applicable nonbankruptcy law, such actions may be taken without further action by stockholders, members, partners, managers, or directors. J. Distributions. 66. All distributions pursuant to the Plan shall be made in accordance with Article VI of the Plan, and such methods of distribution are approved. The Reorganized Debtors shall have no duty or obligation to make distributions to any holder of an Allowed Claim unless and until such holder executes and delivers, in a form acceptable to the Reorganized Debtors, any and all documents applicable to such distributions in accordance with Article VI of the Plan. K. Securities Registration Exemption. 67. Except with respect to the Reorganized Windstream Equity Interests underlying the Management Incentive Plan and Reorganized Windstream Equity Interests not subscribed for in the Rights Offering issued to the Backstop Parties pursuant to the Backstop Commitment Agreement, all shares or units of Reorganized Windstream Equity Interests and Special Warrants issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code. All shares or units of Reorganized Windstream Equity Interests and Special Warrants issued under the Plan in reliance upon section 1145 of the Bankruptcy Code are exempt from, among other things, the 32

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 33 of 66 registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of Securities. The Reorganized Windstream Equity Interests and Special Warrants issued pursuant to section 1145 of the Bankruptcy Code: (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) are freely trade and transferable by any holder thereof that (i) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within ninety (90) days of such transfer, (iii) has not acquired the Reorganized Windstream Equity Interests from an “affiliate” within one year of such transfer, and (iv) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code. Reorganized Windstream Equity Interests shall be issued in reliance on section 1145 of the Bankruptcy Code, as applicable hereunder. Reorganized Windstream Equity Interests underlying the Management Incentive Plan will be issued pursuant to an effective registration statement or pursuant to an exemption from registration under the Securities Act and other applicable law. Reorganized Windstream Equity Interests not subscribed for in the Rights Offering issued to the Backstop Parties pursuant to the Backstop Commitment Agreement will be issued pursuant to Section 4(a)(2) of the Securities Act and other applicable law. L. Retained Assets. 68. To the extent that the retention by the Debtors or the Reorganized Debtors of assets held immediately prior to emergence in accordance with the Plan is deemed, in any instance, to constitute a “transfer” of property, such transfer of property to the Debtors or the Reorganized Debtors (a) is or shall be a legal, valid, and effective transfer of property; (b) vests or shall vest the Debtors with good title to such property, free and clear of all liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Plan or this Confirmation Order; (c) does not and shall not constitute an avoidable transfer under the Bankruptcy Code or under applicable 33

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 34 of 66 nonbankruptcy law; and (d) does not and shall not subject the Debtors or the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including by laws affecting successor or transferee liability. M. Treatment of Executory Contracts and Unexpired Leases. 69. The assumption (or assumption and assignment) and rejection of Executory Contracts and Unexpired Leases as set forth in Article V of the Plan is hereby authorized. Assumption (or assumption and assignment) of the Executory Contracts and Unexpired Leases listed in the Assumed Executory Contracts and Unexpired Leases Schedule are hereby authorized. 70. To the extent any dispute with respect to the assumption or cure of any assumed Executory Contract or Unexpired Lease set forth in the Assumed Executory Contract/Unexpired Lease Schedule remains outstanding, such dispute shall be heard on July 21, 2020, at 10:00 a.m. prevailing Eastern Time (or such later date as directed by the Court or set by mutual agreement of the parties). Sufficiently in advance of such hearing, the parties to any such dispute shall meet and confer and coordinate with the Court regarding the nature of such hearing, including whether they propose an evidentiary hearing or a non-evidentiary hearin. The parties may agree to consensual resolutions of such disputes in writing without further order of the Court, which resolution may be set forth in an amended Assumed Executory Contract/Unexpired Lease Schedule. Notwithstanding entry of this Confirmation Order, all parties’ rights with respect to assumption and/or cure regarding Executory Contracts or Unexpired Leases for which disputes remain outstanding are hereby reserved until such dispute is resolved by agreement of the parties or entry of a Final Order by the Bankruptcy Court. 71. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including, without 34

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 35 of 66 limitation, any “change of control”, “assignment”, or similar provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan, including the Restructuring Transactions shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default, breach, violation or acceleration rights with respect thereto. For the avoidance of doubt, no Restructuring Transaction shall be deemed to violate the terms of any assumed Unexpired Lease of non-residential real property. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order of the Bankruptcy Court on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors. 72. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Assumed Executory Contracts and Unexpired Leases Schedule and the Rejected Executory Contracts and Unexpired Leases Schedule at any time up to forty-five (45) days after the Effective Date. 73. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any Assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease. The portions of any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court, and 35

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 36 of 66 any remaining portions of such Proofs of Claim shall remain unaffected unless otherwise specifically objected to. 74. Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of service of the order approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be disallowed upon an order of the Bankruptcy Court, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with of the Plan, as applicable. 75. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, to the extent the Communications License Agreement dated June 25, 2018 between debtor BOB, LLC and IREIT Wilson Marketplace, LLC is assumed or assumed and assigned pursuant to the Plan, it shall be assumed or assumed and assigned “as is” and in accordance with all of its terms. 76. By the provisions of this Confirmation Order, Windstream Communications, LLC hereby has exercised its business judgment with respect to and shall assume the Element Fleet Agreements with Element Fleet Corporation (“Element Fleet”) pursuant to confirmation of this 36

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 37 of 66 Plan.3 The Debtors’ decisions to assume the Element Fleet Agreements are hereby approved by this Confirmation Order under and pursuant to 11 U.S.C. § 365(a) and assumption of the Element Fleet Agreements shall become effective upon the Effective Date of the Plan. Notwithstanding anything to the contrary in the Plan or in this Confirmation Order, the assumption of the Element Fleet Agreements shall be irrevocable and the Debtors shall have no right hereafter to reject the Element Fleet Agreements; provided that, notwithstanding anything to the contrary herein, nothing in this Confirmation Order shall require the Debtors to take any action or refrain from taking any action to the extent that such action or inaction would be inconsistent with applicable law or the Debtors’ fiduciary obligations under applicable law. Element shall have until seven (7) calendar days after entry of this Confirmation Order to file with the Court and serve on the Debtors a pleading setting forth its position with respect to the cure claims applicable to assumption of the Element Fleet Agreements and Debtors shall have seven (7) calendar days after Element Fleet files and serves such pleading in which to file and serve its response thereto. Element Fleet and the Debtors will work together in good faith both to attempt to consensually resolve issues with respect to cure claims and to promptly bring such claims to the Court for determination if all cure related issues cannot be resolved consensually. Element Fleet fully reserves its right to file any and all Administrative Claims under the Element Fleet Agreements, if any, by the Administrative Claims Bar Date. Nothing contained in the Plan or this Confirmation Order shall enhance the Debtors’ claims, rights, remedies, or defenses under the Element Fleet Agreements. Nothing contained in Article XI of the Plan shall be deemed to provide the Court with personal, subject matter or other 3 The “Element Fleet Agreements” are: (i) the Motor Vehicle Fleet Open-End Lease Agreement (together with related documents and amendments), dated January 29, 2014, and executed by Element Fleet’s affiliate, D. L. Peterson Trust, as lessor, and Windstream Communications, LLC, as lessee, and (ii) the Master Services Agreement dated October 25, 2010 (together with related documents and amendments), executed by Element Fleet’s predecessor-in-interest, PHH Vehicle Management Services, LLC and Windstream Communications, LLC. 37

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 38 of 66 jurisdiction over Element Fleet or the Element Fleet Agreements and performance thereunder, with respect to any Claim arising after the Effective Date relating to the Element Fleet Agreements or performance thereunder. 77. At the election of the Requisite Backstop Parties, in consultation with the Debtors, holders of Class 6B claims will either be (a) Reinstated or (b) paid in full in Cash. Solely in the event Saetec’s Class 6B Claims are Reinstated, all of its legal, equitable and contractual rights shall be fully restored and unaltered, including all of its claims, defenses, crossclaims and counterclaims related to the Saetec Litigation and possible litigation with Debtors. Saetec shall not be a Releasing Party as defined under the Plan and Debtors waive the right to assert, and will not assert in the Saetec Litigation or elsewhere, that Saetec is a Releasing Party. The Settlement, Release, Injunction, and Related Provisions contained in Article VIII of the Plan shall be of no force or effect on Saetec. 78. The Debtors are parties to certain non-residential leases and unexpired executory contracts in which Digital Realty Trust, L.P. and/or certain of its subsidiaries and affiliates is a counterparty (each and all of these counterparties being collectively defined as “Digital Realty”, and each such unexpired lease or contract to which Digital Realty is a counterparty being defined each as a “Digital Agreement” and collectively as the “Digital Agreements”). The Debtors and Digital Realty are currently addressing the terms and conditions upon which the Digital Agreements may be assumed or rejected pursuant to the Plan and shall resolve any disputes concerning those Digital Agreements pursuant to the process established by the Plan or by mutual agreement or stipulation. Digital Realty reserves the right to object to the Debtors’ ability to reject any Digital Agreement after the Effective Date under Article V.A. of the Plan and the right to seek all remedies available to it. To the extent that the Debtors seek to reject any Digital Agreement 38

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 39 of 66 after the Effective Date, the Debtors agree that they shall (i) continue to be bound by all terms and conditions of each and every Digital Agreement, and (ii) be obligated to perform all payment obligations owed to Digital Realty under the rejected Digital Agreement, each through the later of (a) the date such Digital Agreement is designated as rejected by Debtors or (b) the date on which the Debtors vacate any premise pursuant to such rejected Digital Agreement. Notwithstanding any release, discharge, or similar provision in the Plan, this Confirmation Order, or the Bankruptcy Code, at the conclusion of the term of each lease or executory contract being assumed by the Debtors in which Digital Realty (each such lease, a “Digital Realty Lease”), the Debtors will continue to be obligated to redeliver possession of each of the premises subject to each Digital Realty Lease (“Digital Realty Leased Premises”) to Digital Realty according to the terms of such Digital Realty Lease and in the condition prescribed by such Digital Realty Lease and applicable non-bankruptcy law. The Debtors’ obligation to redeliver each Digital Realty Leased Premises in such condition shall not be discharged and shall survive both (i) the assumption of each Digital Realty Lease and (ii) confirmation of the Plan, even if any damages to the Digital Realty Leased Premises had occurred prior to the Effective Date. 79. The American Arbitration Association has filed a non-obligor unsecured claim. The Debtors have contested the claim. The parties have agreed that this claim dispute shall continue post-confirmation and nothing in this Court’s orders or this Confirmation Order shall modify the parties’ respective rights. Further, in the event a consensual resolution cannot be reached, the parties have agree to see a prompt resolution of the claim contest before the bankruptcy court, subject to the court’s timing and availability. 39

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 40 of 66 80. The CBRE, Inc. Executory Contracts shall be assumed by the applicable Reorganized Debtors effective as of the Effective Date, and shall not be thereafter rejected by the Debtors or Reorganized Debtors. 81. Notwithstanding anything set forth in the Plan or this Order to the contrary, nothing in the Plan, or this Confirmation Order, shall impair, release, discharge, preclude, or enjoin any obligations of the Debtors to the Sureties (being Aspen American Insurance Co., Aspen Insurance UK Limited, and Aspen Specialty Insurance Co. (collectively, “Aspen”) and Berkley Insurance Company and Berkley Regional Insurance Company (collectively, “Berkley” and together with Aspen, the “Sureties”)) in connection with: (a) any surety bonds issued, or renewed, by any of the Sureties on behalf of any of the Debtors (either prior to or after the petition date) (the “Bonds”), (b) any indemnity agreements executed by any of the Debtors in favor of any of the Sureties (prior to the petition date) (the “Indemnity Agreements”), or (c) under the common law of suretyship, and such obligations are unimpaired and are not being released, discharged, precluded, or enjoined by the Plan, this Confirmation Order, or any agreements with third parties. For the avoidance of doubt, the Sureties are deemed to have opted out of the releases and are not Releasing Parties or Released Parties under the Plan. 82. Notwithstanding anything set forth in the Plan or this Order to the contrary, nothing in the Plan or this Confirmation Order shall be deemed to limit any Surety’s rights or interests in any collateral or the proceeds of such collateral securing the Bonds and/or the Indemnity Agreements, including, without limitation, the right to draw or use any such collateral to reimburse any claim of such Surety under or in respect of the Bonds and/or the Indemnity Agreements. 83. For the avoidance of doubt, notwithstanding anything in the Plan (or any document related thereto) or this Confirmation Order to the contrary, United Call Center Solutions LLC 40

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 41 of 66 (“UCCS”) shall be entitled to receive payment in full on account of, and nothing in the Plan (or any document related thereto) or this Confirmation Order shall release or result in the satisfaction of: (a) all Cure Claims of UCCS arising under any Executory Contract between any of the Debtors and UCCS and existing as of date such contract is assumed; and (b) all claims of UCCS that have accrued or otherwise arisen (but are not in default) under any Executory Contract between any of the Debtors and UCCS and existing as of the date such contract is assumed. N. Exemption from Transfer Taxes. 84. Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to or under the Plan pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (ii) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment, or recording of any lease or sublease; or (iv) the making, delivery, or recording of any deed or other instrument of transfer pursuant to or under the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.. 41

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 42 of 66 O. Governmental Approvals Not Required. 85. Except for the FCC Approval and the State PUC Approvals, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any other acts that may be necessary or appropriate for the implementation or consummation of the Plan. P. Filing and Recording. 86. This Confirmation Order is, and shall be, binding upon and shall govern the acts of all persons or entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, advisable, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state or local law. Q. Tax Withholding. 87. In connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors or the Distribution Agent, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors, Reorganized Debtors or the Distribution Agent, 42

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 43 of 66 as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. R. Frontier Settlement Agreement. 88. Upon the Effective Date, the Debtors are authorized to enter into that certain Settlement Agreement (the “Settlement Agreement”), dated as of December 12, 2019, by and among the Debtors and Frontier Communications Corporation on behalf of itself and each of its subsidiaries (collectively, “Frontier”); provided that notwithstanding anything contained in this Confirmation Order, the Chapter 11 Plan or any other document filed with the Court or served on Frontier, the Settlement Agreement and the terms and conditions therein shall be deemed null and void if Frontier seeks authority to reject the Settlement Agreement and/or the accompanying Commercial Agreement, dated as of December 11, 2019, by and among the Debtors and Frontier (the “Commercial Agreement”) in connection with Frontier’s Chapter 11 cases pending in this Court under the caption In re Frontier Communications Corporation et al., Case No. 20-22476 (RDD). S. Verizon Global Settlement. 89. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, the Verizon Global Settlement (as defined below) is hereby approved. As described in and pursuant to the settlement agreement (the “Verizon Settlement Agreement”) between the Debtors and Verizon Communications, Inc. and its affiliates including Verizon Business Network Services Inc. (collectively, “Verizon” and, such settlement contemplated by the Verizon Settlement Agreement, the “Verizon Global Settlement”): (a) all agreements with Verizon shall be assumed, 43

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 44 of 66 as amended, on the Effective Date; (b) that certain June 1, 2018 custom solution product schedule, effective December 31, 2019, shall be terminated on the Effective Date; (c) the Debtors and Verizon shall execute a new custom solution product schedule to be effective as of January 1, 2020; (d) the Debtors shall make the payments to Verizon in the total amount of $116,640,000.00 of which (i) a payment in the amount of $69,980,000.00 shall be made not later than June 30, 2020 if the effective date of the Verizon Settlement Agreement (the “Verizon Effective Date”) occurs on or before June 30, 2020, otherwise no later than ten (10) days following the Verizon Effective Date and (ii) a payment in the amount of $46,660,000.00 shall be made not later than ten (10) days after the Effective Date; (e) Verizon shall make payment to the Debtors in the amount of $4,700,000.00 not later than ten (10) days after the Verizon Effective Date (collectively the payments described in (d) and (e), the “Payments”); (f) the Debtors and Verizon shall reflect a $0.00 balance as of January 1, 2020, after receipt of the Payments; and (g) with no further action by either Party, the Debtors and Verizon shall irrevocably remise, release and forever discharge the other Party of and from any and all manner of claims, demands, rights, liabilities, damages, potential actions, actions, causes of action, suits, judgments, decrees and controversies of any kind and nature whatsoever, at law, in equity, or otherwise, whether known or unknown, which have arisen or might arise, out of the Settled Disputes (as defined in the Verizon Settlement Agreement) on the Verizon Effective Date upon the occurrence of (f). 90. The Verizon Global Settlement (a) confers material benefits on, and are in the best interests of, the Debtors, the Estates, and their creditors; (b) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; (c) is fair and equitable and represent a resolution within the range of reasonableness; and (d) is consistent with sections 105, 365, 1123, and 1129 of the 44

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 45 of 66 Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law. 91. The Verizon Global Settlement (a) confers material benefits on, and are in the best interests of, the Debtors, the Estates, and their creditors; (b) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; (c) is fair and equitable and represent a resolution within the range of reasonableness; and (d) is consistent with sections 105, 365, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law. T. Zayo Settlement 92. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, the Zayo Settlement (as defined below) is hereby approved. As described in and pursuant to the settlement term sheet (the “Zayo Settlement Term Sheet”) between the Debtors and Zayo Group, LLC and certain of its subsidiaries and affiliates (collectively, “Zayo” and, such settlement contemplated by the Zayo Settlement Term Sheet, the “Zayo Settlement”): (a) all agreements with Zayo shall be assumed, as amended, on the Effective Date; (b) the Debtors shall pay $3,750,147 to Zayo on account of prepetition disputed and undisputed balances within thirty (30) calendar days of the Effective Date; (c) the Debtors shall pay $720,264.81 to Zayo to resolve all postpetition accounts receivable through May 1, 2020 within ten (10) calendar days after the effective date of the settlement agreement (the “Zayo Settlement Effective Date”) incorporating the terms of the Zayo Settlement Term Sheet; (d) Zayo shall credit $536,000 to the Debtors’ accounts to resolve certain postpetition disputes; (e) the Debtors shall enact the agreed to Ethernet Take or Pay (ToP) Revenue contract modifications; (f) the Debtors shall pay $200,000 to settle the outstanding proof of claim pertaining to the sale of the McLean Data Center within thirty (30) calendar days of the 45

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 46 of 66 Effective Date; (g) the Debtors will purchase three dark fiber IRUs; (h) and the Debtors agree to sell Zayo three 1G Ethernet circuits. Orders must be placed by the dates outlined in the Zayo Settlement Term Sheet. With no further action by either Party, the Debtors and Zayo shall irrevocably remise, release, and forever discharge the other Party of and from any and all manner of claims, demands, rights, liabilities, damages, potential actions, actions, causes of action, suits, judgments, decrees and controversies of any kind and nature whatsoever, at law, in equity, or otherwise, whether known or unknown, which have arisen or might arise, out of such disputes prior to the Zayo Settlement Effective Date. 93. The Debtors and Zayo will enter into a long form settlement agreement based on the terms enumerated in the Settlement Term Sheet (the “Zayo Settlement Agreement), however each parties’ rights are reserved if such Zayo Settlement Agreement is not agreed upon. The Zayo Settlement Agreement shall be effective upon agreement by the Debtors and Zayo and is not premised upon approval from the Court; provided, however, the parties agree to use reasonable efforts to enter into the Zayo Settlement Agreement on or before June 30, 2020. 94. The Zayo Settlement (a) confers material benefits on, and are in the best interests of, the Debtors, the Estates, and their creditors; (b) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; (c) is fair and equitable and represent a resolution within the range of reasonableness; and (d) is consistent with sections 105, 365, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law. U. Charter Communications Operating, LLC 95. Notwithstanding any provision of the Plan to the contrary regarding assumption of executory contracts and payment of cure obligations, if the Debtors decide to assume any executory contract with Charter Communications Operating, LLC (“Charter” and such contracts 46

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 47 of 66 collectively, the “Charter Contracts”), neither the confirmation of the Plan nor the Debtors’ decision to defer listing the Charter Contracts on the Assumed Executory Contract/Unexpired Lease Schedule or the Rejected Executory Contracts and Unexpired Leases Schedule shall prejudice the rights of Charter (a) to object to any cure amount proposed by the Debtors if the Debtors propose a cure amount; (b) to assert a cure amount owed on the Charter Contracts; and (c) to enforce the obligations of the Debtors or, as applicable, the Reorganized Debtors under any assumed Charter Contract, including the obligation to satisfy any cure amount owed on any such assumed Charter Contract; provided, that the foregoing reservation shall not prejudice the rights of the Debtors to assume or reject the Charter Contracts in accordance with 11 U.S.C. §§ 365, 1123 and the Plan or to contest any cure amount proposed by Charter, including the “Cure Claim” asserted by Charter in Dkt. No. 2059. V. Securities Litigation Plaintiffs 96. Holders of Claims against the Debtors in connection with the Securities Litigation, which Claims are subordinated pursuant to section 510(b) of the Bankruptcy Code, shall receive no distribution under the Plan on account thereof, provided that such Claims shall be preserved solely to the extent of, and any recovery on account thereof shall be limited to, proceeds of available insurance, if any. W. Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies. 97. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, this Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to the Plan, including the Plan Documents, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, settlement, discharge, and release, effective as of the Effective Date, of Claims (including any 47

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 48 of 66 Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and causes of action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and causes of action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately before, or on account of, the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests, subject to the Effective Date occurring. 98. Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, and in consideration for the classification, distributions, releases, and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan, the Verizon Global Settlement, and the Zayo Settlement shall constitute a good faith compromise and settlement of all Claims (including those subject to the Investigation), causes of action, Interests, controversies, or issues relating to the contractual, legal, and subordination rights that a holder of a Claim or Interest 48

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 49 of 66 may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of such Allowed Claim or Allowed Interest, all as reflected in the Plan, the Verizon Global Settlement, and the Zayo Settlement. 99. Upon the Effective Date, except as otherwise provided by the Plan or this Confirmation Order, all ongoing litigation against the Debtors, including any contested matters in the Chapter 11 Cases (including the Investigation) pending as of the Confirmation Date, shall be deemed dismissed with prejudice. X. The Releases, Injunction, Exculpation, and Related Provisions Under the Plan. 100. The releases, injunctions, exculpations, and related provisions set forth in Article VIII of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the release, discharge and injunction provisions of the Confirmation Order and the Plan shall not waive, discharge, release, impair or otherwise affect any debts or other obligations of any non-Debtor Subsidiary of any Debtor, Reorganized Debtor, and/or any of their respective Estates to any Debtor, Reorganized Debtor, and/or any of their respective Estates. 101. Pursuant to Bankruptcy Rule 3020(c)(1), the following provisions of the Plan will be immediately effective on the Effective Date: Article VIII. Section F: EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR FOR OBLIGATIONS ISSUED OR REQUIRED TO BE PAID PURSUANT TO THE FINAL DIP ORDER, THE PLAN, OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED, DISCHARGED, OR ARE SUBJECT TO EXCULPATION ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE 49

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 50 of 66 REORGANIZED DEBTORS, THE EXCULPATED PARTIES, OR THE RELEASED PARTIES: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (B) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (C) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH HOLDER HAS FILED A MOTION REQUESTING THE RIGHT TO PERFORM SUCH SETOFF ON OR BEFORE THE EFFECTIVE DATE, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH HOLDER ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (E) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED OR SETTLED PURSUANT TO THE PLAN. 102. Notwithstanding anything to the contrary in this Confirmation Order or the Plan (including the Releases set forth in the Plan), nothing contained in this Confirmation Order or the Plan shall impair, effect, modify, or release (a) postpetition Administrative Claims that are (1) Professional Fee Claims (subject to Allowance pursuant to the Plan and/or the Interim Compensation Order if such Claims have not already been allowed as of the Effective Date) or (2) Administrative Claims that may be Allowed for which requests for payment are timely Filed and served on the Reorganized Debtors pursuant to the procedures specified in this Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date, (b) Administrative Claims that are not required to be Filed and served on the Reorganized 50

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 51 of 66 Debtors in accordance with Article II.A of the Plan and, in each case, that may be allowed, including, but not limited to, (1) Administrative Expense Claims incurred by the Estates in the ordinary course of business after the Petition Date, which are required, pursuant to the Plan, to be paid by the Debtors or the Reorganized Debtors, as applicable, in accordance with the terms and conditions of the particular transaction giving rise to such Claim in the ordinary course as set forth in Article II.A of the Plan, or (2) in accordance with the Claims Bar Date Order, a Claim allowable under sections 503(b) and 507(a)(2) of the Bankruptcy Code, asserted in accordance with the Claims Bar Date Order. 103. For the avoidance of doubt, SLF Holdings, LLC is not one of the Releasing Parties under the Plan and any claims or defenses of SLF Holdings, LLC against the Uniti Parties (as defined in the Plan), Uniti Fiber Holdings, Inc., Uniti Group, Inc., Kenneth Gunderman, or John P. Fletcher, asserted in the litigation pending before the United States District Court for the District of Delaware styled SLF Holdings, LLC v. Uniti Fiber Holdings, Inc., C.A. No. 1:19-cv-01813- LPS are not subject to the release in Article VIII.D of the Plan and are not otherwise barred, released, prohibited or enjoined by the Plan, this Confirmation Order, the Restructuring Transactions, or other documents or transactions related thereto or approved pursuant to this Confirmation Order. Y. Certain Government Matters. 104. As to any governmental unit (as defined in section 101(27) of the Bankruptcy Code) (a “Governmental Unit”), nothing in the Plan or Confirmation Order shall limit or expand the scope of discharge, release or injunction to which the Debtors or Reorganized Debtors are entitled to under the Bankruptcy Code, if any. In addition, the discharge, release, and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar 51

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 52 of 66 any Governmental Unit from, subsequent to the Confirmation Order, pursuing any police or regulatory action. 105. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, with respect to the claims filed by certain taxing authorities (the “Taxing Authorities”),4 the tax 4 The Taxing Authorities means the County of Anderson, Texas, Bell County Tax Appraisal District, Texas, the County of Bosque, Texas, Bowie Central Appraisal District, Texas, the County of Brazos, Texas, Brown Central Appraisal District, Texas, The County of Callahan, Texas, the County of Cherokee, Texas, Cherokee Central Appraisal District, Texas, Eastland Central Appraisal District, Texas, the County of Comal, Texas, the County of Coryell, Texas, the County of Comanche, Texas, the County of Denton, Texas, the County of Erath, Texas, Floyd Central Appraisal District, Texas, the County of Freestone, Texas, Grimes Central Appraisal District, Texas, Groesbeck I.S.D., Texas, the County of Guadalupe, Texas, Harrison Central Appraisal District, Texas, the County of Harrison, Texas, the County of Hays, Texas, the County of Henderson, Texas, Hill Central Appraisal District, Texas, the County of Hill, Texas, Jasper County Tax Units, Texas, Lynn Central Appraisal District, Texas, Mexia I.S.D., Texas, Midland Central Appraisal District, Texas, the County of Milam, Texas, the County of Newton, Texas, Newton I.S.D., Texas, Reeves County Tax Districts, Texas, Shackelford County Appraisal District, Texas, Taylor County Central Appraisal District, Texas, City of Waco, Texas, the County of Wharton, Texas, the County of Williamson, Texas, the County of Leon, Texas, the County of Stephens, Texas, Terry County Appraisal District, Austin County Appraisal District, Chambers County Tax Office, Channelview Independent School District, City of Bellaire, City of Friendswood, Clear Creek Independent School District, Crosby Independent School District, Fort Bend County Levee Improvement District #2, First Colony Levee Improvement District, First Colony Municipal Utility District #9, Fort Bend Independent School District, Harris County Municipal Utility District #144, Harris County Municipal Utility District #149, Harris County Municipal Utility District #157, Harris County Municipal Utility District #165, Harris County Municipal Utility District #186, Harris County Municipal Utility District #264, Harris County Municipal Utility District #33, Harris County Municipal Utility District #342, Harris County Municipal Utility District #344, Harris County Municipal Utility District #49, Harris County Municipal Utility District #61, Harris County Municipal Utility District #70, Harris County Utility District #14, Harris County Water Control & Improvement District #145, Humble Independent School District, Klein Independent School District, La Porte Independent School District, Magnolia Independent School District, Northwest Harris County Municipal Utility District #16, San Jacinto County, Sheldon Independent School District, Sheldon Road Municipal Utility District, Spring Branch Independent School District, Spring Independent School District, West Sabine Independent School District, Woodlands Metro Center Municipal Utility District, Woodlands Road Utility District #1, Richardson Independent School District, Carrollton-Farmers Branch Independent School District, Dallas County Utility & Reclamation District, City of Garland, Garland Independent School District, Wylie Independent School District, Johnson County, City of Grandview, Grandview Independent School District, City of Godley, Godley Independent School District, Cleburne Independent School District, Joshua Independent School District, City Rio Vista, Rio Vista Independent School District, City of Cleburne, City of Burleson, Burleson Independent School District, Arlington Independent School District, City of Haslet, City of Haltom City, City Lake Worth, Crowley Independent School District, Mansfield Independent School District, City of Grapevine, Grapevine- Colleyville Independent School District, Kopperl Independent School District, Avalon Independent School District, Whitney Independent School District, Forney Independent School District, Mitchell County, City of Loraine, Loraine Independent School District, Colorado Independent School District, Nolan County, City of Blackwell, Blackwell Independent School District, Roscoe Independent School District, Somervell County, City of Glen Rose, Glen Rose Independent School District, City of Elkhart, Elkhart Independent School District, Zavalla Independent School District, Cass County, Houston County, Nacogdoches County, et al., Panola County, Tyler Independent School District, Trinity County, Trinity/Groveton Consolidated Tax Office, Mineola Independent School District, Andrews County Tax Office, Andrews Independent School District, Cochran County Tax Office, Haskell County Appraisal District, Hockley County Tax Office, Kent County Appraisal District, Lubbock Central Appraisal District , Yoakum County Tax Office, Kimble County Appraisal District, Midland County, Buena Vista Independent School District, Kermit Independent School District, Wichita County Tax Office, Burkburnett Independent School District Tax Office, Iowa Park Tax Office, Archer County Tax Assessor/Collector, Young Central Appraisal District, Knox County 52

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 53 of 66 claims shall be paid by the Reorganized Debtors (a) within thirty (30) days of the Effective Date or as soon as reasonably practicable thereafter; or (b) in the ordinary course of business following the Effective Date as such tax debt becomes due and in the amounts billed in accordance with applicable state law. The Taxing Authorities shall retain statutory liens securing prepetition claims, if applicable, and postpetition claims, until such claims are paid in full. The Allowed Priority and Secured Claims of the Taxing Authorities shall include all accrued interest properly charged under applicable non-bankruptcy law through the date of payment of such Allowed Priority or Secured Claims. For the avoidance of doubt, with respect to any postpetition ad valorem or applicable state tax liabilities incurred by the Debtors after the Petition Date, the Taxing Authorities shall not be required to file an administrative expense claim and/or request for payment by the Administrative Expense Bar Date. All such postpetition taxes shall be paid in the ordinary course of business prior to delinquency under applicable state law. In the event of a default, the Taxing Authorities shall provide written notice of the default to Debtors’ or Reorganized Debtors’ counsel. If the default is not cured within thirty (30) days of receipt of the notice by paying the amount due together with interest at the applicable non-bankruptcy rate, the Taxing Authorities are authorized to take any and all collection actions in state court under applicable state law without Appraisal District, Montague County Appraisal District, Cooke County Appraisal District, Throckmorton County Appraisal District, Montague County Tax Office, Bellevue Independent School District, City of Chillicothe, Chillicothe Independent School District, Quanah Independent School District, Armstrong County Appraisal District, Briscoe County Appraisal District, Carson County Appraisal District, Carson County Tax Office, Dallam County Appraisal District, Gray County Tax Office, Hale County Appraisal District, Hall County Appraisal District, Hartley County Appraisal District, Hemphill County Tax Office, Canadian Independent School District, Lipscomb County Tax Office, Moore County Tax Office, Ochiltree County Appraisal District, Oldham County Appraisal District, Randall County Tax Office, Roberts County Appraisal District, Sherman County Appraisal District, Sherman County Tax Office, Ft. Elliott Consolidated Independent School District, Luling Independent School District, Copperas Cove Independent School District, Colorado County Appraisal District, Burleson County Tax Office, Falls County Tax Office, Rosebud-Lott Independent School District, Fayette County Appraisal District, City of Rosebud, Kendall Appraisal District, Kerr County Tax Office, Thorndale Independent School District, Cameron Independent School District, Buckholts Independent School District, Karnes County Tax Office, the Maricopa County Treasurer, the Texas Comptroller of Public Accounts, the Mississippi Department of Revenue, and the Pennsylvania Department of Revenue. 53

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 54 of 66 further order of the Court.5 Nothing in the Plan or this Confirmation Order shall be construed as an admission as to the validity of any claim asserted by the Taxing Authorities against the Debtors or a waiver of the Debtors’ rights to subsequently dispute such claim on any grounds. The Debtors’ and the Reorganized Debtors’ (as applicable) rights and defenses under applicable state law and the Bankruptcy Code with respect to the foregoing are fully preserved. 106. Nothing contained in the Plan or Confirmation Order shall be deemed to determine the tax liability of any person or entity, including but not limited to the Debtors and the Reorganized Debtors, nor shall the Plan or Confirmation Order be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of this Plan, nor shall anything in this Plan or Confirmation Order be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment except as provided under 11 U.S.C. § 505. 107. Nothing in this Confirmation Order or the Plan discharges, releases, impairs, enjoins or otherwise precludes: (i) any liability to any Governmental Unit that is not a Claim as defined in 11 U.S.C. § 101(5); (ii) any Claim of any Governmental Unit arising on or after the Effective Date; (iii) any valid right of setoff or recoupment of any Governmental Unit against any of the Debtors; or (iv) any police or regulatory liability to a Governmental Unit that any entity would be subject to as the owner, lessor, lessee or operator of property that such entity owns, operates or leases after the Effective Date, notwithstanding when conduct leading to liability under the Governmental Unit’s police and regulatory power occurred or was discovered by the Governmental Unit. Nor shall anything in this Confirmation Order or the Plan enjoin or otherwise 5 The Texas Comptroller will continue to provide written notice of any post-confirmation tax delinquencies to the affected Debtor at its address on record with the Texas Comptroller, in accordance with its ordinary course of operations. With respect to any post-confirmation liabilities, the Texas Comptroller reserves all rights to take any and all collection actions under applicable state law without further order of this Court. 54

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 55 of 66 bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence. Nothing in this Confirmation Order or the Plan divests any court, commission, or tribunal of jurisdiction to determine whether any liabilities asserted by any Governmental Unit are discharged or otherwise barred by this Confirmation Order, the Plan, or the Bankruptcy Code. 108. Moreover, nothing in the Confirmation Order or the Plan shall release or exculpate any non-debtor, including any Released Parties and/or Exculpated Parties, from any liability to any Governmental Unit, including but not limited to any liabilities arising under the Internal Revenue Code, applicable state tax codes, the environmental laws, or the criminal laws against the Released Parties and/or Exculpated Parties, nor shall anything in this Confirmation Order or the Plan enjoin any Governmental Unit from bringing any claim, suit, action or other proceeding against any non-debtor for any liability whatsoever; provided that the foregoing sentence shall not limit the scope of discharge granted to the Debtors under sections 524 and 1141 of the Bankruptcy Code. Z. Post-Confirmation Notices, Professional Compensation, and Bar Dates. 109. In accordance with Bankruptcy Rules 2002 and 3020(c), no later than seven days (7) after the Effective Date, the Debtors shall cause a notice of Confirmation and occurrence of the Effective Date, substantially in the form attached hereto as Exhibit 2 (the “Notice of Confirmation and Effective Date”) to be served by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice. To supplement the notice procedures described in the preceding sentence, no later than fourteen (14) days after the Effective Date, the Reorganized Debtors must cause the Notice of Confirmation and Effective Date, modified for publication, to be published on one occasion in the Wall Street Journal and the Arkansas-Democrat Gazette. Mailing and publication of the notices described in 55

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 56 of 66 this paragraph in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary. 110. The Notice of Confirmation and Date will have the effect of an order of the Court, will constitute sufficient notice of the entry of this Confirmation Order and occurrence of the Effective Date to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law. 111. Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Effective Date must File an application for final allowance of such Professional Fee Claim no later than 45 days after the Effective Date. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount this Court allows, including from the Professional Fee Escrow, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Claims Estimate on the Effective Date and otherwise in accordance with the Plan. 112. Except as otherwise provided in the Plan, requests for payment of Administrative Claims, other than Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code which were required to be Filed by the Claims Bar Date, must be Filed and served on the Debtors or the Reorganized Debtors, as applicable, no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to File and serve a request for such payment of such Administrative Claims, but do not File and serve such a request by the Administrative Claim Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their property, and such Administrative 56

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 57 of 66 Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Debtors or the Reorganized Debtors, as applicable, or any action by the Court. AA. Release of Liens. 113. Except (a) with respect to the Liens securing (1) the New Exit Facility and (2) to the extent elected by the Debtors, with respect to an Allowed Other Secured Claim in accordance with, or (b) as otherwise provided in, the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates, shall be fully released and discharged, and the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns. BB. DIP Facilities Claims. 114. All DIP Facilities Claims shall be deemed Allowed as of the Effective Date in an amount equal to (a) the principal amount outstanding under the DIP Credit Agreement on such date, (b) all accrued and unpaid interest thereon to the date of payment and (c) all accrued and unpaid fees, expenses and noncontingent indemnification obligations payable under the DIP Credit Agreement and the DIP Orders. 115. Except to the extent that a holder of an Allowed DIP Facilities Claim agrees to a less favorable treatment, each Allowed DIP Facilities Claim, as well as any other fees, interest or other obligations owing to third parties under the DIP Credit Agreement and/or the DIP Orders, shall be indefeasibly paid in full, in Cash, by the Debtors on the Effective Date in accordance with the terms of the DIP Credit Agreement and the DIP Orders, including without limitation, the 57

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 58 of 66 execution and delivery of a release agreement, on terms and conditions acceptable to the DIP Agent and the DIP Lenders, and contemporaneously with the foregoing payment and delivery of the release agreement, the DIP Facilities shall be deemed cancelled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Facilities shall automatically terminate, and all collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Agent or the DIP Lenders and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Facilities Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lenders pursuant to the terms of the DIP Facilities. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors. For the avoidance of doubt, to the extent that any obligations under the DIP Credit Agreement and/or the DIP Orders remain unsatisfied as of the Effective Date, any unsatisfied claims thereunder shall not be released by the terms of this Plan until such obligations are indefeasibly paid in full, in Cash. CC. Cancellation of Existing Securities and Agreements. 116. On the later of the Effective Date and the date on which distributions are made pursuant to the Plan (if not made on the Effective Date), except as otherwise specifically provided for in the Plan or set forth in the Description of Restructuring Transactions: (a) the obligations of the Debtors under the Credit Agreement, the First Lien Notes Indenture, the Midwest Notes Indenture, the Second Lien Notes Indentures, the Unsecured Notes Indentures, and any other certificate, equity security, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such agreements, certificates, notes, or other instruments or documents evidencing indebtedness or 58

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 59 of 66 obligation of or ownership interest in the Debtors that are reinstated or amended and restated pursuant to the Plan), shall be cancelled solely as to the Debtors, and the Reorganized Debtors, the DIP Agent, JPMorgan Chase Bank, N.A. in its capacity as agent under the Credit Agreement (including Cortland Capital Market Services LLC, in its capacity as successor agent), the First Lien Notes Indenture Trustee, the Midwest Notes Indenture Trustee, the Second Lien Notes Indenture Trustees, and the Unsecured Notes Indenture Trustees shall not have any continuing duties or obligations thereunder and shall be discharged; and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes or other instruments evidencing indebtedness or obligation of or ownership interest in the Debtors that are specifically reinstated, amended and reinstated, or entered into pursuant to the Plan) shall be released and discharged; except that the applicable indentures and credit agreements shall continue in effect solely for the purpose of: (i) allowing the applicable agents and indenture trustees to receive distributions from the Debtors and to make further distributions to the applicable holders of Claims (subject to any applicable charging liens, including any Second Lien Notes Indenture Trustee Charging Lien and any Unsecured Notes Indenture Trustee Charging Lien), and allowing such holders to accept distributions, on account of such Claims; (ii) preserving the applicable agents’ and indenture trustees’ rights to payment of fees and expenses, including any Second Lien Notes Indenture Trustee Fees and any Unsecured Notes Indenture Trustee Fees, and allowing the maintenance, exercise, and enforcement of any applicable charging lien, including any Second Lien Notes Indenture Trustee Charging Lien and 59

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 60 of 66 any Unsecured Notes Indenture Trustee Charging Lien, for the payment of fees and expenses, including any Second Lien Notes Indenture Trustee Fees and any Unsecured Notes Indenture Trustee Fees, and for indemnification as against any money or property distributed to holders; (iii) preserving the right of applicable agents and indenture trustees to exculpation and indemnification from the Debtors pursuant and subject to the terms of the applicable credit agreements and indentures; and (iv) preserving the applicable agents’ and indenture trustees’ right to appear and be heard in the Chapter 11 Cases or in any other proceeding in the Bankruptcy Court, including but not limited to enforcing any obligations owed to it under the Plan or Confirmation Order; provided that nothing in this Plan shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any liability or expense to the Reorganized Debtors. 117. On the Effective Date, each holder of a certificate or instrument evidencing a Claim that is discharged by the Plan shall be deemed to have surrendered such certificate or instrument in accordance with the applicable indenture or agreement that governs the rights of such holder of such Claim. Such surrendered certificate or instrument shall be deemed cancelled as set forth in, and subject to the exceptions set forth in the Plan. On and after the Effective Date, the duties and responsibilities of the indenture trustees under their respective indenture(s) shall be discharged and released, except (i) to the extent required to effectuate the Plan including, but not limited to, making distributions under the Plan to the holders of Allowed Claims under their respective indenture(s) and (ii) with respect to any rights of the First Lien Indenture Trustee, Midwest Notes Indenture Trustee, or the Second Lien Indenture Trustees to payment of fees, expenses, and indemnification obligations as against any money or property distributable to holders of the First Lien Claims under the First Lien Notes Indenture, Midwest Notes Claims under the Midwest Notes 60

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 61 of 66 Indenture, or to holders of the Second Lien Claims under the Second Lien Notes Indentures, as applicable, including any rights to priority of payment and/or to exercise charging liens. After the performance by the applicable agents’ and indenture trustees and their respective representatives and professionals of any obligations and duties required under or related to the Plan or the Confirmation Order, the agents and the indenture trustees shall be relieved of and released from any obligations and duties arising thereunder. DD. Return of Deposits. 118. All utilities, including any Person who received a deposit or other form of “adequate assurance” of performance pursuant to section 366 of the Bankruptcy Code during the Chapter 11 Cases (collectively, the “Deposits”), whether pursuant to the Final Order (I) Prohibiting Utility Providers from Altering, Refusing, or Discontinuing Utility Services, (II) Determining Adequate Assurance of Payment for Future Utility Services, and (III) Establishing Procedures for Determining Adequate Assurance of Payment [Docket No. 384] or otherwise, including, water, sewer service, telecommunications, data, cable, waste disposal, gas, electric, and other similar services, are directed to return such Deposits to the Reorganized Debtors, either by setoff against postpetition indebtedness or by Cash refund, on the Effective Date, and the Reorganized Debtors are also entitled to withdraw and keep any and all Deposits. EE. Effect of Confirmation Order on Other Orders. 119. Unless expressly provided for herein, nothing in the Plan or this Confirmation Order shall affect any orders entered in the Chapter 11 Cases pursuant to section 365 of the Bankruptcy Code or Bankruptcy Rule 9019. FF. Inconsistency. 120. In the event of any inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of any inconsistency between the 61

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 62 of 66 Plan (including the Plan Supplement) and this Confirmation Order, this Confirmation Order shall govern. To the extent any provision of any final Plan Supplement document may conflict or is inconsistent with any provision in the Plan, the terms of the final Plan Supplement document shall govern and be binding and exclusive. GG. Injunctions and Automatic Stay. 121. Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court, and extant on this Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect through and including the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms. HH. Authorization to Consummate. 122. The Debtors are authorized to consummate the Plan and the Restructuring Transactions and finalize and implement the Plan Documents at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to consummation set forth in Article IX of the Plan. II. Substantial Consummation. 123. On the Effective Date, the Plan shall be deemed to be substantially consummated under section 1101(2) of the Bankruptcy Code. JJ. No Waiver. 124. The failure to specifically include any particular Plan document or provision of the Plan or Plan Document in this Confirmation Order will not diminish the effectiveness of such document or Plan provision nor constitute a waiver thereof, it being the intent of this Court that 62

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 63 of 66 the Plan is confirmed in its entirety, the Plan Documents are approved in their entirety, and all are incorporated herein by this reference. KK. Severability. 125. Each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified (including any Plan Document) without consent from the Debtors, the Required Consenting Creditors, and the Requisite Backstop Parties, and, to the extent required under section 3.02 of the Plan Support Agreement, the Required Consenting Midwest Noteholders; and (c) nonseverable and mutually dependent. LL. Effect of Non-Occurrence of Effective Date. 126. If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims by or Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, any holders of a Claim or Interest, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any holders, or any other Entity in any respect. MM. Dissolution of the Committee. 127. On the Effective Date, the Committee will dissolve; provided that following the Effective Date, the Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (a) applications, and any relief related thereto, for compensation by Professionals and requests for allowance of Administrative Expense Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; and (b) any appeals of the Confirmation Order or other appeal to which the Committee is a party. Upon the dissolution of the Committee, the Committee Members and their respective Professionals will 63

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 64 of 66 cease to have any duty, obligation, or role arising from or related to the Chapter 11 Cases and shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the Committee Members or advisors to the Committee after the Effective Date, except for the limited purposes identified above. NN. Continued Effect of Stays and Injunction. 128. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Court that is in existence on the Confirmation Date shall remain in full force and effect until the Effective Date. OO. Conditions to Effective Date. 129. The Plan shall not become effective unless and until the conditions set forth in Article IX of the Plan have been satisfied or waived pursuant to Article IX, Section B of the Plan. Each of the conditions set forth in Article IX of the Plan is reasonably likely to be satisfied or waived in accordance with the Plan. PP. Assumption of Plan Support Agreement. 130. Upon entry of this Confirmation Order, the Plan Support Agreement will be deemed assumed by the Debtors pursuant to section 365 of the Bankruptcy Code. QQ. Waiver of 14-Day Stay. 131. Notwithstanding any Bankruptcy Rule (including, without limitation, Bankruptcy Rules 3020(e), 6004(h), 6006(d), and 7062), this Confirmation Order is effective immediately and not subject to any stay, sufficient cause having been shown. 64

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 65 of 66 RR. Modification of Plan Supplement. 132. Subject to the terms of the Plan, this Confirmation Order and the Plan Support Agreement, the Debtors are authorized to modify and amend the Plan Supplement through and including the Effective Date, and to take all actions necessary and appropriate to effect the transactions contemplated therein through, including and following the Effective Date. SS. Post-Confirmation Modification of the Plan. 133. The Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Article X, Section A of the Plan, without further order of this Court. TT. Local Bankruptcy Rules 3021-1(b) and 3022-1 134. Pursuant to Local Bankruptcy Rule 3021-1(b), the time-table for achieving substantial consummation of the Plan and entry of a final decree closing the Chapter 11 Cases is as follows: a. Substantial Consummation of the Plan. The Debtors anticipate that the Effective Date and substantial consummation of the Plan will occur in September 2020, or as soon as reasonably practicable thereafter. b. Distributions. The Debtors or Reorganized Debtors, as applicable, in consultation with the Committee, as applicable, anticipate completing the distributions required under the Plan on or as soon as reasonably practicable after the Effective Date consistent with the provisions of Article IV of the Plan. c. Resolution of Claims. The Debtors or Reorganized Debtors, as applicable, in consultation with the Committee, as applicable shall resolve Disputed Claims against the Debtors’ Estates consistent with the provisions of Article VII of the Plan. d. Avoidance Actions. Pursuant to Article IV, Section S of the Plan, as of the Effective Date, all Avoidance Actions shall be waived by the Debtors and the Reorganized Debtors and their respective Estates. e. Post-Confirmation Status Reports. The Reorganized Debtors shall file post- Confirmation disbursement and status reports every six (6) months until the 65

19-22312-rdd Doc 2243 Filed 06/26/20 Entered 06/26/20 17:09:06 Main Document Pg 66 of 66 Chapter 11 Cases are closed by means of a final decree, converted to a case under chapter 7, or dismissed, whichever happens earlier. f. Motion for Final Decree. Consistent with Bankruptcy Rule 3022 and Local Bankruptcy Rule 3022-1, within fourteen (14) days following the full administration of the Debtors’ Estates, the Reorganized Debtors shall file, on notice to the United States Trustee, an application and a proposed order for a final decree. UU. Retention of Jurisdiction 135. Notwithstanding the entry of this Confirmation Order, from and after the Effective Date, this Court shall, to the fullest extent legally permissible, retain exclusive jurisdiction over the Chapter 11 Cases and all matters arising under, arising out of, or related to, the Chapter 11 Cases, including all matters listed in Article IX of the Plan, as well as for the purposes set forth in section 1142 of the Bankruptcy Code. To the extent it is not legally permissible for the Court to have exclusive jurisdiction over any of the foregoing matters, the Court shall have non-exclusive jurisdiction over such matters to the fullest extent legally permissible. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, from and after the Effective Date, the Court shall not retain jurisdiction over the Reorganized Windstream Organizational Documents except to the extent that this Confirmation Order has been vacated or reversed, but instead, such enforcement shall be governed as set forth in the Reorganized Windstream Organizational Documents, as applicable. VV. Final Order. 136. This Confirmation Order is a Final Order and the period in which an appeal must be filed will commence upon entry of this Confirmation Order. White Plains, New York Dated: June 26, 2020 /s/ Robert D. Drain THE HONORABLE ROBERT D. DRAIN UNITED STATES BANKRUPTCY JUDGE 66

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UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:	)	Chapter 11
WINDSTREAM HOLDINGS, INC., et al.,[1]	)	Case No. 19-22312 (RDD)
Debtors.	)	(Jointly Administered)

FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF WINDSTREAM HOLDINGS, INC. ET AL., PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE (TECHNICAL MODIFICATIONS)

Stephen E. Hessler, P.C.
Marc Kieselstein P.C.
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

James H.M. Sprayregen, P.C.
Ross M. Kwasteniet, P.C. (admitted pro hac vice)
Brad Weiland (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

Counsel to the Debtors and Debtors in Possession

Dated: June 22, 2020

[1] The last four digits of Debtor Windstream Holdings, Inc.'s tax identification number are 7717. Due to the large number of Debtors in these chapter 11 cases, for which joint administration has been granted, a complete list of the debtor entities and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors' claims and noticing agent at http://www.kccllc.net/windstream. The location of the Debtors' service address for purposes of these chapter 11 cases is: 4001 North Rodney Parham Road, Little Rock, Arkansas 72212.

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THE TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW....1
A. Defined Terms....1
B. Rules of Interpretation....15
C. Computation of Time....16
D. Governing Law....16
E. Reference to Monetary Figures....16
F. Reference to the Debtors or the Reorganized Debtors....16
G. Controlling Document....16
H. Consultation, Information, Notice, and Consent Rights....17

ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS....17
A. Administrative Claims....17
B. DIP Facilities Claims....17
C. Professional Fee Claims....18
D. Priority Tax Claims....19
E. Payment of U.S. Trustee Statutory Fees....19

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS....19
A. Summary of Classification....19
B. Treatment of Claims and Interests....20
C. Special Provision Governing Unimpaired Claims....23
D. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code....24
E. Elimination of Vacant Classes....24
F. Voting Classes; Presumed Acceptance by Non-Voting Classes....24
G. Controversy Concerning Impairment....24
H. Intercompany Interests....24

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN....24
A. No Substantive Consolidation....24
B. Sources of Consideration for Plan Distributions....24
C. Issuance and Distribution of Reorganized Windstream Equity Interests....25
D. New Exit Facility and Rights Offering....25
E. Equity Allocation Mechanism and Special Warrant Agreement....27
F. Corporate Existence....28
G. Vesting of Assets in the Reorganized Debtors....28
H. Cancellation of Existing Securities....28
I. Corporate Action....29
J. Restructuring Transactions....30
K. Reorganized Windstream Organizational Documents....30
L. Reorganized Windstream Board....30
M. FCC and State PUC Licenses....31
N. Effectuating Documents; Further Transactions....31
O. Exemption from Certain Taxes and Fees....31
P. Preservation of Causes of Action....31
Q. Insurance Policies....32
R. Management Incentive Plan....33
S. Employee and Retiree Benefits....33

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES....34
A. Assumption and Rejection of Executory Contracts and Unexpired Leases....34
B. Claims Based on Rejection of Executory Contracts or Unexpired Leases....35
C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases....35
D. Dispute Resolution....36

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E. Indemnification Obligations.....36
F. Employee Compensation and Benefits.....37
G. Modifications, Amendments, Supplements, Restatements, or Other Agreements.....37
H. Reservation of Rights.....38
I. Nonoccurrence of Effective Date.....38

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS.....38
A. Timing and Calculation of Amounts to Be Distributed.....38
B. Rights and Powers of Distribution Agent.....38
C. Special Rules for Distributions to Holders of Disputed Claims and Interests.....38
D. Delivery of Distributions and Fractional, Undeliverable, or Unclaimed Distributions.....39
E. Securities Registration Exemption.....40
F. Allocations.....40
G. No Postpetition Interest on Claims.....41
H. Setoffs and Recoupment.....41
I. Claims Paid or Payable by Third Parties.....41
J. Compliance with Tax Requirements.....41

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS.....42
A. Allowance of Claims.....42
B. Claims and Interests Administration Responsibilities.....42
C. Estimation of Claims.....42
D. Adjustment to Claims Register Without Objection.....43
E. Time to File Objections to Claims.....43
F. Amendments to Claims.....43
G. Distributions After Allowance.....43
H. Single Satisfaction of Claims.....43
I. Tax Treatment of Claim Distribution Amounts.....43

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS.....44
A. Compromise and Settlement of Claims, Interests, and Controversies.....44
B. Discharge of Claims and Termination of Interests.....44
C. Debtor Release.....44
D. Third Party Release.....45
E. Exculpation.....45
F. Injunction.....46
G. Subordination Rights.....46
H. Release of Liens.....47
I. SEC.....47

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN.....47
A. Conditions Precedent to the Effective Date.....47
B. Waiver of Conditions Precedent to the Effective Date.....49
C. Substantial Consummation.....49
D. Effect of Non-Occurrence of Conditions to the Effective Date.....49

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN.....49
A. Modification and Amendments.....49
B. Effect of Confirmation on Modifications.....49
C. Revocation or Withdrawal of the Plan.....50

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19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 5 of 71 RETENTION OF JURISDICTION ............................................................................................... 50 MISCELLANEOUS PROVISIONS ............................................................................................. 52 A. Immediate Binding Effect ............................................................................................................... 52 B. Additional Documents .................................................................................................................... 52 C. Reservation of Rights ...................................................................................................................... 52 D. Successors and Assigns ................................................................................................................... 52 E. Service of Documents ..................................................................................................................... 52 F. Term of Injunctions or Stays ........................................................................................................... 53 G. Entire Agreement ............................................................................................................................ 53 H. Nonseverability of Plan Provisions ................................................................................................. 53 I. FCC Rights and Powers .................................................................................................................. 54 J. Dissolution of Committee ............................................................................................................... 54 iv

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 6 of 71 INTRODUCTION Windstream Holdings, Inc. and its debtor affiliates (each a “Debtor” and, collectively, the “Debtors” or “Windstream”), propose this joint plan of reorganization pursuant to chapter 11 of title 11 of the United States Code. Capitalized terms used and not otherwise defined shall have the meanings ascribed to such terms in Article I.A. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW A. Defined Terms As used in this Plan, capitalized terms have the meanings set forth below. 1. “2024 Second Lien Notes Indenture” means that certain indenture agreement (as may be amended, restated, supplemented, or otherwise modified from time to time) dated August 2, 2018, between Windstream Services, LLC and Windstream Finance Corp., as co-issuers, the entities specified therein, as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent. 2. “2025 Second Lien Notes Indenture” means that indenture agreement (as may be amended, restated, supplemented, or otherwise modified from time to time) dated August 2, 2018, between Windstream Services, LLC and Windstream Finance Corp., as co-issuers, the entities specified therein, as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent. 3. “6.375% 2023 Notes” means the 6.375% senior notes due 2023 issued pursuant to the 6.375% 2023 Notes Indenture. 4. “6.375% 2023 Notes Indenture” means that certain indenture agreement (as may be amended, restated, supplemented, or otherwise modified from time to time) dated January 23, 2013, between Windstream Services, LLC and Windstream Finance Corp., as co-issuers, the entities specified therein, as guarantors, and U.S. Bank National Association, as trustee, that governs the 6.375% 2023 Notes. 5. “7.500% 2022 Notes” means the 7.500% senior notes due 2022 issued pursuant to the 7.500% 2022 Notes Indenture. 6. “7.500% 2022 Notes Indenture” means that certain indenture agreement (as may be amended, restated, supplemented, or otherwise modified from time to time) dated November 22, 2011, between Windstream Services, LLC and Windstream Finance Corp., as co-issuers, the entities specified therein, as guarantors, and U.S. Bank National Association, as trustee, that governs the 7.500% 2022 Notes. 7. “7.500% 2023 Notes” means the 7.500% senior notes due 2023 issued pursuant to the 7.500% 2023 Notes Indenture. 8. “7.500% 2023 Notes Indenture” means that certain indenture agreement (as may be amended, restated, supplemented, or otherwise modified from time to time) dated March 16, 2011, between Windstream 1

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 7 of 71 Services, LLC and Windstream Finance Corp., as co-issuers, the entities specified therein, as guarantors, and U.S. Bank National Association, as trustee, that governs the 7.500% 2023 Notes. 9. “7.750% 2020 Notes” means the 7.750% senior notes due 2020 issued pursuant to the 7.750% 2020 Notes Indenture. 10. “7.750% 2020 Notes Indenture” means that certain indenture agreement (as may be amended, restated, supplemented, or otherwise modified from time to time) dated October 6, 2010, between Windstream Services, LLC and Windstream Finance Corp., as co-issuers, the entities specified therein, as guarantors, and U.S. Bank National Association, as trustee, that governs the 7.750% 2020 Notes. 11. “7.750% 2021 Notes” means the 7.750% senior notes due 2021 issued pursuant to the 7.750% 2021 Notes Indenture. 12. “7.750% 2021 Notes Indenture” means that certain indenture agreement (as may be amended, restated, supplemented, or otherwise modified from time to time) dated August 26, 2013, between Windstream Services, LLC and Windstream Finance Corp., as co-issuers, the entities specified therein, as guarantors, and U.S. Bank National Association, as trustee, that governs the 7.750% 2021 Notes. 13. “8.750% 2024 Notes” means the 8.750% senior notes due 2024 issued pursuant to the 8.750% 2024 Indenture. 14. “8.750% 2024 Notes Indenture” means that certain indenture agreement (as may be amended, restated, supplemented, or otherwise modified from time to time) dated December 13, 2017, between Windstream Services, LLC and Windstream Finance Corp., as co-issuers, the entities specified therein, as guarantors, and UMB Bank National Association, as successor trustee, that governs the 8.750% 2024 Notes. 15. “Administrative Claim” means a Claim for the costs and expenses of administration of the Estates pursuant to sections 503(b) (including Claims arising under section 503(b)(9) of the Bankruptcy Code), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code. 16. “Administrative Claims Bar Date” means the first Business Day that is 30 days following the Effective Date, except as specifically set forth in the Plan. 17. “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code. 18. “Allowed” means with respect to any Claim, except as otherwise provided herein: (a) a Claim that is evidenced by a Proof of Claim Filed by the Claims Bar Date in accordance with the Claims Bar Date Order (or for which Claim under the Plan, the Bankruptcy Code, or a Final Order of the Bankruptcy Court a Proof of Claim is not or shall not be required to be Filed); (b) a Claim that is listed in the Schedules, if any, as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim, as applicable, has been timely Filed; or (c) a Claim Allowed pursuant to the Plan or a Final Order; provided that with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or, if such an objection is so interposed and the Claim, as applicable, shall have been Allowed by a Final Order. “Allow,” “Allowing,” and “Allowance,” shall have correlative meanings. For the avoidance of doubt, (i) there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan, and (ii) the Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable nonbankruptcy law. 2

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 8 of 71 19. “Assumed Executory Contract/Unexpired Lease Schedule” means the schedule (as may be amended) of Executory Contracts and Unexpired Leases (including any amendments or modifications thereto) that will be assumed by the Reorganized Debtors pursuant to the Plan, which shall be included in the Plan Supplement. 20. “Backstop Commitment” means the commitment, on the terms set forth in the Backstop Commitment Agreement, of the Backstop Parties to backstop the Rights Offering. 21. “Backstop Commitment Agreement” means that certain Backstop Commitment Agreement, dated as of March 13, 2020, by and among the Backstop Parties and Windstream, as may be amended, supplemented, or modified from time to time, setting forth, among other things, the terms and conditions of the Rights Offering, the Backstop Commitment, and the payment of the Backstop Premium. 22. “Backstop Parties” means Elliott, the members of the First Lien Ad Hoc Group or their successors or assigns (in each case, as allowed pursuant to the Backstop Commitment Agreement) that have committed to backstop the Rights Offering on the terms set forth in the Backstop Commitment Agreement, solely in their capacities as such. 23. “Backstop Premium” means the backstop premium payable to the Backstop Parties in consideration for the Backstop Commitment equal to 8% of the $750 million committed amount, to be paid in Reorganized Windstream Equity Interests or in cash on the terms set forth in the Backstop Commitment Agreement. 24. “Backstop Priority Tranche” means $375 million of the Reorganized Windstream Equity Interests issued pursuant to the Rights Offering to be made available to the Backstop Parties and Priority Non-Backstop Parties. 25. “Ballot” means a ballot providing for the acceptance or rejection of the Plan and to make an election with respect to the Third Party Release provided by Article VIII.D. 26. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time. 27. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States District Court for the Southern District of New York. 28. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court. 29. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)). 30. “Cash” means the legal tender of the United States of America. 31. “Cause of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code. 3

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 9 of 71 32. “Chapter 11 Cases” means: (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (b) when used with reference to all of the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court. 33. “Chubb” means ACE American Insurance Company and each of its U.S.-based affiliated insurance companies, collectively, and together with their U.S. based successors. 34. “Chubb Insurance Program” means the “Insurance Program” as that term is defined in the Order (I) Authorizing Assumption of the Prepetition Insurance Program, (II) Authorizing the Debtors to Enter into the Postpetition Insurance Program, and (III) Granting Related Relief [Docket No. 702]. 35. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors. 36. “Claims Bar Date Order” means the Order (I) Setting Bar Dates for Submitting Proofs of Claim, (II) Approving Procedures for Submitting Proofs of Claim, and (III) Approving Notice Thereof [Docket No. 518]. 37. “Claims Bar Date” means 4:00 p.m. Eastern Time on July 15, 2019, as established by the Claims Bar Date Order. 38. “Claims Objection Deadline” means the deadline for objecting to Claims, which shall be on the date that is the later of (a) 180 days after the Effective Date and (b) such later date as may be fixed by the Bankruptcy Court. 39. “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent in the Chapter 11 Cases. 40. “Class” means a category of holders of Claims or Interests as set forth in Article III pursuant to section 1122(a) of the Bankruptcy Code. 41. “Committee” means the statutory committee of unsecured creditors, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee, pursuant to the Notice of Appointment of Official Committee of Unsecured Creditors [Docket No. 136] on March 12, 2019 and represented by Morrison & Foerster LLP. 42. “Committee Member” means each Entity that is a member of the Committee. 43. “Communications Act” means chapter 5 of title 47 of the United States Code, 47 U.S.C. §§ 151- 162, as now in effect or hereafter amended, or any other successor federal statute, and the rules and regulations promulgated thereunder. 44. “Compensation and Benefits Programs” means all employment and severance agreements and policies, and all employment, compensation, and benefit plans, policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, qualified and non-qualified pension plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, and programs of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors and the employees, former employees and retirees of their subsidiaries, including all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements, and plans, incentive plans, deferred compensation plans and life, accidental death, and dismemberment insurance plans. 45. “Conditions Precedent” means conditions required to occur before the Effective Date as described in Article IX.A. 4

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 10 of 71 46. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021. 47. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to sections 1128 and 1129 of the Bankruptcy Code. 48. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code. 49. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases. 50. “Consenting Creditors” has the meaning ascribed to such term in the Plan Support Agreement. 51. “Consummation” means the occurrence of the Effective Date. 52. “Credit Agreement” means that certain Credit Agreement, dated as of dated July 17, 2006 (as amended, restated, supplemented, or otherwise modified from time to time prior to the Petition Date in accordance with the terms thereof), by and among Windstream Services, LLC, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. 53. “Cure Claim” means a monetary Claim based upon the Debtors’ defaults under any Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors pursuant to section 365 of the Bankruptcy Code. 54. “Cure Notice” means a notice sent to the non-Debtor counterparties to an Executory Contract or Unexpired Lease in connection with the proposed assumption or assumption and assignment of such Executory Contract or Unexpired Lease under the Plan pursuant to section 365 of the Bankruptcy Code, the form and substance of which notice shall be approved by the Disclosure Statement Order and shall include (a) procedures for objecting to proposed assumptions or assumptions and assignments of Executory Contracts and Unexpired Leases, (b) the proposed amount to be paid on account of Cure Claims, and (c) procedures for resolution by the Bankruptcy Court of any related disputes; provided that the Assumed Executory Contract/Unexpired Lease Schedule and any Amended Assumed Executory Contract/Unexpired Lease Schedule may each constitute a “Cure Notice” hereunder. 55. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) of any of the Debtors that cover current or former directors’, managers’, and officers’ liability. 56. “Description of Restructuring Transactions” means a summary description of certain Restructuring Transactions, including any changes to the corporate and/or capital structure of the Debtors (to the extent known) to be made on the Effective Date as determined by the Debtors, to be filed with the Plan Supplement. 57. “DIP Agent” means Citibank N.A., in its capacity as administrative agent and collateral agent under the DIP Credit Agreement, including any successor thereto. 58. “DIP Credit Agreement” means that certain superpriority secured debtor-in-possession credit agreement (as may be amended, supplemented, or otherwise modified from time to time) dated March 13, 2019, between Windstream Holdings, Inc. and Windstream Services, LLC, as borrowers, the Debtor guarantors that are party thereto, the lenders party thereto, DIP Agent, and Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Barclays Bank PLC, and Deutsche Bank Securities Inc., as co-documentation agents, that governs the DIP Facilities. 59. “DIP Facilities” means those certain debtor-in-possession financing facilities in accordance to the terms and conditions set forth in the DIP Credit Agreement and the Final DIP Order, as applicable. 60. “DIP Facilities Claims” means any Claim held by the DIP Lenders or the DIP Agent, against any Debtor, derived from, based upon, or secured pursuant to the DIP Credit Agreement, including claims for all principal 5

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 11 of 71 amounts outstanding, interest, fees, expenses, costs, and other charges arising thereunder or related thereto, in each case, with respect to the DIP Facilities. 61. “DIP Lenders” means the banks, financial institutions, and other lenders party to the DIP Credit Agreement with respect to the DIP Facilities from time to time. 62. “DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order. 63. “Disclosure Statement” means the disclosure statement (as may be further amended, supplemented, or modified from time to time in accordance with its terms) for the Plan, including all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code. 64. “Disclosure Statement Order” means a Final Order of the Bankruptcy Court approving the Disclosure Statement. 65. “Distributable Exit Facility Proceeds” means the proceeds of the Required Exit Term Facility available for distribution to holders of the Allowed First Lien Claims as set forth in Article IV.D.1 of this Plan. 66. “Distributable Flex Proceeds” means the proceeds of the Flex Exit Term Facility available for distribution to holders of the Allowed First Lien Claims as set forth in Article IV.D.1 of this Plan. 67. “Distributable Subscription Rights” mean the difference between (a) $750 million or, if the Flex Exit Term Facility is funded on the Effective Date, the amount after giving effect to the Flex Adjustment and (b) the amount of the Backstop Priority Tranche subscribed by the Backstop Parties and the Priority Non-Backstop Parties. 68. “Distribution Agent” means, as applicable, Reorganized Windstream or any Entity Reorganized Windstream selects to make or to facilitate distributions in accordance with the Plan. 69. “Distribution Record Date” means, other than with respect to publicly held Securities, the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be on or as soon as is reasonably practicable after the Effective Date. 70. “DTC” means The Depository Trust Company. 71. “Effective Date” means, with respect to the Plan, the date that is the first Business Day, on which: (a) no stay of the Confirmation Order is in effect; (b) all Conditions Precedent specified in Article IX.A have been satisfied or waived (in accordance with Article IX.B); and (c) the Plan is declared effective. 72. “Elliott” means Elliott Investment Management, L.P. and its affiliated funds in their capacity as holders of First Lien Claims, Second Lien Claims, and Unsecured Notes Claims. 73. “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code. 74. “Equity Allocation Mechanism” means the methodology for allocating Reorganized Windstream Equity Interests and/or Special Warrants among the holders of Allowed First Lien Claims as set forth in Article IV.E of this Plan. Further procedures regarding the Equity Allocation Mechanism will be set forth in the Plan Supplement, as necessary. 75. “ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1301-1461 as amended (2012 & Supp. V 2017), and the regulations promulgated thereunder. 76. “Estate” means, as to each Debtor, the estate created for any Debtor in its Chapter 11 Case pursuant to sections 301 and 541 of the Bankruptcy Code. 6

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 12 of 71 77. “Exculpated Parties” means collectively, and in each case in its capacity as such: (a) the Debtors; (b) any official committees appointed in the Chapter 11 Cases and each of their respective members; (c) the Consenting Creditors; (d) the DIP Lenders; (e) the DIP Agent; (f) the Backstop Parties; and (g) with respect to each of the foregoing, such Entity and its current and former Affiliates, and such Entity’s and its current and former Affiliates’ current and former equity holders, subsidiaries, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such. 78. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code. 79. “Exercise Date” means a date occurring within five business days after the following conditions have been satisfied: (i) any required declaratory ruling is granted by the FCC to allow Reorganized Windstream or its affiliates, as applicable, to exceed 25 percent indirect foreign ownership and specifically approve any foreign investor with greater than 5 percent ownership; (ii) the FCC has issued all other requisite approvals for the exercise of the Special Warrants; and (iii) the State PUCs grant any requisite approvals for the change of ownership that will arise from the exercise of the Special Warrants. 80. “FCC” means the Federal Communications Commission, including any official bureau or division thereof acting on delegated authority, and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the Effective Date. 81. “FCC Applications” means, collectively, each requisite application, petition, or other request filed or to be filed with the FCC in connection with the Restructuring Transactions and the Plan, including the applications filed with the FCC seeking FCC consent to the Transfer of Control. 82. “FCC Approval” means the FCC’s grant of the FCC Applications, including any grants by operation of law; provided that the possibility that an appeal, request for stay, or petition for rehearing or review by a court or administrative agency may be filed with respect to such grant, or that the FCC may reconsider or review such grant on its own authority, shall not prevent such grant from constituting FCC Approval for purposes of the Plan. 83. “FCC Licenses” means licenses, authorizations, waivers, and permits that are issued from time to time by the FCC. 84. “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim or a proof of Interest, and the Notice and Claims Agent. 85. “Final DIP Order” means the Final Order (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Authorizing the Debtors to Use Cash Collateral, (C) Granting Liens and Providing Superpriority Administrative Expense Status, (D) Granting Adequate Protection to the Prepetition Secured Parties, (E) Modifying the Automatic Stay, and (F) Granting Related Relief [Docket No. 376]. 86. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be Filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided, that, the possibility that a request for relief under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules of the Bankruptcy Court or applicable non-bankruptcy law, may be filed relating to such order shall not prevent such order from being a Final Order. 87. “First Lien Claims” means all claims derived from or based upon the Credit Agreement and First Lien Notes Indenture, including, for the avoidance of doubt, any Prepetition Credit Facility Secured Party’s Prepetition 7

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 13 of 71 Adequate Protection Claims and any First Lien Notes Secured Party’s Prepetition Adequate Protection Claims (as such terms are defined in the Final DIP Order). 88. “First Lien Notes Indenture” means that certain indenture agreement (as may have been amended, modified, supplemented, or amended and restated from time to time) dated November 6, 2017, among Windstream Services, LLC and Windstream Finance Corp., as co-issuers, the entities specified therein, as guarantors, and Delaware Trust Company, as successor to U.S. Bank National Association, as trustee and collateral agent. 89. “First Lien Notes Indenture Trustee” means Delaware Trust Company, as successor to U.S. Bank National Association in its capacity as collateral agent and indenture trustee under the First Lien Notes Indenture. 90. “First Lien Replacement Term Loans” mean new term loans to be distributed to holders of First Lien Claims in the event that the amount of the Required Exit Term Facility is reduced to an amount less than the Required Exit Term Facility Target as set forth in Article IV.D.1 of this Plan. 91. “Flex Adjustment” means the proportionate downward adjustment in the Rights Offering amount and the Plan Equity Value in the event that the Flex Exit Term Facility is funded on the Effective Date in a manner that preserves the 37.5% discount to Plan Equity Value, such that if the aggregate principal amount of the Flex Exit Term Facility is $350 million, the Plan Equity Value will equal $900 million and the Rights Offering amount will equal $540 million. 92. “Flex Exit Term Facility” means up to $350 million in principal of new term loans or notes under the New Exit Term Facility, which may be funded on the Effective Date on the terms and conditions set forth in Article IV.D.1 of this Plan. 93. “General Unsecured Claim” means any Claim other than an Administrative Claim, a Professional Fee Claim, a Secured Tax Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, a First Lien Claim, a Midwest Notes Claim, a Second Lien Claim, or a DIP Facilities Claim. 94. “Governance Term Sheet” has the meaning ascribed to such term in the Plan Support Agreement. 95. “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code. 96. “Impaired” means, when used in reference to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code. 97. “Indemnification Obligations” means each of the Debtors’ indemnification obligations in effect as of the Effective Date, whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, indemnification agreements, or employment or other contracts, for their current and former directors, officers. 98. “Intercompany Claims” means, collectively, any Claim held by a Debtor against another Debtor. 99. “Intercompany Interest” means any Interest held by a Debtor in another Debtor. 100. “Interests” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor. 101. “Interim DIP Order” means the Interim Order (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Authorizing the Debtors to Use Cash Collateral, (C) Granting Liens and Providing Superpriority Administrative Expense Status, (D) Granting Adequate Protection to the Prepetition Secured Parties, (E) Modifying the Automatic Stay, (F) Scheduling a Final Hearing and (G) Granting Related Relief [Docket No. 75]. 8

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 14 of 71 102. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001. 103. “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code. 104. “Management Incentive Plan” means the post-Effective Date management equity incentive plan, the terms of which will be set forth in the Plan Supplement. 105. “Midwest Notes Claims” means all claims derived from or based upon the Midwest Notes Indenture. 106. “Midwest Notes Indenture” means that certain Indenture dated February 23, 1998 (as the same may have been amended, modified, supplemented, or amended and restated from time to time), by and among Windstream Holding of the Midwest, Inc. (f/k/a Alltel Communications Holdings of the Midwest, Inc., f/k/a Aliant Communications Inc.), as issuer, and Ankura Trust Company, LLC, in its capacity as successor trustee, for the 6 ¾% Senior Notes due 2028 in the principal amount of $100 million . 107. “Midwest Notes Indenture Trustee” Ankura Trust Company, LLC, in its capacity as trustee for the Midwest Notes Indenture. 108. “Midwest Notes New Exit Term Facility” means $100 million of the Required Exit Term Facility under the New Exit Term Facility that will be distributed to holders of the Midwest Notes Claims. 109. “Midwest Notes OID Consideration” means to the extent that the Required Exit Term Facility is issued with an original issue discount, then holders of Midwest Notes Claims will receive compensation, either in the form of cash or additional loans in an expanded Midwest Notes New Exit Term Facility corresponding to such original issue discount. 110. “Minimum Cash Balance” means a cash balance to be held by the Debtors on the Effective Date in an amount equal to $75 million plus any amounts received on account of GCI (as defined in the Uniti Term Sheet) reimbursements and Cash Payments (as defined in the Uniti Term Sheet) received by the Debtors on or before the Effective Date. 111. “New Exit Facility” means the new money senior secured credit facility in an aggregate principal amount up to $3,250 million and as otherwise described in Article IV.D.1 of this Plan. 112. “New Exit Facility Revolver” means the revolving credit facility arising under the New Exit Facility in an aggregate principal amount up to $750 million and as otherwise described in Article IV.D.1 of this Plan. 113. “New Exit Term Facility” means the term loan facility or notes arising under the New Exit Facility in an aggregate principal amount up to $2,500 million and as otherwise described in Article IV.D.1 of this Plan. 114. “Non-Obligor Debtor” means any Debtor listed on Exhibit 2 to this Plan. 115. “Non-Obligor General Unsecured Claims” means any general unsecured claims against the Non-Obligor Debtors. 116. “Non-Obligor General Unsecured Claims Reserve” means a reserve funded with proceeds from the New Exit Facility and any other cash on hand held by the Debtors as of the Effective Date in accordance with Article IV.D.1 of this Plan in an amount determined by the Debtors in their discretion and business judgment with the consent of the Requisite Backstop Parties to fund distributions on account of Allowed Non-Obligor General Unsecured Claims pursuant to Article III.B.7 of this Plan. 117. “Notice and Claims Agent” means Kurtzman Carson Consultants LLC, the notice, claims, and solicitation agent retained by the Debtors pursuant to the Order Authorizing Retention and Appointment of Kurtzman Carson Consultants LLC as Claims and Noticing Agent [Docket No. 59]. 9

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 15 of 71 118. “Obligor Claims Reserve” means a reserve funded with proceeds from the New Exit Facility and any other cash on hand held by the Debtors as of the Effective Date in accordance with Article IV.D.1 of this Plan in an amount determined by the Debtors, with the consent of the Requisite Backstop Parties and the Required Consenting Creditors to fund distributions on account of Allowed Second Lien Claims and Allowed Obligor General Unsecured Claims pursuant to Article III.B.5 and Article III.B.6 of this Plan. 119. “Obligor Debtor” means any Debtor listed on Exhibit 1 to this Plan. 120. “Obligor General Unsecured Claims” means any general unsecured claims against the Obligor Debtors. 121. “Other Priority Claim” means any Claim against any Debtor entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; and (b) a Priority Tax Claim. 122. “Other Secured Claim” means any Secured Claim, including any Secured Tax Claim, other than a First Lien Claim, Midwest Notes Claim, Second Lien Claim, or a DIP Facilities Claim. For the avoidance of doubt, “Other Secured Claims” includes any Claim arising under, derived from, or based upon any letter of credit issued in favor of one or more Debtors, the reimbursement obligation for which is either secured by a Lien on collateral or is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code. 123. “Ownership Certification” means a written certification which shall, among other things, be sufficient to enable the Debtors or Reorganized Debtors, as applicable, to determine the extent to which direct and indirect voting and equity interests of the certifying party are held by non-U.S. Persons, as determined under sections 214 and 310(b) of the Communications Act, as interpreted and applied by the FCC, the form of which shall be included in the Plan Supplement. 124. “Ownership Certification Deadline” means the date by which holders of First Lien Claims must submit an Ownership Certification, which date shall be disclosed in the Plan Supplement. 125. “PBGC” means the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation, and an agency of the United States created by ERISA. 126. “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code. 127. “Petition Date” means February 25, 2019. 128. “Plan Equity Value” means an amount equal to $1,250 million, subject to the Flex Adjustment, if any. 129. “Plan” means this Second Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc., et al., pursuant to Chapter 11 of the Bankruptcy Code (including the Plan Supplement and all exhibits hereto and thereto), as the same may be amended, modified, supplemented or amended and restated from time to time. 130. “Plan Supplement” means a supplemental appendix to the Plan, which shall be filed with the Bankruptcy Court prior to the Confirmation Hearing, and additional documents filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement. The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date. 131. “Plan Support Agreement” means that certain Plan Support Agreement, and all of the schedules, documents, and exhibits contained therein, entered into on March 2, 2020 by and among the Debtors, the Consenting Creditors, as amended on March 9, 2020 and March 13, 2020 (and as may be further amended from time to time), and any subsequent Entity that becomes a party thereto pursuant to the terms thereof. 10

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 16 of 71 132. “Priority Non-Backstop Cap” means the portion of the Backstop Priority Tranche equal to the ratio of $667.3 million in the aggregate principal amount of First Lien Claims held by Priority Non-Backstop Parties to the aggregate principal amount of all First Lien Claims. 133. “Priority Non-Backstop Parties” means holders of First Lien Claims that were not held by Backstop Parties as of March 2, 2020, who signed the Plan Support Agreement and became Consenting Creditors by no later than 5:00 p.m. Prevailing Eastern Time on March 13, 2020. 134. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 135. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that respective Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan, as applicable. 136. “Professional” means an Entity employed pursuant to a Final Order of the Bankruptcy Court in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code. 137. “Professional Fee Claims” means a Claim by a professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. 138. “Professional Fee Claims Estimate” means the aggregate unpaid Professional Fee Claims through the Effective Date as estimated in accordance with Article II.C.2. 139. “Professional Fee Escrow” means a non-interest-bearing escrow account established and funded pursuant to Article II.C.3. 140. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases by the applicable Claims Bar Date. 141. “Reinstated” or “Reinstatement” means, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code. 142. “Rejected Executory Contracts and Unexpired Leases Schedule” means the schedule (as may be amended), if any, of certain Executory Contracts and Unexpired Leases (including any amendments or modifications thereto) that will be rejected by the Debtors pursuant to the Plan, which shall be included in the Plan Supplement. 143. “Released Parties” means, collectively, and in each case in its capacity as such: (a) the Consenting Creditors; (b) the Backstop Parties; (c) the Uniti Parties; (d) the indenture trustees and administrative agents under the Debtors’ prepetition Secured credit agreement and Secured notes indentures; (e) the DIP Lenders; (f) the DIP Agent; and (g) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing Entities in clauses (a) through (f), such Entity and its current and former Affiliates and subsidiaries, and such Entities’ and their current and former Affiliates’ and subsidiaries’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals. 11

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 17 of 71 144. “Releasing Parties”2 means, collectively, (a) the Consenting Creditors; (b) the Backstop Parties; (c) the Uniti Parties; (d) the indenture trustees and administrative agents under the Debtors’ prepetition Secured credit agreement and Secured notes indentures; (e) the DIP Lenders; (f) the DIP Agent; (g) all holders of Claims or Interests that vote to accept the Plan; (h) all holders of Claims or Interests that abstain from voting on the Plan and who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable ballot indicating that they opt not to grant the releases provided in the Plan; (i) all holders of Claims or Interests that vote to reject the Plan and who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable ballot indicating that they opt not to grant the releases provided in the Plan; and (j) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing Entities in clauses (a) through (i), such Entity and its current and former Affiliates and subsidiaries, and such Entities’ and their current and former Affiliates’ and subsidiaries’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such collectively. 145. “Reorganized Debtors” means (a) Debtors, as reorganized pursuant to and under the Plan or any successor thereto by merger, amalgamation, consolidation, or otherwise, and, (b) the direct and indirect subsidiaries of the Reorganized Debtors described in (a), in each case, after giving effect to the Restructuring Transactions. 146. “Reorganized Windstream” means the parent entity of the Reorganized Debtors, after giving effect to the Restructuring Transactions, which may be (a) Windstream Holdings, Inc., as reorganized pursuant to and under the Plan, or any successor thereto, by merger, amalgamation, consolidation, or otherwise, or (b) a new entity formed to acquire, directly or indirectly, substantially all of the assets of the Debtors. 147. “Reorganized Windstream Board” means the new board of directors of Reorganized Windstream who shall be appointed by the Requisite Backstop Parties in accordance with the Governance Term Sheet and whose identities shall be set forth in the Plan Supplement to the extent known at the time of filing. 148. “Reorganized Windstream Equity Interests” means the common stock, partnership interests, or limited liability company interests of Reorganized Windstream, as applicable, to be issued upon the Effective Date in accordance with the Plan. 149. “Reorganized Windstream Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, limited liability company operating agreements or such other applicable formation documents of each Reorganized Debtor, which shall be in form and substance consistent with the Governance Term Sheet. 150. “Required Consenting Creditors” has the meaning ascribed to such term in the Plan Support Agreement. 151. “Required Exit Term Facility” means term loans or notes arising under the New Exit Term Facility in an amount up to the Required Exit Term Facility Target and otherwise as set forth in Article IV.D.1 of this Plan. 152. “Required Exit Term Facility Target” means $2,150 million in new term loans or notes (including the Midwest Notes New Exit Term Facility) arising under the New Exit Term Facility. 2 For the avoidance of doubt, holders of Class 9 Interests in Windstream and holders of Claims against the Debtors in connection with the securities litigation captioned as Robert Murray v. Earthlink Holdings Corp., et al., Case No. 4:18-cv- 00202 (E.D. Ark.) (the “Securities Litigation”) shall not be Releasing Parties. 12

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 18 of 71 153. “Requisite Backstop Parties” mean (a) at least two members of the First Lien Ad Hoc Group holding a majority of the aggregate amount of commitments under the Backstop Commitment Agreement held by all members of the First Lien Ad Hoc Group and (b) Elliott. 154. “Restructuring Term Sheet” has the meaning ascribed to such term in the Plan Support Agreement. 155. “Restructuring Transactions” means any transaction and any actions as may be necessary or appropriate to implement the restructuring of the Debtors and Reorganized Debtors on the terms set forth in the Plan, Plan Support Agreement, and Description of Restructuring Transactions, including the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, or mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions, as described in Article IV.J of the Plan. 156. “Rights Offering” means the $750 million common equity rights offering, subject to any Flex Adjustment, as set forth in Article IV.D.2 of this Plan. 157. “Rights Offering Documents” means collectively, the Backstop Commitment Agreement, and any and all other agreements, documents, and instruments delivered or entered into in connection with the Rights Offering, including the Rights Offering Procedures. 158. “Rights Offering Procedures” means those certain rights offering procedures with respect to the Rights Offering, which rights offering procedures shall be set forth in the Rights Offering Documents. 159. “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time. 160. “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and substantially in accordance with the Official Bankruptcy Forms, as the same may have been amended, modified, or supplemented from time to time. 161. “SEC” means the Securities and Exchange Commission. 162. “Second Lien Claims” means, collectively, all claims derived from, based upon, or secured pursuant to the 2024 Second Lien Notes Indenture and 2025 Second Lien Indenture, including claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges arising thereunder or related thereto. 163. “Second Lien Notes Indentures” means, collectively, the 2024 Second Lien Notes Indenture and the 2025 Second Lien Notes Indenture. 164. “Second Lien Notes Indenture Trustees” mean Wilmington Trust, National Association in its capacity as collateral agent and indenture trustee under the Second Lien Notes Indentures. 165. “Second Lien Notes Indenture Trustee Charging Lien” means any Lien or priority of payment to which the Second Lien Notes Indenture Trustees are entitled under their respective Second Lien Notes Indenture(s) against distributions to be made to holders of Second Lien Claims for payment of any Second Lien Notes Indenture Trustee Fees. 166. “Second Lien Notes Indenture Trustee Fees” means all reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Second Lien Notes Indenture Trustees under their respective Second Lien Notes Indenture(s), whether before or after the Petition Date or before or after the Effective Date. 13

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 19 of 71 167. “Secured” means, when referring to a Claim: (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code. 168. “Secured Tax Claim” means any Secured Claim against any Debtor that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties. 169. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as amended, together with the rules and regulations promulgated thereunder or any similar federal, state, or local law. 170. “Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a–78nn. 171. “Security” shall have the meaning set forth in section 101(49) of the Bankruptcy Code. 172. “Special Warrant” means a warrant, issued by the Reorganized Debtors pursuant to the Plan, the Equity Allocation Mechanism, and the Special Warrant Agreement, to purchase Reorganized Windstream Equity Interests, the terms of which will provide that (i) the holder may exercise its rights to purchase Reorganized Windstream Equity Interests at no cost and (ii) will not be exercisable unless such exercise complies with applicable law, including, without limitation, the Communications Act and the rules and regulations of the FCC and the FCC has issued any requisite approval of such exercise. 173. “Special Warrant Agreement” means that certain warrant agreement, to be effective on the Effective Date, governing the Special Warrants to be issued by the Reorganized Debtors, the form of which shall be included in the Plan Supplement and which shall be in form and substance acceptable to the Debtors and the Requisite Backstop Parties. 174. “State PUCs” means the public utilities commission or similar regulatory agency in each U.S. state (which, for this definition, shall include the District of Columbia) with jurisdiction over intrastate telecommunications services. 175. “State PUC Applications” means, collectively, each requisite notice, application, petition, or other request filed or to be filed with the State PUCs that have jurisdiction in connection with the Restructuring Transactions and the Plan. 176. “State PUC Approval” means, collectively, the grant by State PUCs the State PUC Applications, including any grants by operation of law; provided that the possibility that an appeal, request for stay, or petition for rehearing or review by a court or administrative agency may be filed with respect to such grant, or that a State PUC may reconsider or review such grant on its own authority, shall not prevent such grant from constituting State PUC Approval for purposes of the Plan. 177. “Transfer of Control” has the meaning set forth in Article XII.I of the Plan. 178. “U.S. Trustee” means the Office of the United States Trustee for Region 2. 179. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code. 180. “Unimpaired” means, with respect to a Claim or a Class of Claims or Interests, a Claim or an Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 181. “Uniti” means Uniti Group Inc. and each of its direct and indirect subsidiaries party to the Plan Support Agreement. 182. “Uniti 9019 Motion” has the meaning ascribed to such term in the Plan Support Agreement. 14

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 20 of 71 183. “Uniti Arrangement” means that certain Master Lease dated April 24, 2015 by and among CSL National, LP, the landlords party thereto, and Windstream Holdings, Inc. as tenant. 184. “Uniti Parties” has the meaning ascribed to such term in the Plan Support Agreement. 185. “Uniti Term Sheet” means the sheet attached as Exhibit D to the Plan Support Agreement describing the terms and conditions of the settlement with Uniti. 186. “Uniti Transactions” means the transactions described in the Uniti Term Sheet. 187. “Unsecured Notes” means, collectively, the 6.375% 2023 Notes, the 7.500% 2022 Notes, the 7.500% 2023 Notes, the 7.750% 2020 Notes, the 7.750% 2021 Notes, and the 8.750% 2024 Notes. 188. “Unsecured Notes Claims” means, collectively, all claims derived from or based upon the Unsecured Notes or the Unsecured Notes Indentures, including in each case claims for all principal amounts outstanding, interest, Unsecured Notes Indenture Trustee Fees, expenses, costs, and other charges arising thereunder or related thereto. 189. “Unsecured Notes Indentures” means, collectively, the 6.375% 2023 Notes Indenture, 7.500% 2022 Notes Indenture, 7.500% 2023 Notes Indenture, 7.750% 2020 Notes Indenture, 7.750% 2021 Notes Indenture, and 8.750% 2024 Notes Indenture. 190. “Unsecured Notes Indenture Trustee Charging Lien” means any Lien or priority of payment to which the Unsecured Notes Indenture Trustees are entitled under their respective Unsecured Notes Indenture(s) against distributions to be made to holders of Unsecured Notes Claims for payment of any Unsecured Notes Indenture Trustee Fees. 191. “Unsecured Notes Indenture Trustee Fees” means all reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Unsecured Notes Indenture Trustees under their respective Unsecured Notes Indenture(s), whether before or after the Petition Date or before or after the Effective Date. 192. “Unsecured Notes Indenture Trustees” means, collectively, (i) U.S. Bank National Association in its capacity as trustee, under the 6.375% 2023 Notes Indenture, 7.500% 2022 Notes Indenture, 7.500% 2023 Notes Indenture, 7.750% 2020 Notes Indenture, and 7.750% 2021 Notes Indenture; and (ii) UMB Bank, National Association, in its capacity as successor trustee, under the 8.750% 2024 Notes Indenture. 193. “Voting Deadline” means 4:00 p.m. (Eastern Time) on June 17, 2020, as specifically set forth in the Disclosure Statement Order, which is the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code. 194. “Windstream” means Windstream Holdings, Inc. and each of its subsidiaries. 195. “Windstream Holdings” means Windstream Holdings, Inc. 196. “Windstream Pension Plan” means that certain Windstream Pension Plan, a single-employer defined benefit plan insured by the PBGC and covered by Title IV of ERISA. 197. “Windstream Services” means Windstream Services, LLC. B. Rules of Interpretation For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) except as otherwise provided in the Plan, any reference 15

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 21 of 71 herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified in accordance with the Plan; (c) unless otherwise specified herein, all references herein to “Articles” are references to Articles of the Plan; (d) unless otherwise stated herein, the words “herein,” “hereof,” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (e) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (f) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (g) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan; (h) any capitalized term used herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (i) any docket number references in the Plan shall refer to the docket number of any document Filed with the Bankruptcy Court in the Chapter 11 Cases; (j) references to “Proofs of Claim,” “holders of Claims,” “disputed Claims,” and the like shall include “Proofs of Interest,” “holders of Interests,” “disputed Interests,” and the like as applicable; (k) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (l) any effectuating provisions may be interpreted by the Debtors, or after the Effective Date, the Reorganized Debtors in their sole discretion in a manner consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (m) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter. C. Computation of Time Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. D. Governing Law Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate or limited liability company governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated or formed (as applicable) in the State of New York shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor or Reorganized Debtor. E. Reference to Monetary Figures All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein. F. Reference to the Debtors or the Reorganized Debtors Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. G. Controlling Document In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document 16

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 22 of 71 or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control. H. Consultation, Information, Notice, and Consent Rights Notwithstanding anything herein to the contrary, any and all consultation, information, notice, and consent rights of the parties to the Plan Support Agreement set forth in the Plan Support Agreement (including the exhibits thereto) with respect to the form and substance of this Plan, all exhibits to the Plan, and the Plan Supplement, and all other Definitive Documents (as defined in the Plan Support Agreement), including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and fully enforceable as if stated in full herein. Failure to reference the rights referred to in the immediately preceding paragraph as such rights relate to any document referenced in the Plan Support Agreement shall not impair such rights and obligations. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, including DIP Facilities Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the classification of Claims and Interests set forth in Article III. A. Administrative Claims Except to the extent otherwise expressly provided herein, other than Professional Fee Claims and Administrative Claims that have already been paid during the Chapter 11 Cases, and except to the extent that a holder of an Allowed Administrative Claim and the applicable Debtor, prior to the Effective Date, or after the Effective Date, the applicable Reorganized Debtor, agrees to less favorable treatment, each holder of an Allowed Administrative Claim shall be paid in full in Cash: (a) if such Administrative Claim is Allowed as of the Effective Date, not later than the Effective Date; or (b) if such Administrative Claim is not Allowed as of the Effective Date, upon entry of an order of the Bankruptcy Court Allowing such Claim, or as soon as reasonably practicable thereafter; provided that if an Allowed Administrative Claim arises from liabilities incurred by the Estates in the ordinary course of business after the Petition Date, such Claim shall be paid in accordance with the terms and conditions of the particular transaction giving rise to such Claim in the ordinary course. HOLDERS OF ADMINISTRATIVE CLAIMS THAT ARE REQUIRED TO, BUT DO NOT, FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH ADMINISTRATIVE CLAIMS BY THE ADMINISTRATIVE CLAIMS BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE CLAIMS AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR RESPECTIVE PROPERTY AND ASSETS AND SUCH ADMINISTRATIVE CLAIMS SHALL BE DEEMED DISCHARGED AS OF THE EFFECTIVE DATE. B. DIP Facilities Claims All DIP Facilities Claims shall be deemed Allowed as of the Effective Date in an amount equal to (a) the principal amount outstanding under the DIP Credit Agreement on such date, (b) all accrued and unpaid interest thereon to the date of payment and (c) all accrued and unpaid fees, expenses and noncontingent indemnification obligations payable under the DIP Credit Agreement and the DIP Orders. Except to the extent that a holder of an Allowed DIP Facilities Claim agrees to a less favorable treatment, each Allowed DIP Facilities Claim, as well as any other fees, interest or other obligations owing to third parties under the DIP Credit Agreement and/or the DIP Orders, shall be indefeasibly paid in full, in Cash, by the Debtors on the Effective Date in accordance with the terms of the DIP Credit Agreement and the DIP Orders, including without 17

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 23 of 71 limitation, the execution and delivery of a release agreement, on terms and conditions acceptable to the DIP Agent and the DIP Lenders, and contemporaneously with the foregoing payment and delivery of the release agreement, the DIP Facilities shall be deemed cancelled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Facilities shall automatically terminate, and all collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Agent or the DIP Lenders and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Facilities Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lenders pursuant to the terms of the DIP Facilities. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors. For the avoidance of doubt, to the extent that any obligations under the DIP Credit Agreement and/or the DIP Orders remain unsatisfied as of the Effective Date, any unsatisfied claims thereunder shall not be released by the terms of this Plan until such obligations are indefeasibly paid in full, in Cash. C. Professional Fee Claims 1. Final Fee Applications All final requests for payment of Professional Fee Claims must be Filed with the Bankruptcy Court no later than the first Business Day that is forty-five (45) days after the Effective Date unless otherwise ordered by the Bankruptcy Court. 2. Professional Fee Claims Estimate Professionals shall estimate in good faith their unpaid Professional Fee Claims and other unpaid fees and unreimbursed expenses incurred in rendering services to the Debtors or the Committee, as applicable, before and as of the Confirmation Date and shall deliver such good faith estimate to the Debtors no later than five (5) Business Days prior to the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors shall estimate in good faith the unpaid and unbilled fees and expenses of such Professional. 3. Professional Fee Escrow Account If the Professional Fee Claims Estimate is greater than zero, as soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow with Cash equal to the Professional Fee Claims Estimate, and no Liens, Claims, or interests shall encumber the Professional Fee Escrow in any way. The Professional Fee Escrow (including funds held in the Professional Fee Escrow) (a) shall not be and shall not be deemed property of the Debtors or the Reorganized Debtors and (b) shall be held in trust for the Professionals; provided, that funds remaining in the Professional Fee Escrow after all Allowed Professional Fee Claims have been irrevocably paid in full shall revert to the Reorganized Debtors. Allowed Professional Fee Claims shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow when such Claims are Allowed by an order of the Bankruptcy Court; provided, that the Debtors’ and Reorganized Debtors’ obligations with respect to Professional Fee Claims shall not be limited nor deemed limited in any way to the balance of funds held in the Professional Fee Escrow, as such amounts are solely estimates. If the amount in the Professional Fee Escrow is insufficient to fund payment in full of all Allowed amounts owing to Professionals, the deficiency shall be promptly funded by the Debtors or the Reorganized Debtors, as applicable, to the Professional Fee Escrow without any further action or order of the Bankruptcy Court. 4. Post-Confirmation Date Fees and Expenses Except as otherwise specifically provided in the Plan, on and after the Confirmation Date, the Debtors or the Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors and the 18

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 24 of 71 Reorganized Debtors subject to the terms of the Plan. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. D. Priority Tax Claims Except to the extent that a holder of an Allowed Priority Tax Claim and the applicable Debtor prior to the Effective Date, or after the Effective Date, the applicable Reorganized Debtor agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date to the extent required by sections 511 and 1129(a)(9)(C) of the Bankruptcy Code. E. Payment of U.S. Trustee Statutory Fees All fees payable pursuant to 28 U.S.C. § 1930(a) shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first, by the Debtors or the Reorganized Debtors, as applicable. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A. Summary of Classification Claims and Interests, except for Administrative Claims, including DIP Facilities Claims, Professional Fee Claims, and Priority Tax Claims, are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. The classification of Claims and Interests against each Debtor pursuant to the Plan is as set forth below. The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have holders of Claims or Interests in a particular Class or Classes, and such Claims shall be treated as set forth in Article III.E. 1. Class Identification The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as follows: Class Claim / Interest Status Voting Rights 1 Other Secured Claims Unimpaired Deemed to Accept 19

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 25 of 71 Class Claim / Interest Status Voting Rights 2 Other Priority Claims Unimpaired Deemed to Accept 3 First Lien Claims Impaired Entitled to Vote 4 Midwest Notes Claims Impaired Entitled to Vote 5 Second Lien Claims Impaired Entitled to Vote Obligor General 6A Impaired Entitled to Vote Unsecured Claims Non-Obligor General 6B Unimpaired Deemed to Accept Unsecured Claims 7 Intercompany Claims Impaired/Unimpaired Deemed to Reject/ Deemed to Accept 8 Intercompany Interests Impaired/Unimpaired Deemed to Reject/Deemed to Accept 9 Interests in Windstream Impaired Deemed to Reject B. Treatment of Claims and Interests Each holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by (i) the Reorganized Debtors, (ii) the Required Consenting Creditors, (iii) the Requisite Backstop Parties, and (iv) the holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter. 1. Class 1 – Other Secured Claims a. Classification: Class 1 consists of Other Secured Claims. b. Treatment: Each holder of an Allowed Other Secured Claim shall receive, at the Debtors’ option, in consultation with the Required Consenting Creditors and the Requisite Backstop Parties: (a) payment in full in cash; (b) the collateral securing its Allowed Other Secured Claim; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code. c. Voting: Class 1 is Unimpaired under the Plan. Each holder of an Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the 20

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 26 of 71 Bankruptcy Code. Therefore, each holder of an Other Secured Claim is not entitled to vote to accept or reject the Plan. 2. Class 2 – Other Priority Claims a. Classification: Class 2 consists of Other Priority Claims. b. Treatment: Each holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code. c. Voting: Class 2 is Unimpaired under the Plan. Each holder of an Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each holder of an Other Priority Claim is not entitled to vote to accept or reject the Plan. 3. Class 3 – First Lien Claims a. Classification: Class 3 consists of all First Lien Claims. b. Treatment: Each holder of an Allowed First Lien Claim shall receive its Pro Rata share of: (i) 100% of the Reorganized Windstream Equity Interests, subject to dilution on account of the Rights Offering, the Backstop Premium, the Special Warrants, and the Management Incentive Plan; (ii) cash in an amount equal to the sum of (a) the Distributable Exit Facility Proceeds, (b) the Distributable Flex Proceeds, (c) the cash proceeds of the Rights Offering, and (d) all other cash held by the Debtors as of the Effective Date in excess of the Minimum Cash Balance; (iii) the Distributable Subscription Rights; and (iv) as applicable, the First Lien Replacement Term Loans. c. Equity Allocation Mechanism: Notwithstanding the foregoing, the distribution of Reorganized Windstream Equity Interests to holders of Allowed First Lien Claims pursuant to Article III.B.3.b.i of this Plan, pursuant to the Rights Offering, and on account of the Backstop Premium shall be made pursuant to, and subject to the terms and conditions of, the Equity Allocation Mechanism. d. Voting: Class 3 is Impaired under the Plan. Each holder of an Allowed First Lien Claim is entitled to vote to accept or reject the Plan. 4. Class 4 – Midwest Notes Lien Claims a. Classification: Class 4 consists of all Midwest Notes Claims. b. Treatment: Each holder of an Allowed Midwest Notes Claim shall receive its Pro Rata share of the Midwest Notes New Exit Term Facility, the principal amount of which shall be $100 million, plus any interest and fees due and owing under the Midwest Notes Indenture and/or the Final DIP Order to the extent unpaid as of the Effective Date, and any additional Midwest Notes OID Consideration. c. Voting: Class 4 is Impaired under the Plan. Each holder of an Allowed Class 4 Midwest Notes Claim is entitled to vote to accept or reject the Plan. 21

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 27 of 71 5. Class 5 – Second Lien Claims a. Classification: Class 5 consists of all Second Lien Claims. b. Treatment: (i) If holders of Allowed Second Lien Claims vote as a class to accept the Plan, on the Effective Date, each holder of an Allowed Second Lien Claim shall receive Cash in an amount equal to $0.00125 for each $1.00 of Allowed Second Lien Claims. (ii) If holders of Allowed Second Lien Claims vote as a class to reject the Plan, on the Effective Date, each holder of an Allowed Second Lien Claim shall receive treatment consistent with section 1129(a)(7) of the Bankruptcy Code. c. Voting: Class 5 is Impaired under the Plan. Each holder of an Allowed Class 5 Second Lien Claim is entitled to vote to accept or reject the Plan. 6. Class 6A – Obligor General Unsecured Claims a. Classification: Class 6A consists of all Obligor General Unsecured Claims. b. Treatment: (i) If holders of Allowed Obligor General Unsecured Claims vote as a class to accept the Plan, on the Effective Date, each holder of an Allowed Obligor General Unsecured Claim shall receive Cash in an amount equal to $0.00125 for each $1.00 of such Allowed Obligor General Unsecured Claims. (i) If holders of Allowed Obligor General Unsecured Claims vote as a class to reject the Plan, on the Effective Date, each holder of such an Allowed Obligor General Unsecured Claim shall receive treatment consistent with section 1129(a)(7) of the Bankruptcy Code. c. Voting: Class 6A is Impaired under the Plan. Each holder of an Allowed Class 6A Obligor General Unsecured Claim is entitled to vote to accept or reject the Plan. 7. Class 6B – Non-Obligor General Unsecured Claims a. Classification: Class 6B consists of all Non-Obligor General Unsecured Claims. b. Treatment: On the later of the Effective Date or the date that such Allowed Non-Obligor General Unsecured Claim becomes due in the ordinary course of the Debtors’ or Reorganized Debtors’ business, each holder of an Allowed Non-Obligor General Unsecured Claim shall, at the election of the Requisite Backstop Parties, in consultation with the Debtors, be (a) Reinstated or (b) paid in full in Cash. c. Voting: Class 6B is Unimpaired under the Plan. Each holder of a Non-Obligor General Unsecured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each holder of a Non-Obligor General Unsecured Claim is not entitled to vote to accept or reject the Plan. 8. Class 7 – Intercompany Claim a. Classification: Class 7 consists of all Intercompany Claims. 22

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 28 of 71 b. Treatment: Subject to the Description of Restructuring Transactions, each Allowed Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the option of the Debtors in consultation with the Required Consenting Creditors and Requisite Backstop Parties. c. Voting: Class 7 is either (i) Unimpaired, in which case the holders of Intercompany Claims are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired, and not receiving any distribution under the Plan, in which case the holders of Intercompany Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Plan. 9. Class 8 – Intercompany Interests a. Classification: Class 8 consists of all Intercompany Interests. b. Treatment: Subject to the Description of Restructuring Transactions, Intercompany Interests shall receive no recovery or distribution and be Reinstated solely to the extent necessary to maintain the Debtors’ corporate structure. c. Voting: Class 8 is either (i) Unimpaired, in which case the holders of Intercompany Claims are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired, and not receiving any distribution under the Plan, in which case the holders of Intercompany Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Plan. 10. Class 9 – Interests in Windstream3 a. Classification: Class 9 consists of all Interests in Windstream. b. Treatment: Each holder of an Interest in Windstream shall have such Interest cancelled, released, and extinguished without any distribution. c. Voting: Holders of Interests in Windstream are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Interests in Windstream are not entitled to vote to accept or reject the Plan. C. Special Provision Governing Unimpaired Claims Except as otherwise specifically provided in the Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims; and, except as otherwise specifically provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim that is Unimpaired by the Plan. Except as otherwise specifically provided in the Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which the Debtors had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights with respect to any 3 Claims against the Debtors in connection with the Securities Litigation are subordinated to the same level as Interests in Windstream pursuant to section 510(b) of the Bankruptcy Code and, accordingly, will receive treatment consistent with Class 9. 23

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 29 of 71 Reinstated Claim or Claim that is Unimpaired by this Plan may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. D. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. E. Elimination of Vacant Classes Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. F. Voting Classes; Presumed Acceptance by Non-Voting Classes If a Class contains Claims eligible to vote and no holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed to have been accepted by the holders of such Claims in such Class. G. Controversy Concerning Impairment If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. H. Intercompany Interests To the extent not cancelled under the Plan, distributions on account of Intercompany Interests are not being received by holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure, for the ultimate benefit of the holders of Reorganized Windstream Equity Interests, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the holders of Allowed Claims. MEANS FOR IMPLEMENTATION OF THE PLAN A. No Substantive Consolidation The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan. B. Sources of Consideration for Plan Distributions The Reorganized Debtors, or Debtors, as applicable, shall fund distributions under the Plan with: (a) Cash on hand; (b) the issuance and distribution of Reorganized Windstream Equity Interests and Special Warrants; (c) proceeds of the New Exit Facility; (d) the First Lien Replacement Term Loans, as applicable; (e) subscription rights to participate in the Rights Offering; and (f) proceeds of the Rights Offering. 24

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 30 of 71 C. Issuance and Distribution of Reorganized Windstream Equity Interests Upon the Effective Date, the issuance of the Reorganized Windstream Equity Interests shall be authorized without the need for any further corporate action and without any further action by the holders of Claims or Interests. On the Effective Date, or as soon as is reasonably practicable thereafter, applicable holders of First Lien Claims shall receive shares or units of Reorganized Windstream Equity Interests in exchange for their Claims pursuant to Article III.B. All of the shares or units of Reorganized Windstream Equity Interests issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessed. Each distribution and issuance of the Reorganized Windstream Equity Interests under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. D. New Exit Facility and Rights Offering 1. The New Exit Facility Prior to the Effective Date, the Debtors will secure commitments to fund a new money senior secured credit facility in an aggregate amount up to $3,250 million, which will include the following facilities: a. the New Exit Facility Revolver which will be undrawn on the Effective Date and may include (a) a letter of credit sub-facility up to an aggregate principal amount of $350 million to support obligations related to funding received from state and federal broadband subsidy programs and (b) an additional letter of credit sub-facility up to an aggregate principal amount of $50 million; and b. the New Exit Term Facility, which will be funded or distributed, as applicable, on the Effective Date and (a) will include the Required Exit Term Facility, which shall include the Midwest Notes New Exit Term Facility, and (b) may include the Flex Exit Term Facility at the election of the Requisite Backstop Parties, in consultation with the Debtors and otherwise on the terms set forth in the Plan Support Agreement. The Midwest Notes New Exit Term Facility will rank pari passu with, and be secured on the same terms as, the other Required Exit Term Facility, and have the same terms as, and be fungible in all respects with, the other Required Exit Term Facility. The interest rate, maturity date, and other terms of the New Exit Facility will be consistent with the Plan Support Agreement and otherwise reasonably acceptable to the Debtors, the Required Consenting Creditors, and the Requisite Backstop Parties. To the extent that the Required Exit Term Facility is issued with an original issue discount, then holders of Midwest Notes Claims will receive Midwest Notes OID Consideration, either in the form of cash or additional Midwest Notes New Exit Term Facility corresponding to such original issue discount. The Required Exit Term Facility (other than the Midwest Notes New Exit Term Facility) may be reduced to an amount less than $2,050 million at the election of Requisite Backstop Parties. To the extent the amount of the Required Exit Term Facility funded on the Effective Date is lower than the Required Exit Term Facility Target, the Debtors will distribute the First Lien Replacement Term Loans in an amount equal to the difference between the Required Exit Term Facility Target and the amount of Required Exit Term Facility actually funded on the Plan Effective Date to holders of First Lien Claims in lieu of the applicable cash distributions; provided that the aggregate amount of the First Lien Replacement Term Loans will not exceed an amount to be agreed by the Requisite Backstop Parties and set forth in the Plan Supplement. The First Lien Replacement Term Loans, as applicable, will rank pari passu with and secured on substantially the same terms as the New Exit Term Facility and have the same terms as the New Exit Term Facility or such other terms as agreed by the Requisite Backstop Parties and the Debtors. 25

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 31 of 71 On the Effective Date, the net cash proceeds of the remaining Required Exit Term Facility (and other cash on hand held by the Debtors as of the Effective Date) will be: a. first, used to pay in full in cash Allowed DIP Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, Allowed Other Priority Claims, and executory contract and unexpired lease Cure Claims as and to the extent that such Claims are required to be paid in cash under this Plan; b. second, used to fund the Non-Obligor General Unsecured Claims Reserve; c. third, used to fund the Obligor Claims Reserve; d. fourth, used, to the extent necessary, to fund the Minimum Cash Balance; and e. fifth, distributed to holders of Allowed First Lien Claims in accordance with Article III.B.3 of this Plan, which amounts shall constitute the Distributable Exit Facility Proceeds. Confirmation of the Plan shall be deemed (a) approval of the New Exit Facility (including, for the avoidance of doubt, the Midwest Notes New Exit Term Facility) and all the transactions and related agreements contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors or the Reorganized Debtors, as applicable, in connection therewith, to the extent not approved by the Bankruptcy Court previously, and (b) authorization for the Debtors or the Reorganized Debtors, as applicable, to, without further notice to or order of the Bankruptcy Court, (i) execute and deliver those documents and agreements necessary or appropriate to pursue or obtain the New Exit Facility (including, for the avoidance of doubt, the Midwest Notes New Exit Term Facility), and incur and pay any fees and expenses in connection therewith, and (ii) act or take action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any person, subject to such modifications as the Debtors or the Reorganized Debtors, as applicable, may deem to be necessary to consummate the New Exit Facility. On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New Exit Facility (including, for the avoidance of doubt, the Midwest Notes New Exit Term Facility): (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the collateral securing the New Exit Facility (including, for the avoidance of doubt, the Midwest Notes New Exit Term Facility), with the priorities established in respect thereof under applicable non-bankruptcy law, the Plan, and the Confirmation Order; and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order. The Reorganized Debtors and the Persons granted Liens and security interests under the New Exit Facility (including, for the avoidance of doubt, the Midwest Notes New Exit Term Facility) are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. 2. The Rights Offering On the Effective Date, the Debtors will consummate the $750 million Rights Offering pursuant to which holders of Allowed First Lien Claims will be distributed subscription rights to purchase the Reorganized Windstream 26

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 32 of 71 Equity Interests at a 37.5% discount to Plan Equity Value. Both the amount of the Rights Offering and the Plan Equity Value are subject to the Flex Adjustment in the event that the Flex Exit Term Facility is funded on the Effective Date. Without limiting the obligations of the Backstop Parties to fund the full amount of the Rights Offering, the Backstop Parties will have the option to purchase the Backstop Priority Tranche on a Pro Rata Basis based on their backstop commitments and otherwise in accordance with the Plan Support Agreement. The Priority Non-Backstop Parties shall be eligible to participate in up to $79.4 million of the Backstop Priority Tranche on a Pro Rata basis; provided that no single Priority Non-Backstop Party, together with any of its affiliates or managed funds, may participate on account of more than $141 million in aggregate principal amount of First Lien Claims for purposes of determining its pro rata share of the Backstop Priority Tranche. Any rights not exercised by the Priority Non-Backstop Parties in the Backstop Priority Tranche shall be made available for the Backstop Parties to purchase on a Pro Rata basis based on their backstop commitments. Any rights not exercised by the Backstop Parties in the Backstop Priority Tranche shall be available for distribution as Distributable Subscription Rights to Holders of First Lien Claims pursuant to Article III.B.3 of the Plan. The issuance of such subscription rights to participate in the Rights Offering will be exempt from SEC registration under applicable law. The proceeds of the Rights Offering will be distributed to holders of First Lien Claims in accordance with this Plan. The Reorganized Windstream Equity Interests issued to the Backstop Parties, the Priority Non-Backstop Parties and other holders of Allowed First Lien Claims in connection with the Rights Offering will be subject to dilution on account of the Backstop Premium and the Management Incentive Plan. E. Equity Allocation Mechanism and Special Warrant Agreement To the extent the Debtors determine to pursue a two-step FCC regulatory approval process, as described in the Disclosure Statement, on the Effective Date, the Reorganized Debtors are authorized to issue and shall issue the Reorganized Windstream Equity Interests and the Special Warrants in accordance with the terms of the Plan, the Special Warrant Agreement, and the Equity Allocation Mechanism without the need for any further corporate or stockholder action. All of the Reorganized Windstream Equity Interests issuable under the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, and the Special Warrants issued pursuant to the Plan shall be duly authorized and validly issued. For the avoidance of doubt, the acceptance of Reorganized Windstream Equity Interests and/or Special Warrants by a holder of an Allowed First Lien Claim shall be deemed as such holder’s agreement to the Special Warrant Agreement, as may be amended or modified from time to time following the Effective Date in accordance with the terms of such documents. With the exception of Elliott, which, notwithstanding any Certification as a U.S. Holder, shall receive a combination of Reorganized Windstream Equity Interests and Special Warrants as if it were a Non-U.S. Holder as described below, each holder of an Allowed First Lien Claim that (i) timely delivers an Ownership Certification by the Ownership Certification Deadline (or delivers an Ownership Certification that the Debtors determine in their discretion to treat as timely) and (ii) certifies therein that its foreign ownership, as calculated in accordance with FCC rules, is zero, and is thus a “U.S. Holder”, shall receive Reorganized Windstream Equity Interests on the Effective Date in accordance Article III.B.3 of this Plan, the Rights Offering Procedures, and the New Warrant Agreement. For the avoidance of doubt, any Reorganized Windstream Equity Interests received by such U.S. Holders on the Effective Date shall be subject to dilution on account of, among other things, the Special Warrants. Each holder of an Allowed First Lien Claim that (i) (A) timely delivers an Ownership Certification by the Ownership Certification Deadline (or delivers an Ownership Certification that the Debtors determine in their discretion to treat as timely) and (B) certifies therein that its foreign ownership, calculated in accordance with FCC rules, is greater than zero, (ii) does not timely deliver, and the Debtors do not treat as having timely delivered, an Ownership Certification by the Ownership Certification Deadline, or (iii) delivers an Ownership Certification that does not allow the Debtors to determine such holder’s foreign ownership (with respect to sections (A)–(C) herein, each a “Non-U.S. Holder,” and collectively, the “Non-U.S. Holders”) shall, on the Effective Date, shall, on the Effective Date, receive one or both of Reorganized Windstream Equity Interests and Special Warrants as of the Effective Date and pending the occurrence of the Exercise Date, as defined below. Subject to the terms and conditions set forth in the Special Warrant Agreement, Special Warrants may be exercised on or after the Exercise Date or otherwise as specified by the Special Warrant Agreement. The Exercise 27

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 33 of 71 Date shall occur within five business days after the following conditions have been satisfied: (i) any required declaratory ruling is granted by the FCC to allow Reorganized Windstream or its affiliates, as applicable, to exceed 25 percent indirect foreign ownership and specifically approve any foreign investor with greater than 5 percent ownership; (ii) the FCC has issued all other requisite approvals for the exercise of the Special Warrants; and (iii) the State PUCs grant any requisite approvals for the change of ownership that will arise from the exercise of the Special Warrants. Prior to the Exercise Date, Special Warrants will be subject to the same restrictions on transfer as apply to Reorganized Windstream Equity Interests. In determining foreign ownership for distributions of Reorganized Windstream Equity Interests on the Effective Date, the Debtors will rely on the information provided in each holder’s Ownership Certification. The Debtors will treat any holder that does not (i) timely deliver an Ownership Certification by the Ownership Certification Deadline or (ii) deliver an Ownership Certification that allows the Debtors to clearly determine such holder’s foreign ownership as a 100 percent foreign-owned, non-U.S. holder; provided, that the Debtors shall have discretion, with the consent of the Requisite Backstop Parties, to treat any Ownership Certification delivered after the Ownership Certification Deadline but prior to the Effective Date as if such Ownership Certification had been delivered prior to the Ownership Certification Deadline if the Debtors reasonably believe, after consulting with the Requisite Backstop Parties, that doing so will not delay the receipt of the required regulatory approvals or the occurrence of the Effective Date. F. Corporate Existence Except as otherwise provided in the Plan (including with respect to any Restructuring Transaction undertaken pursuant to the Plan) or as otherwise set forth in the Description of Restructuring Transactions, the Reorganized Windstream Organizational Documents, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on and after the Effective Date, or as otherwise may be agreed between the Debtors, the Required Consenting Creditors, and the Requisite Backstop Parties ,and, to the extent required under section 3.02 of the Plan Support Agreement, the Required Consenting Midwest Noteholders, each Debtor shall continue to exist as a Reorganized Debtor and as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). G. Vesting of Assets in the Reorganized Debtors Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, all Executory Contracts and Unexpired Leases assumed by any of the Debtors, and any property acquired by any of the Debtors, including Interests held by the Debtors in non-Debtor subsidiaries, pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or Confirmation Order. On and after the Effective Date, except as otherwise provided in the Plan, including with respect to the waiver of Avoidance Claims in Article IV.S, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. H. Cancellation of Existing Securities On the later of the Effective Date and the date on which distributions are made pursuant to the Plan (if not made on the Effective Date), except as otherwise specifically provided for in the Plan or set forth in the Description of Restructuring Transactions: (a) the obligations of the Debtors under the Prepetition Credit Agreement, the First Lien Notes Indenture, the Midwest Notes Indenture, the Second Lien Notes Indenture, the Unsecured Notes Indentures, and any other certificate, equity security, share, note, bond, indenture, purchase right, option, warrant, or 28

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 34 of 71 other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such agreements, certificates, notes, or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are reinstated or amended and restated pursuant to the Plan), shall be cancelled solely as to the Debtors, and the Reorganized Debtors, the DIP Agent, the Agent, the First Lien Notes Indenture Trustees, the Midwest Notes Indenture Trustee, the Second Lien Notes Indenture Trustees, and the Unsecured Notes Indenture Trustees shall not have any continuing duties or obligations thereunder and shall be discharged; and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes or other instruments evidencing indebtedness or obligation of or ownership interest in the Debtors that are specifically reinstated, amended and reinstated, or entered into pursuant to the Plan) shall be released and discharged; except that the applicable indentures and credit agreements shall continue in effect solely for the purpose of: (i) allowing the applicable agents and indenture trustees to receive distributions from the Debtors and to make further distributions to the applicable holders of Claims (subject to any applicable charging liens, including any Second Lien Notes Indenture Trustee Charging Lien and any Unsecured Notes Indenture Trustee Charging Lien), and allowing such holders to accept distributions, on account of such Claims; (ii) preserving the applicable agents’ and indenture trustees’ rights to payment of fees and expenses, including any Second Lien Notes Indenture Trustee Fees and any Unsecured Notes Indenture Trustee Fees, and allowing the maintenance, exercise, and enforcement of any applicable charging lien, including any Second Lien Notes Indenture Trustee Charging Lien and any Unsecured Notes Indenture Trustee Charging Lien, for the payment of fees and expenses, including any Second Lien Notes Indenture Trustee Fees and any Unsecured Notes Indenture Trustee Fees, and for indemnification as against any money or property distributed to holders; (iii) preserving the right of applicable agents and indenture trustees to exculpation and indemnification from the Debtors pursuant and subject to the terms of the applicable credit agreements and indentures; and (iv) preserving the applicable agents’ and indenture trustees’ right to appear and be heard in the Chapter 11 Cases or in any other proceeding in the Bankruptcy Court, including but not limited to enforcing any obligations owed to it under the Plan or Confirmation Order; provided that nothing in this Plan shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any liability or expense to the Reorganized Debtors. On the Effective Date, each holder of a certificate or instrument evidencing a Claim that is discharged by the Plan shall be deemed to have surrendered such certificate or instrument in accordance with the applicable indenture or agreement that governs the rights of such holder of such Claim. Such surrendered certificate or instrument shall be deemed cancelled as set forth in, and subject to the exceptions set forth in, this Article IV.H. On and after the Effective Date, the duties and responsibilities of the indenture trustees under their respective indenture(s) shall be discharged and released, except (i) to the extent required to effectuate the Plan including, but not limited to, making distributions under the Plan to the holders of Allowed Claims under their respective indenture(s) and (ii) with respect to any rights of the First Lien Indenture Trustee , the Midwest Notes Indenture Trustee, or the Second Lien Indenture Trustees to payment of fees, expenses, and indemnification obligations as against any money or property distributable to holders of the First Lien Claims under the First Lien Notes Indenture, to holders of the Midwest Notes under the Midwest Notes Indenture, or to holders of the Second Lien Claims under the Second Lien Notes Indentures, as applicable, including any rights to priority of payment and/or to exercise charging liens. After the performance by the applicable agents’ and indenture trustees and their respective representatives and professionals of any obligations and duties required under or related to the Plan or the Confirmation Order, the agents and the indenture trustees shall be relieved of and released from any obligations and duties arising thereunder. I. Corporate Action Upon the Effective Date, all actions contemplated by the Plan or as set forth in the Description of Restructuring Transactions, shall be deemed authorized and approved by the Bankruptcy Court in all respects, including, as applicable: (a) the issuance of the Reorganized Windstream Equity Interests; (b) the selection of the directors and officers for Reorganized Windstream and the other Reorganized Debtors; (c) implementation of the Restructuring Transactions; and (d) all other actions contemplated by the Plan or otherwise deemed necessary or appropriate by the Debtors, the Reorganized Debtors, or Reorganized Windstream, as the case may be (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of Reorganized Windstream and the other Reorganized Debtors, and any corporate action required by the Debtors, Reorganized Windstream, or the other Reorganized Debtors in connection with the Plan shall 29

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 35 of 71 be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors, Reorganized Windstream, or the other Reorganized Debtors. On or before the Effective Date, as applicable, the appropriate officers of the Debtors, Reorganized Windstream, or the Reorganized Debtors shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary to effect the transactions contemplated by the Plan), in the name of and on behalf of Reorganized Windstream and the other Reorganized Debtors, to the extent not previously authorized by the Bankruptcy Court. The appropriate officers of the Debtors, Reorganized Windstream, or the Reorganized Debtors shall be authorized to adopt the execution of any corporate documents to the extent deemed necessary or appropriate. The authorizations and approvals contemplated by this Article IV.I shall be effective notwithstanding any requirements under non-bankruptcy law. J. Restructuring Transactions Following the Confirmation Date or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, may take all actions as may be necessary or appropriate to effectuate any Restructuring Transactions described in, approved by, contemplated by, or necessary to effectuate the Plan. The Restructuring Transactions may include one or more of the following: (i) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable law; (iv) the execution and delivery of the Rights Offering Documents and any documentation related to the New Exit Facility; (v) the execution and delivery of the Reorganized Windstream Organizational Documents, and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (vi) the issuance, distribution, reservation, or dilution, as applicable, of the Reorganized Windstream Equity Interests and/or Special Warrants, as set forth herein and (vii) all other actions that the Debtors or Reorganized Debtors, as applicable, reasonably determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. K. Reorganized Windstream Organizational Documents To the extent required under the Plan or applicable non-bankruptcy law, on the Effective Date, the Reorganized Debtors will file such Reorganized Windstream Organizational Documents as are required to be filed with the applicable Secretary of State and/or other applicable authorities in the state, province, or country of incorporation in accordance with the corporate laws of the respective state, province, or country of incorporation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the Reorganized Windstream Organizational Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized Debtors may amend and restate their respective Reorganized Windstream Organizational Documents, and the Reorganized Debtors may file their respective certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the Reorganized Windstream Organizational Documents. Corporate governance for Reorganized Windstream and its subsidiaries, including the Reorganized Windstream Organizational Documents, shall be consistent with section 1123(a)(6) of the Bankruptcy Code and shall be consistent with the Governance Term Sheet. L. Reorganized Windstream Board The Reorganized Windstream Board shall be appointed by Requisite Backstop Parties in accordance with the Governance Term Sheet and the identities of directors on the board shall be set forth in the Plan Supplement to the extent known at the time of filing. 30

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 36 of 71 M. FCC and State PUC Licenses. The required FCC and State PUC Applications were filed on the date of the Plan, or will be filed as soon as reasonably practicable thereafter, with respect to the transactions contemplated by the Restructuring Transactions. To the extent the Debtors pursue a two-step FCC regulatory approval process as described in the Disclosure Statement, any entity that acquires a First Lien Claim may be issued Special Warrants in lieu of Reorganized Windstream Equity Interests that would otherwise be issued under the Plan in accordance with the Equity Allocation Mechanism. N. Effectuating Documents; Further Transactions. On and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, members, or managers (as applicable), are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, Restructuring Transactions, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan. O. Exemption from Certain Taxes and Fees To the maximum extent permitted pursuant to section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to or under the Plan pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (ii) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment, or recording of any lease or sublease; or (iv) the making, delivery, or recording of any deed or other instrument of transfer pursuant to or under the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers, and assignments of owned and leased property approved by the Bankruptcy Court on or before the Effective Date shall be deemed to have been in pursuant to or under the Plan. P. Preservation of Causes of Action In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless otherwise agreed upon in writing by the parties to the applicable Cause of Action, all objections to the Schedule of Retained Causes of Action must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any such objection that is not timely filed shall be disallowed 31

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 37 of 71 and forever barred, estopped, and enjoined from assertion against any Reorganized Debtor, without the need for any objection or responsive pleading by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtors may settle any such objection without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute regarding the inclusion of any Cause of Action on the Schedule of Retained Causes of Action that remains unresolved by the Debtors or Reorganized Debtors, as applicable, and the objection party for thirty (30) days, such objection shall be resolved by the Bankruptcy Court. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. Q. Insurance Policies 1. Director and Officer Liability Insurance To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on, prior to, or after the Petition Date pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, any agreements, documents, and instruments related thereto, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed. 2. Other Insurance Policies From and after the Effective Date, each of the Debtors’ insurance policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Article V of the Plan. Nothing in the Plan shall affect, impair or prejudice the rights of the insurance carriers, the insureds, or the Reorganized Debtors under the insurance policies in any manner, and such insurance carriers, the insureds, and Reorganized Debtors shall retain all rights and defenses under such insurance policies, and such insurance policies shall apply to, and be enforceable by and against, the insureds, and the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors, as existed prior to the Effective Date. 3. Chubb Insurance Policies Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, Plan Supplement, the Confirmation Order, any agreement or order related to post-petition or exit financing, any bar date notice or claim objection, or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports 32

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 38 of 71 to be preemptory or supervening or grants an injunction or release, confers bankruptcy court jurisdiction or requires a party to opt out of any releases): a. nothing alters, modifies or otherwise amends the terms and conditions of the Chubb Insurance Program (including any agreement to arbitrate disputes and any provisions regarding the provision, maintenance, use, nature and priority of the Chubb Collateral) except that on and after the Effective Date, the Reorganized Debtors jointly and severally shall assume the Chubb Insurance Program in its entirety pursuant to sections 105 and 365 of the Bankruptcy Code; b. nothing therein releases or discharges (i) Chubb’s security interests in and liens on the Chubb Collateral and (ii) the claims of Chubb arising from or pursuant to the Chubb Insurance Program and such claims are actual and necessary expenses of the Debtors’ estates (or the Reorganized Debtors, as applicable) and shall be paid in full in the ordinary course of businesses, whether as an Allowed Administrative Claim under section 503(b)(1)(A) of the Bankruptcy Code or otherwise, regardless of when such amounts are or shall become liquidated, due or paid without the need or requirement for Chubb to file or serve a request, motion, or application for payment of or proof of any Administrative Claim (and further and for the avoidance of doubt, any claim bar date shall not be applicable to Chubb); and c. the automatic stay of Bankruptcy Code section 362(a) and the injunction set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (A) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (B) Chubb to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (i) all workers’ compensation claims covered by the Chubb Insurance Program, (ii) all claims where a claimant asserts a direct claim against Chubb under applicable law or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay or the injunction set forth in Article XI of the Plan to proceed with its claim and (iii) all costs in relation to each of the foregoing; (C) Chubb to draw against any or all of the Chubb Collateral provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable) to Chubb and/or apply such proceeds to the obligation of the Debtors (and the Reorganized Debtors, as applicable) under the Chubb Insurance Program, in such order as Chubb may determine; and (D) subject to the terms of the Chubb Insurance Program and/or applicable non-bankruptcy law, Chubb to (i) cancel any policies under the Chubb Insurance Program, and (ii) take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, each in accordance with the terms of the Chubb Insurance Program. Terms used in Article IV.Q.3 but not defined in the Plan shall have the meanings attributed to them in that certain Order (I) Authorizing Assumption of the Prepetition Insurance Program, (II) Authorizing the Debtors to Enter into the Postpetition Insurance Program, and (III) Granting Related Relief entered by the Bankruptcy Court on June 20, 2019 [Docket No. 702]. R. Management Incentive Plan Upon the Effective Date, the Management Incentive Plan will be adopted and effective. The terms of the Management Incentive Plan shall be set forth in the Plan Supplement. S. Employee and Retiree Benefits 1. General Employee and Retiree Compensation Benefits 33

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 39 of 71 Unless otherwise expressly provided herein or in the Plan Supplement, all employee wages, compensation, benefit programs, and collective bargaining agreements in place as of the Effective Date with the Debtors shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans, including but not limited to those that arise under expired collective bargaining agreements (consistent with otherwise applicable law). All proofs of claim filed for amounts due under any agreement and any cure obligations shall be considered satisfied pursuant to each collective bargaining agreement and obligation to assume and cure in the ordinary course. For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. On the Effective Date, the Debtors shall enter into severance and change in control arrangements with senior executives in amounts and on terms and conditions to be agreed with and approved by the Debtors and the Requisite Backstop Parties. 2. Windstream Pension Plan PBGC is a wholly-owned United States government corporation and agency created under Title IV of ERISA to administer the federal pension insurance program and to guarantee the payment of certain pension benefits upon termination of a pension plan covered by Title IV of ERISA. Debtor Windstream Services sponsors the Windstream Pension Plan, which is covered by Title IV of ERISA. PBGC asserts that the other Debtors are each members of Windstream Services’ controlled group, as defined in 29 U.S.C. § 1301(a)(14). On the Effective Date the Reorganized Debtors shall assume and continue to maintain the Windstream Pension Plan in accordance with its terms (as such terms may be amended from time to time) and applicable non- bankruptcy law (and the Reorganized Debtors reserve all rights thereunder). After the Effective Date, the Reorganized Debtors shall: (i) satisfy the minimum funding requirements under 29 U.S.C. §§ 412 and 430 and 29 U.S.C. §§ 1082 and 1083; (ii) pay all required premiums, if any, owed to PBGC under 29 U.S.C. §§ 1306 and 1307, for the Windstream Pension Plan under ERISA or the Internal Revenue Code; and (iii) administer the Windstream Pension Plan in accordance with the applicable provisions of ERISA and the Internal Revenue Code (and the Reorganized Debtors reserve all rights thereunder). Since the Plan provides that the Reorganized Debtors will continue the Windstream Pension Plan, PBGC and the Debtors agree that all PBGC claims will be withdrawn as of the Effective Date without incurring liability in the bankruptcy. With respect to the Windstream Pension Plan, no provision of the Disclosure Statement, Plan, Confirmation Order, or section 1141 of the Bankruptcy Code shall be construed to discharge, release, or relieve the Reorganized Debtors, their successors, or any individuals from liabilities or requirements imposed under any law or regulatory provision with respect to the Windstream Pension Plan or from claims of the PBGC. PBGC and the Windstream Pension Plan will not be enjoined or precluded from enforcing such liability with respect to the Windstream Pension Plan as a result of any provision of the Disclosure Statement, Plan, Confirmation Order, or section 1141 of the Bankruptcy Code. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption and Rejection of Executory Contracts and Unexpired Leases On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases not otherwise assumed or rejected will be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than: (a) those that are identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (b) those that have been previously rejected by a Final Order; (c) those that have been previously assumed by a Final Order; (d) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (e) those that are 34

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 40 of 71 subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; provided that notwithstanding anything to the contrary herein, no Executory Contract or Unexpired Lease shall be assumed or rejected without the written consent of the Required Consenting Creditors and the Requisite Backstop Parties. Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan, the Assumed Executory Contract/Unexpired Lease Schedule or the Rejected Executory Contracts and Unexpired Leases Schedule, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including, without limitation, any “change of control”, “assignment”, or similar provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan, including the Restructuring Transactions shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default, breach, violation or acceleration rights with respect thereto. For the avoidance of doubt, no Restructuring Transaction shall be deemed to violate the terms of any assumed Unexpired Lease of non-residential real property. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order of the Bankruptcy Court on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Assumed Executory Contracts and Unexpired Leases Schedule and the Rejected Executory Contracts and Unexpired Leases Schedule at any time up to forty-five (45) days after the Effective Date. B. Claims Based on Rejection of Executory Contracts or Unexpired Leases Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of service of the order approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be disallowed upon an order of the Bankruptcy Court, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.6 or Article III.B.7 of this Plan, as applicable. C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases The Debtors or the Reorganized Debtors, as applicable, shall pay Cure Claims, if any, on the Effective Date or as soon as practicable thereafter, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of such Cure Claim, as applicable; provided that nothing herein shall prevent the Reorganized Debtors, from paying any Cure Claim despite the failure of the relevant counterparty to file such request for payment of such Cure Claim. The Reorganized Debtors may settle any Cure Claim on account of any Executory Contract or Unexpired Lease without any further notice to or action, order, or approval of the Bankruptcy Court. 35

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 41 of 71 The Debtors shall distribute, or cause to be distributed, Cure Notices to the applicable third parties; provided that solely to the extent a cure amount is related to an Executory Contract or Unexpired Lease that is identified on an Amended Assumed Executory Contract/Unexpired Lease Schedule, the Debtors shall distribute, or cause to be distributed, such Cure Notice to the applicable third party on the date that such amended schedule is Filed. Any objection by a counterparty to an Executory Contract or Unexpired Lease to the proposed assumption, assumption and assignment or related cure amount must be Filed, served and actually received by the Debtors on or before 14 days following distribution of the applicable Cure Notice. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment, or cure amount related thereto (if any) will be deemed to have assented to such assumption, assumption and assignment, or cure amount. Notwithstanding anything herein to the contrary, in the event that any Executory Contract or Unexpired Lease is removed from the Rejected Executory Contracts and Unexpired Leases Schedule after such deadline, a Cure Notice with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof and a noticed hearing set to consider whether such Executory Contract or Unexpired Lease can be assumed or assumed and assigned. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any Assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease. The portions of any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court, and any remaining portions of such Proofs of Claim shall remain unaffected unless otherwise specifically objected to. D. Dispute Resolution In the event of a dispute between the Debtors and a non-Debtor counterparty to any Executory Contract or Unexpired Lease to be assumed or assumed and assigned regarding (a) the amount of any Cure Claim, (b) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (c) any other matter pertaining to assumption, assumption and assignment or the cure payments required by section 365(b)(1) of the Bankruptcy Code, such dispute shall be resolved by a Final Order of the Bankruptcy Court (which may be the Confirmation Order) or as may be agreed upon in writing by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. Cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following: (i) the entry of a Final Order or orders resolving the dispute and approving the assumption or assumption and assignment, which Final Order or orders may, for the avoidance of doubt, be entered (and any related hearing may be held) after the Effective Date, or (ii) upon the written, consensual resolution between the counterparty to any Executory Contract or Unexpired Lease and the Debtors or Reorganized Debtors, as applicable. The Debtors or Reorganized Debtors, as applicable, reserve the right to reject any Executory Contract or Unexpired Lease in resolution of any cure disputes. If the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice, the Debtors or Reorganized Debtors, as applicable, will have the right to add such Executory Contract or Unexpired Lease to the Rejected Executory Contracts and Unexpired Leases Schedule, in which case such Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date. E. Indemnification Obligations Notwithstanding anything in the Plan to the contrary each Indemnification Obligation shall be assumed by the applicable Debtor, effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code or otherwise, shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose. The Debtors shall assume the Indemnification Obligations for the current and former directors, officers, managers, employees, and other professionals of the Debtors, in their capacities as such. Notwithstanding the foregoing, nothing shall impair the ability of Reorganized Debtors to modify indemnification obligations (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or 36

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 42 of 71 formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) arising after the Effective Date; provided that none of the Reorganized Debtors shall amend or restate any Reorganized Windstream Organizational Documents before or after the Effective Date to terminate or adversely affect any of the Reorganized Debtors’ Indemnification Obligations. F. Employee Compensation and Benefits. 1. Compensation and Benefit Programs. Subject to the provisions of the Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for: a. all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Program that provide for rights to acquire Existing Equity Interests in any of the Debtors; and b. Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract. Any assumption of Compensation and Benefits Programs pursuant to the terms herein shall not be deemed to trigger any applicable change of control, immediate vesting, termination, or similar provisions therein. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to the Plan other than those applicable immediately prior to such assumption. The company may terminate and payout deferred compensation arrangements. 2. Workers’ Compensation Programs. As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided further that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law. G. Modifications, Amendments, Supplements, Restatements, or Other Agreements Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Modifications, amendments, and supplements to, or restatements of, prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith. 37

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 43 of 71 H. Reservation of Rights Neither the inclusion of any Executory Contract or Unexpired Lease on the Debtors’ Schedules, or the Rejected Executory Contracts and Unexpired Leases Schedule, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, or, after the Effective Date, the Reorganized Debtors, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. I. Nonoccurrence of Effective Date In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases of nonresidential real property pursuant to section 365(d)(4) of the Bankruptcy Code. PROVISIONS GOVERNING DISTRIBUTIONS A. Timing and Calculation of Amounts to Be Distributed Unless otherwise provided in the Plan, on the Effective Date, or as soon as reasonably practicable thereafter (or, if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes Allowed or as soon as reasonably practicable thereafter), the Distribution Agent shall make initial distributions under the Plan on account of each holder of an Allowed Claim in the full amount of the distributions that the Plan provides for Allowed Claims in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are disputed Claims, distributions on account of any such disputed Claims shall be made pursuant to the provisions set forth in Article VII. Except as specifically provided in the Plan, holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. B. Rights and Powers of Distribution Agent 1. Powers of the Distribution Agent The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof. 2. Expenses Incurred On or After the Effective Date Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable and documented fees and expenses incurred by the applicable Distribution Agent on or after the Effective Date (including taxes) and any reasonable and documented compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the applicable Distribution Agent shall be paid in Cash by the Reorganized Debtors. C. Special Rules for Distributions to Holders of Disputed Claims and Interests Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a disputed Claim until all such 38

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 44 of 71 disputes in connection with such disputed Claim have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim and a disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the disputed Claim have been resolved by settlement or Final Order or the Claims have been Allowed or expunged. Any dividends or other distributions arising from property distributed to holders of Allowed Claims in a Class and paid to such holders under the Plan shall also be paid, in the applicable amounts, to any holder of a disputed Claim in such Class that becomes an Allowed Claim after the date or dates that such dividends or other distributions were earlier paid to holders of Allowed Claims in such Class. D. Delivery of Distributions and Fractional, Undeliverable, or Unclaimed Distributions 1. Record Date for Distribution On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record holders listed on the Claims Register as of the close of business on the Distribution Record Date. Notwithstanding anything to the contrary in the Plan or the Confirmation Order, the Distribution Record Date shall not apply to publicly held securities if distributions to such securities will be effectuated through DTC. 2. Delivery of Distributions Except as otherwise provided herein, the Distribution Agent shall make distributions to holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors. Distributions to be made to holders of Second Lien Claims Unsecured Notes Claims shall be made to, or at the direction of , as applicable, the Second Lien Notes Indenture Trustees or the Unsecured Notes Indenture Trustees, which, subject to their rights to assert their Second Lien Notes Indenture Trustee Charging Lien or Unsecured Notes Indenture Trustee Charging Lien, as applicable, against distributions, shall transmit or direct the transmission of such distributions to holders of Second Lien Claims or Unsecured Notes Claims, as applicable. The Second Lien Notes Indenture Trustees and the Unsecured Notes Indenture Trustees may establish their own record date(s) for distributions to holders of Second Lien Claims and Unsecured Notes Claims, as applicable, and shall transfer or direct the transfer of such distributions through the facilities of DTC. The Second Lien Indenture Trustees and the Unsecured Notes Indenture Trustees shall be entitled to recognize and deal for all purposes under the Plan with holders of the Second Lien Claims or Unsecured Notes Claims, as applicable, to the extent consistent with the customary practices of DTC, and all distributions to be made to holders of Second Lien Claims or Unsecured Notes Claims, as applicable, shall be delivered to the Second Lien Notes Indenture Trustees or the Unsecured Notes Indenture Trustees, as applicable, in a form that is eligible to be distributed through the facilities of DTC. Upon presentation of an invoice in customary form, the Reorganized Debtors shall pay the reasonable, documented expenses of the Second Lien Indenture Trustees and each Unsecured Notes Indenture Trustee in making distributions to holders of Second Lien Claims or Unsecured Notes Claims, as applicable, under the Plan. 3. Minimum Distributions Holders of Allowed Claims entitled to distributions of $50.00 or less shall not receive distributions, and each Claim to which this limitation applies shall be discharged pursuant to Article VIII of this Plan, and its holder shall be forever barred pursuant to Article VIII of this Plan from asserting that Claim against the Reorganized Debtors or their property. 4. No Fractional Distributions No fractional shares or units of Reorganized Windstream Equity Interests shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of shares or units of Reorganized Windstream Equity Interests that is not a whole number, such Reorganized Windstream Equity Interests, shall be rounded as follows: (a) fractions 39

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 45 of 71 of greater than one-half shall be rounded to the next higher whole number and (b) fractions of one-half or less shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares or units of Reorganized Windstream Equity Interests to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in payment of Cash of a fraction of a dollar, the actual payment shall be rounded as follows: (a) fractions of greater than half dollars shall be rounded to the next whole dollar and (b) fractions of less than half dollars shall be rounded to the next lower whole dollar. 5. Undeliverable Distributions and Unclaimed Property In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Reorganized Debtors have determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest. After such date, all unclaimed property or interests in property shall be redistributed Pro Rata as provided under the Plan (it being understood that, for purposes of this Article VI.D.5, “Pro Rata” shall be determined as if the Claim underlying such unclaimed distribution had been disallowed) and all other unclaimed property or interests in property shall revert to the Reorganized Debtors without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any holder to such property or Interest in property shall be discharged and forever barred. A distribution shall be deemed unclaimed if a holder has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution. E. Securities Registration Exemption Except with respect to the Reorganized Windstream Equity Interests underlying the Management Incentive Plan and Reorganized Windstream Equity Interests not subscribed for in the Rights Offering issued to the Backstop Parties pursuant to the Backstop Commitment Agreement, all shares or units of Reorganized Windstream Equity Interests and Special Warrants issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code. Shares or units of Reorganized Windstream Equity Interests and Special Warrants issued under the Plan in reliance upon section 1145 of the Bankruptcy Code are exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of Securities. The Reorganized Windstream Equity Interests and Special Warrants issued pursuant to section 1145 of the Bankruptcy Code: (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) are freely trade and transferable by any holder thereof that (i) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within ninety (90) days of such transfer, (iii) has not acquired the Reorganized Windstream Equity Interests from an “affiliate” within one year of such transfer, and (iv) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code. Reorganized Windstream Equity Interests shall be issued in reliance on section 1145 of the Bankruptcy Code, as applicable hereunder. Reorganized Windstream Equity Interests underlying the Management Incentive Plan will be issued pursuant to an effective registration statement or pursuant to an exemption from registration under the Securities Act and other applicable law. Reorganized Windstream Equity Interests not subscribed for in the Rights Offering issued to the Backstop Parties pursuant to the Backstop Commitment Agreement will be issued pursuant to Section 4(a)(2) of the Securities Act and other applicable law. F. Allocations Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, or required by applicable law, distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest as Allowed herein. 40

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 46 of 71 G. No Postpetition Interest on Claims Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, postpetition interest shall not be paid on any Claims and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any such Claim for purposes of distributions under this Plan. H. Setoffs and Recoupment Except as otherwise expressly provided herein, the Debtors or the Reorganized Debtors, as applicable, may, but shall not be required to, setoff against or recoup from any Claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claim it may have against the holder of such Claim. In no event shall any holder of Claims be entitled to set off or recoup any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless: (a) the Debtors have consented (which consent shall not be unreasonably withheld), or (b) such holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date and that such holder asserts, has, or intends to preserve any right of recoupment or setoff pursuant to section 553 of the Bankruptcy Code or otherwise, or (c) such holder timely Filed a Proof of Claim asserting any right of recoupment or setoff pursuant to section 553 of the Bankruptcy Code or otherwise. I. Claims Paid or Payable by Third Parties 1. Claims Paid by Third Parties A Claim shall be reduced in full, and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall repay, return, or deliver any distribution held by or transferred to the holder to the applicable Reorganized Debtor to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. 2. Claims Payable by Insurance Carriers No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Notice and Claims Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Policies Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. J. Compliance with Tax Requirements In connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors or the Distribution Agent, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any 41

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 47 of 71 Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors, Reorganized Debtors or the Distribution Agent, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Allowance of Claims After the Effective Date, each of the Debtors or the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim immediately before the Effective Date (unless such Claim is deemed Allowed pursuant to the Plan or the Confirmation Order). Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to the Plan or a Final Order, including the Confirmation Order (when it becomes a Final Order), allowing such Claim. For the avoidance of doubt, there is no requirement to file a Proof of Claim (or move the Court for allowance) to be an Allowed Claim under the Plan. B. Claims and Interests Administration Responsibilities Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtor shall have the exclusive authority: (a) to File, withdraw, or litigate to judgment objections to Claims; (b) to settle or compromise any disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (c) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.P. C. Estimation of Claims Before or after the Effective Date, the Debtors or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any disputed Claim or disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during any appeal relating to such objection. In the event that the Bankruptcy Court estimates any disputed, contingent, or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtors or the Reorganized Debtors, as applicable may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such holder 42

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 48 of 71 has Filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. D. Adjustment to Claims Register Without Objection Any duplicate Claim or Interest or any Claim or Interest that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors upon stipulation between the impacted holder of any Claim or Interest and the Debtor or Reorganized Debtor, as applicable without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. E. Time to File Objections to Claims Any objections to Claims shall be Filed by the Reorganized Debtors on or before the Claims Objection Deadline, as such deadline may be extended from time to time. F. Amendments to Claims On or after the Effective Date, except as provided in the Plan or the Confirmation Order, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors. G. Distributions After Allowance To the extent that a disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of a court of competent jurisdiction allowing any disputed Claim becomes a Final Order, the Reorganized Debtors shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date. H. Single Satisfaction of Claims Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100 percent of the underlying Allowed Claim plus applicable interest, if any. I. Tax Treatment of Claim Distribution Amounts Property deposited into the various Claim distribution accounts described elsewhere in the Plan (including the Non-Obligor General Unsecured Claims Reserve and the Obligor Claims Reserve, but for the avoidance of doubt, not including the Professional Fee Escrow) will be subject to “disputed ownership fund” treatment under section 1.468B-9 of the United States Treasury Regulations. All corresponding elections with respect to such accounts shall be made, and such treatment shall be applied to the extent possible for state, local, and non-U.S. tax purposes. Under such treatment, a separate federal income tax return shall be filed with the IRS with respect to such accounts, any taxes (including with respect to interest, if any, or appreciation in property between the Effective Date and date of distribution) imposed on such accounts shall be paid out of the assets of such accounts (and reductions shall be made to amounts disbursed from such accounts to account for the need to pay such taxes). 43

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 49 of 71 SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Compromise and Settlement of Claims, Interests, and Controversies Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the Plan is and shall be deemed a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Interests and is fair, equitable, and reasonable. The compromises, settlements, and releases described herein shall be deemed nonseverable from each other and from all other terms of the Plan. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors, may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities. B. Discharge of Claims and Termination of Interests Pursuant to section 1141(d) of the Bankruptcy Code and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims that the Debtors resolve or compromise after the Effective Date), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services that employees of the Debtors have performed prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (a) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date. C. Debtor Release PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, ON AND AFTER THE EFFECTIVE DATE, EACH RELEASED PARTY IS DEEMED RELEASED AND DISCHARGED BY THE DEBTORS, THE REORGANIZED DEBTORS, AND THEIR ESTATES FROM ANY AND ALL CAUSES OF ACTION, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED BY OR ON BEHALF OF THE DEBTORS, THAT THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR ESTATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST OR INTEREST IN A DEBTOR OR OTHER ENTITY, BASED ON OR RELATING TO OR IN ANY MANNER ARISING FROM IN WHOLE OR IN PART, THE DEBTORS, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, INTERCOMPANY TRANSACTIONS, THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE PLAN SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE DIP FACILITY, THE FINAL DIP ORDER, THE PLAN, THE RIGHTS 44

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 50 of 71 OFFERING, THE NEW EXIT FACILITY, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE PLAN SUPPORT AGREEMENT, THE BACKSTOP COMMITMENT AGREEMENT, THE DISCLOSURE STATEMENT, THE DIP FACILITY, THE FINAL DIP ORDER, THE RIGHTS OFFERING, THE NEW EXIT FACILITY, OR THE PLAN, THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. D. Third Party Release AS OF THE EFFECTIVE DATE, EACH RELEASING PARTY IS DEEMED TO HAVE RELEASED AND DISCHARGED EACH DEBTOR, REORGANIZED DEBTOR, AND RELEASED PARTY FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED ON BEHALF OF THE DEBTORS, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, INTERCOMPANY TRANSACTIONS, THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE PLAN SUPPORT AGREEMENT, THE BACKSTOP COMMITMENT AGREEMENT, THE DISCLOSURE STATEMENT, THE DIP FACILITY, THE FINAL DIP ORDER, THE PLAN, THE RIGHTS OFFERING, THE NEW EXIT FACILITY, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE PLAN SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE DIP FACILITY, THE FINAL DIP ORDER, THE RIGHTS OFFERING, THE NEW EXIT FACILITY, OR THE PLAN, THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE ANY INDIVIDUAL FROM ANY CLAIM OR CAUSES OF ACTION RELATED TO AN ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE. E. Exculpation EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN, NO EXCULPATED PARTY SHALL HAVE OR INCUR, AND EACH EXCULPATED PARTY IS RELEASED AND EXCULPATED FROM ANY CAUSE OF ACTION FOR ANY CLAIM RELATED TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO OR ARISING OUT OF THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE PLAN SUPPORT AGREEMENT AND RELATED PREPETITION TRANSACTIONS, THE DISCLOSURE STATEMENT, THE PLAN, THE DIP FACILITY, THE FINAL DIP ORDER, THE RIGHTS OFFERING, THE NEW EXIT FACILITY, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE DISCLOSURE STATEMENT, THE DIP FACILITY, THE FINAL DIP ORDER, THE RIGHTS OFFERING, THE NEW EXIT FACILITY, OR THE PLAN, THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN 45

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 51 of 71 OR ANY OTHER RELATED AGREEMENT, EXCEPT FOR CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED ACTUAL FRAUD OR GROSS NEGLIGENCE, BUT IN ALL RESPECTS SUCH ENTITIES SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO THE PLAN. THE EXCULPATED PARTIES HAVE, AND UPON COMPLETION OF THE PLAN SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF VOTES AND DISTRIBUTION OF CONSIDERATION PURSUANT TO THE PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN. F. Injunction EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR FOR OBLIGATIONS ISSUED OR REQUIRED TO BE PAID PURSUANT TO THE FINAL DIP ORDER, THE PLAN, OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED, DISCHARGED, OR ARE SUBJECT TO EXCULPATION ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE REORGANIZED DEBTORS, THE EXCULPATED PARTIES, OR THE RELEASED PARTIES: (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (B) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (C) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH HOLDER HAS FILED A MOTION REQUESTING THE RIGHT TO PERFORM SUCH SETOFF ON OR BEFORE THE EFFECTIVE DATE, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH HOLDER ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (E) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED OR SETTLED PURSUANT TO THE PLAN. G. Subordination Rights The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code, any intercreditor agreements or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. Except as provided in the Plan, all subordination rights that a holder of a Claim may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the 46

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 52 of 71 Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors, their respective property, and Claim and Interest holders and is fair, equitable, and reasonable. H. Release of Liens Except (a) with respect to the Liens securing (1) the New Exit Facility and (2) to the extent elected by the Debtors, with respect to an Allowed Other Secured Claim in accordance with Article III.B.2, or (b) as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates, shall be fully released and discharged, and the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns. I. SEC Notwithstanding any language to the contrary herein, no provision shall (i) preclude the SEC from enforcing its police and regulatory powers; or, (ii) enjoin, limit, impair, or delay the SEC from commencing or continuing any claims, causes of action, proceeding, or investigating against any non-Debtor person or non-Debtor entity in any forum. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN A. Conditions Precedent to the Effective Date It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or occur in conjunction with the occurrence of the Effective Date (or shall be waived pursuant to Article IX.B): 1. The Bankruptcy Court shall have entered the Confirmation Order, which shall: a. be in form and substance consistent with the Plan Support Agreement; b. authorize the Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan; c. decree that the provisions in the Confirmation Order and the Plan are nonseverable and mutually dependent; d. authorize the Debtors, as applicable/necessary, to: (a) implement the Restructuring Transactions, including the Rights Offering; (b) issue the Reorganized Windstream Equity Interests pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (c) make all distributions and issuances as required under the Plan, including cash and the Reorganized Windstream Equity Interests; and (d) enter into any agreements, transactions, and sales of property as set forth in the Plan Supplement, including the New Exit Facility and the Management Incentive Plan; e. authorize the implementation of the Plan in accordance with its terms; and 47

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 53 of 71 f. provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax; 2. the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the Plan Support Agreement, the Restructuring Term Sheet, and the Plan; 3. the Plan Support Agreement shall remain in full force and effect and shall not be terminated; 4. the Final Order approving the DIP Facility shall remain in full force and effect; 5. the Bankruptcy Court shall have entered the Backstop Commitment Agreement Approval Order; 6. the Backstop Commitment Agreement shall remain in full force and effect and shall not have been terminated; 7. the Rights Offering shall have been consummated and shall have been conducted in accordance with the procedures set forth in the Plan; 8. the Uniti Transactions shall have been consummated; 9. to the extent the Debtors pursue a two-step FCC regulatory approval process as described in the Disclosure Statement, the Special Warrant Agreement shall have been executed and delivered, and any conditions precedent to effectiveness contained therein have been satisfied or waived in accordance therewith; 10. the documentation related to the New Exit Facility shall have been duly executed and delivered by all of the Entities that are parties thereto and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the New Exit Facility shall have been satisfied or duly waived in writing in accordance with the terms of each of the New Exit Facility and the closing of the New Exit Facility shall have occurred; 11. the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents, including all applicable governmental, material regulatory, and/or third-party approvals and consents, that are necessary to implement and effectuate the Plan, including but not limited to: FCC Approval, State PUC Approvals, and Bankruptcy Court approval, and shall not be subject to unfulfilled conditions (excluding any ongoing State PUC requirements and obligations which may continue beyond the Effective Date), shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on the Restructuring Transactions; 12. all actions, documents, certificates, and agreements necessary to implement the Plan (including any documents contained in the Plan Supplement) shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units, in accordance with applicable laws and shall comply with the consent rights set forth in the Plan Support Agreement; 13. all professional fees and expenses of retained professionals that require the Bankruptcy Court’s approval shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in a professional fee escrow account pending the Bankruptcy Court’s approval of such fees and expenses; 14. all professional fees and expenses and of the advisors to the Consenting Creditors and the Backstop Parties shall have been paid in full in accordance with the Plan Support Agreement; and 48

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 54 of 71 15. the Debtors shall have implemented the Restructuring Transactions and all transactions contemplated in the Restructuring Term Sheet in a manner consistent with the Plan Support Agreement, the Restructuring Term Sheet, and this Plan. B. Waiver of Conditions Precedent to the Effective Date The conditions to the Effective Date of the Plan set forth in this Article IX may be waived only by consent of the Debtors or Reorganized Debtors, as applicable, with the prior consent of the Required Consenting Creditors and the Requisite Backstop Parties without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan, subject to the terms of the Bankruptcy Code and the Bankruptcy Rules, provided that no condition that has a material adverse effect on the treatment of the Midwest Notes Claims may be waived without the consent of the Required Consenting Midwest Noteholders, as defined in the Plan Support Agreement; provided further that any waiver of Article IX.A.8 above shall also require the prior consent of the Uniti Parties. C. Substantial Consummation “Substantial consummation” of the Plan, as defined by section 1102(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date. D. Effect of Non-Occurrence of Conditions to the Effective Date If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims by or Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, any holders of a Claim or Interest, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any holders, or any other Entity in any respect. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendments The Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and the Bankruptcy Rules and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan with respect to the Debtors, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Plan Supplement, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan; provided that any alterations, amendments, or modifications that affect the rights, obligations, liabilities and duties of the Consenting Creditors or the Backstop Parties shall require the consent of the Required Consenting Creditors or the Requisite Backstop Parties, as applicable, and, to the extent required under section 3.02 of the Plan Support Agreement, the Required Consenting Midwest Noteholders. B. Effect of Confirmation on Modifications Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. 49

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 55 of 71 C. Revocation or Withdrawal of the Plan The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation and Consummation does not occur, then: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors or any other Entity, including the holders of Claims or the non-Debtor subsidiaries; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity, including the non-Debtor subsidiaries. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases and the Plan, including jurisdiction to: 1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests; provided that, for the avoidance of doubt, the Bankruptcy Court’s retention of jurisdiction with respect to such matters shall not preclude the Debtors or the Reorganized Debtors as applicable, from seeking relief from any other court, tribunal, or other legal forum of competent jurisdiction with respect to such matters; 2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan; 3. resolve any matters related to: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, cure costs pursuant to section 365 of the Bankruptcy Code, or any other matter related to such Executory Contract or Unexpired Lease; (b) the Reorganized Debtors amending, modifying, or supplementing, after the Confirmation Date, pursuant to Article V, any Executory Contracts or Unexpired Leases to the schedule of Executory Contracts and Unexpired Leases to be assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired; 4. adjudicate controversies, if any, with respect to distributions to holders of Allowed Claims; 5. adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; 6. adjudicate, decide, or resolve any and all matters related to Causes of Action; 7. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code; 8. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement; 50

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 56 of 71 9. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; 10. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan; 11. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan; 12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII and enter such orders as may be necessary or appropriate to implement and/or enforce such releases, injunctions, and other provisions; 13. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.I.1; 14. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; 15. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement; 16. adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein; 17. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 18. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; 19. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; 20. hear and determine matters concerning exemptions from state and federal registration requirements in accordance with section 1145 of the Bankruptcy Code; 21. hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date; 22. enforce all orders previously entered by the Bankruptcy Court; 23. hear any other matter not inconsistent with the Bankruptcy Code; and 24. enter an order concluding or closing the Chapter 11 Cases. provided, however, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court and any disputes concerning documents contained in the Plan Supplement that contain such clauses shall be governed in accordance with the provisions of such documents. 51

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 57 of 71 MISCELLANEOUS PROVISIONS A. Immediate Binding Effect Subject to Article IX.A and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, and any and all holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have acceptable or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any holder of a Claim or debt has voted on the Plan. B. Additional Documents On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors and all holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. C. Reservation of Rights Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order in accordance with Article IX.A hereof. Neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date. D. Successors and Assigns The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. E. Service of Documents Any pleading, notice, or other document required by the Plan to be served on or delivered to the Debtors or Reorganized Debtors, counsel to the Consenting Creditors, and the Committee shall be served on: Debtors: Windstream Holdings, Inc. 4001 North Rodney Parham Road Little Rock, Arkansas 72212 Attn.: Kristi Moody with copies to: Counsel to Debtors: Kirkland & Ellis LLP Kirkland & Ellis International LLP 601 Lexington Avenue New York, New York 10022 Attn.: Stephen E. Hessler, P.C. and Marc Kieselstein, P.C. 52

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 58 of 71 and Kirkland & Ellis LLP Kirkland & Ellis International LLP 300 North LaSalle Street Chicago, Illinois 60654 Attn.: Ross M. Kwasteniet, P.C., Brad Weiland, and John R. Luze Counsel to the Committee Morrison & Foerster LLP 250 West 55th Street New York, NY 10019 Attn: Lorenzo Marinuzzi and Todd M. Goren Counsel to the Consenting Creditors Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 Attn: Brian S. Hermann and Samuel E. Lovett and Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Attn: Keith H. Wofford and Stephen Moeller-Sally and Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Attn: Joel Moss and Jordan A. Wishnew F. Term of Injunctions or Stays Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. G. Entire Agreement Except as otherwise indicated, the Plan and Confirmation Order supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan and Confirmation Order. H. Nonseverability of Plan Provisions If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall be prohibited from altering or interpreting such term or provision to make it valid or enforceable, provided that at the request of the Debtors the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such terms 53

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 59 of 71 or provision shall then be applicable as altered or interpreted provided that any such alteration or interpretation shall be acceptable to the Debtors, the Required Consenting Creditors, and the Requisite Backstop Parties, and, to the extent required under section 3.02 of the Plan Support Agreement, the Required Consenting Midwest Noteholders. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without consent from the Debtors, the Required Consenting Creditors, and the Requisite Backstop Parties, and, to the extent required under section 3.02 of the Plan Support Agreement, the Required Consenting Midwest Noteholders; and (c) nonseverable and mutually dependent. I. FCC Rights and Powers No provision in the Plan or the Confirmation Order relieves the Debtors or the Reorganized Debtors from their obligations to comply with the Communications Act of 1934, as amended, and the rules, regulations and orders promulgated thereunder by the FCC. No transfer of control any FCC license or authorization held by Debtors or transfer of control of any Debtor, or transfer of control of an FCC licensee controlled by Debtors (each such transfer, a “Transfer of Control”) shall take place prior to the issuance of FCC regulatory approval for such transfer pursuant to applicable FCC regulations. The FCC’s rights and powers to take any action pursuant to its regulatory authority including, but not limited to, imposing any regulatory conditions on any of the above described transfers, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority J. Dissolution of Committee On the Effective Date, the Committee will dissolve; provided that following the Effective Date, the Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (a) applications, and any relief related thereto, for compensation by Professionals and requests for allowance of Administrative Expense Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; and (b) any appeals of the Confirmation Order or other appeal to which the Committee is a party. Upon the dissolution of the Committee, the Committee Members and their respective Professionals will cease to have any duty, obligation or role arising from or related to the Chapter 11 Cases and shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the Committee Members or advisors to the Committee after the Effective Date, except for the limited purposes identified above. [Remainder of page intentionally left blank.] 54

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 60 of 71 Respectfully submitted, as of June 22, 2020 Windstream Holdings, Inc., (for itself and all Debtors) By: /s/ Tony Thomas Name: Tony Thomas Title: President and Chief Executive Officer

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 61 of 71 Exhibit 1 Obligor Debtors

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits
Pg 62 of 71

Obligor Debtors

Windstream Services, LLC
Allworx Corp.
ARC Networks, Inc.
ATX Communications, Inc.
ATX Telecommunications Services of Virginia, LLC
BOB, LLC
Boston Retail Partners LLC
BridgeCom Holdings, Inc.
BridgeCom Solutions Group, Inc.
Broadview Networks of Massachusetts, Inc.
Broadview Networks of Virginia, Inc.
Buffalo Valley Management Services, Inc.
Business Telecom of Virginia, Inc.
BV-BC Acquisition Corporation
Cavalier IP TV, LLC
Cavalier Services, LLC
Cavalier Telephone, L.L.C.
CCL Historical, Inc.
Choice One Communications of Connecticut Inc.
Choice One Communications of Maine Inc.
Choice One Communications of Massachusetts Inc.
Choice One Communications of Ohio Inc.
Choice One Communications of Rhode Island Inc.
Choice One Communications of Vermont Inc.
Choice One of New Hampshire, Inc.
Cinergy Communications Company of Virginia, LLC
Conestoga Enterprises, Inc.
Conestoga Management Services, Inc.
Connecticut Broadband, LLC
Connecticut Telephone & Communication Systems, Inc.
Conversent Communications Long Distance, LLC
Conversent Communications of Connecticut, LLC
Conversent Communications of Maine, LLC
Conversent Communications of Massachusetts, Inc.
Conversent Communications of New Hampshire, LLC
Conversent Communications of Rhode Island, LLC
Conversent Communications of Vermont, LLC
CoreComm-ATX, Inc.
CoreComm Communications, LLC
CTC Communications of Virginia, Inc.
D&E Communications, LLC
D&E Management Services, Inc.
D&E Networks, Inc.
Equity Leasing, Inc.
Eureka Broadband Corporation
Eureka Holdings, LLC
Eureka Networks, LLC
Eureka Telecom of VA, Inc.
Heart of the Lakes Cable Systems, Inc.
Info-Highway International, Inc.
InfoHighway Communications Corporation
InfoHighway of Virginia, Inc.
Iowa Telecom Data Services, L.C.
Iowa Telecom Technologies, LLC
IWA Services, LLC
KDL Holdings, LLC
McLeodUSA Information Services LLC
McLeodUSA Purchasing, LLC
MPX, Inc.
Norlight Telecommunications of Virginia, LLC
Oklahoma Windstream, LLC
Open Support Systems, LLC
PaeTec Communications of Virginia, LLC
PAETEC Holding, LLC
PAETEC iTEL, L.L.C.
PAETEC Realty LLC
PAETEC, LLC
PCS Licenses, Inc.
Progress Place Realty Holding Company, LLC
RevChain Solutions, LLC
SM Holdings, LLC
Southwest Enhanced Network Services, LLC

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 63 of 71 Talk America of Virginia, LLC Windstream Lexcom Wireless, LLC Teleview, LLC Windstream Montezuma, LLC Texas Windstream, LLC Windstream Network Services of the Midwest, Inc. US LEC of Alabama LLC Windstream NorthStar, LLC US LEC of Florida LLC Windstream NuVox Arkansas, LLC US LEC of South Carolina LLC Windstream NuVox Illinois, LLC US LEC of Tennessee LLC Windstream NuVox Indiana, LLC US LEC of Virginia LLC Windstream NuVox Kansas, LLC US Xchange Inc. Windstream NuVox Oklahoma, LLC US Xchange of Illinois, L.L.C. Windstream Oklahoma, LLC US Xchange of Michigan, L.L.C. Windstream SHAL Networks, Inc. US Xchange of Wisconsin, L.L.C. Windstream SHAL, LLC Valor Telecommunications of Texas, LLC Windstream Shared Services, LLC WIN Sales & Leasing, Inc. Windstream South Carolina, LLC Windstream Alabama, LLC Windstream Southwest Long Distance, LLC Windstream Arkansas, LLC Windstream Sugar Land, LLC Windstream Business Holdings, LLC Windstream Supply, LLC Windstream BV Holdings, LLC Xeta Technologies, Inc. Windstream Cavalier, LLC Windstream Communications Kerrville, LLC Windstream Communications Telecom, LLC Windstream CTC Internet Services, Inc. Windstream Direct, LLC Windstream Eagle Holdings LLC Windstream Eagle Services, LLC Windstream EN-TEL, LLC Windstream Finance Corp Windstream Holding of the Midwest, Inc. Windstream Iowa Communications, LLC Windstream Iowa-Comm, LLC Windstream KDL-VA, LLC Windstream Kerrville Long Distance, LLC Windstream Lakedale Link, Inc. Windstream Lakedale, Inc. Windstream Leasing, LLC Windstream Lexcom Entertainment, LLC Windstream Lexcom Long Distance, LLC

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 64 of 71 Exhibit 2 Non-Obligor Debtors

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits
Pg 65 of 71

Non-Obligor Debtors

Windstream Holdings, Inc.
American Telephone Company, LLC
A.R.C. Networks, Inc.
ATX Licensing, Inc.
Birmingham Data Link, LLC
BridgeCom International, Inc.
Broadview Networks, Inc.
Broadview NP Acquisition Corp.
Business Telecom, LLC
Cavalier Telephone Mid-Atlantic, L.L.C.
Choice One Communications of New York Inc.
Choice One Communications of Pennsylvania Inc.
Choice One Communications Resale L.L.C.
Conestoga Wireless Company
Conversent Communications of New Jersey, LLC
Conversent Communications of New York, LLC
Conversent Communications of Pennsylvania, LLC
Conversent Communications Resale L.L.C.
CTC Communications Corporation
D&E Wireless, Inc.
Deltacom, LLC
Eureka Telecom, Inc.
Georgia Windstream, LLC
Infocore, Inc.
Intellifiber Networks, LLC
LDMI Telecommunications, LLC
Lightship Telecom, LLC
MASSCOMM, LLC
McLeodUSA Telecommunications Services, L.L.C.
Nashville Data Link, LLC
Network Telephone, LLC
PaeTec Communications, LLC
Talk America, LLC
The Other Phone Company, LLC
TriNet, LLC
TruCom Corporation
US LEC Communications LLC
US LEC of Georgia LLC
US LEC of Maryland LLC
US LEC of North Carolina LLC
US LEC of Pennsylvania LLC
US Xchange of Indiana, L.L.C.
WaveTel NC License Corporation
Windstream Accucomm Networks, LLC
Windstream Accucomm Telecommunications, LLC
Windstream Buffalo Valley, Inc.
Windstream Communications, LLC
Windstream Concord Telephone, LLC
Windstream Conestoga, Inc.
Windstream D&E Systems, LLC
Windstream D&E, Inc.
Windstream FiberNet, LLC (f/k/a Earthlink Carrier, LLC)
Windstream Florida, LLC
Windstream Georgia Communications, LLC
Windstream Georgia Telephone, LLC
Windstream Georgia, LLC
Windstream IT-Comm, LLC
Windstream KDL, LLC
Windstream Kentucky East, LLC
Windstream Kentucky West, LLC
Windstream Lexcom Communications, LLC
Windstream Mississippi, LLC
Windstream Missouri, LLC
Windstream Nebraska, Inc.
Windstream New Edge, LLC (f/k/a Earthlink Business, LLC)
Windstream New York, Inc.
Windstream Norlight, LLC
Windstream North Carolina, LLC
Windstream NTI, LLC
Windstream NuVox Missouri, LLC
Windstream NuVox Ohio, LLC

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 66 of 71 Windstream NuVox, LLC Windstream of the Midwest, Inc. Windstream Ohio, LLC Windstream Pennsylvania, LLC Windstream Standard, LLC Windstream Systems of the Midwest, Inc. Windstream Western Reserve, LLC

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 67 of 71 Exhibit 2 Notice of Confirmation and Effective Date

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits
Pg 68 of 71

Stephen E. Hessler, P.C.
Marc Kieselstein, P.C.
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

James H.M. Sprayregen, P.C.
Ross M. Kwasteniet, P.C. (admitted *pro hac vice*)
Brad Weiland (admitted *pro hac vice*)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

Counsel to the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:	)	Chapter 11
WINDSTREAM HOLDINGS, INC., *et al.*,[6]	)	Case No. 19-22312 (RDD)
Debtors.	)	(Jointly Administered)

NOTICE OF (I) ENTRY OF CONFIRMATION ORDER, (II) OCCURRENCE OF EFFECTIVE DATE, AND (III) RELATED BAR DATES

PLEASE TAKE NOTICE that on June [•], 2020, the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), entered an order [Docket No. [•]] confirming the *First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc. et al., Pursuant to Chapter 11 of the Bankruptcy Code (Technical Modifications)* [Docket No. 2201] (as amended, supplemented, or otherwise modified from time to time, the "Plan") (attached as Exhibit A to the Confirmation Order).[7]

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on **[•], 2020**.

PLEASE TAKE FURTHER NOTICE that pursuant to the Confirmation Order, the settlement, release, injunction, and exculpation provisions in Article VIII of the Plan are now in full force and effect.

---

6 The last four digits of Debtor Windstream Holdings, Inc.'s tax identification number are 7717. Due to the large number of Debtors in these chapter 11 cases, for which joint administration has been granted, a complete list of the debtor entities and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors' claims and noticing agent at http://www.kccllc.net/windstream. The location of the Debtors' service address for purposes of these chapter 11 cases is: 4001 North Rodney Parham Road, Little Rock, Arkansas 72212.

7 Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Plan.

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 69 of 71 PLEASE TAKE FURTHER NOTICE that pursuant to Article V.E of the Plan, unless otherwise provided by a Final Order of the Court, Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of service of the order approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be disallowed upon an order of the Bankruptcy Court, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured accordance with Article III.B.6 or Article III.B.7 of the Plan, as applicable. PLEASE TAKE FURTHER NOTICE that except as otherwise provided by the Confirmation Order, the Plan, or a Final Order of the Court, the deadline for filing requests for payment of unpaid Administrative Claims is [Ɣ], 2020 (i.e., 30 days after the Effective Date). HOLDERS OF ADMINISTRATIVE CLAIMS THAT ARE REQUIRED TO, BUT DO NOT, FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH ADMINISTRATIVE CLAIMS BY THE ADMINISTRATIVE CLAIMS BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE CLAIMS AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR THEIR RESPECTIVE PROPERTY AND ASSETS AND SUCH ADMINISTRATIVE CLAIMS SHALL BE DEEMED DISCHARGED AS OF THE EFFECTIVE DATE. PLEASE TAKE FURTHER NOTICE that pursuant to the Plan, the deadline to file final requests for payment of Professional Fee Claims is [Ɣ], 2020 (i.e., 45 days after the Effective Date). All Professionals must file final requests for payment of Professional Fee Claims by no later than this date to receive final approval of the fees and expenses occurred in the Chapter 11 Cases. PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan, and all other documents filed in these chapter 11 cases are available free of charge by visiting http://www.kccllc.net/windstream or by calling the Debtors’ restructuring hotline at (877) 759- 8815 (toll free) or (424) 236-7262 (international). You may also obtain copies of any pleadings filed in these chapter 11 cases for a fee via PACER at: http://www.nysb.uscourts.gov. PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any and all Holders of Claims or Interests (irrespective of whether such Holders of Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. 3

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 70 of 71 PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety. [Remainder of page intentionally left blank] 4

19-22312-rdd Doc 2243-1 Filed 06/26/20 Entered 06/26/20 17:09:06 Exhibits Pg 71 of 71 Dated: ______________, 2020 /s/ Draft New York, New York Stephen E. Hessler, P.C. Marc Kieselstein, P.C. KIRKLAND & ELLIS LLP KIRKLAND & ELLIS INTERNATIONAL LLP 601 Lexington Avenue New York, New York 10022 Telephone: (212) 446-4800 Facsimile: (212) 446-4900 - and - James H.M. Sprayregen, P.C. Ross M. Kwasteniet, P.C. (admitted pro hac vice) Brad Weiland (admitted pro hac vice) KIRKLAND & ELLIS LLP KIRKLAND & ELLIS INTERNATIONAL LLP 300 North LaSalle Street Chicago, Illinois 60654 Telephone: (312) 862-2000 Facsimile: (312) 862-2200 Counsel to the Debtors and Debtors in Possession IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTICE, PLEASE CONTACT KCC BY CALLING (855) 202-8711 (TOLL-FREE) OR (949) 346-3310 (INTERNATIONAL)